Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-257570

Prospectus Supplement No. 2

(To Prospectus dated July 13, 2021)

This prospectus supplement updates, amends and supplements the prospectus dated July 13, 2021 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-257570). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 16, 2021, which is set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Endeavor Group Holdings, Inc.’s Class A common stock is quoted on the New York Stock Exchange under the symbol “EDR.” On August 13, 2021, the closing price of our Class A common stock was $23.50.

INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 9 OF THE PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 16, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2021

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission File Number: 001-40373

ENDEAVOR GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-3340169
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 Wilshire Boulevard, 3rd Floor

Beverly Hills, CA 90210

(Address of principal executive offices) (Zip Code)

(310) 285-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	EDR	The New York Stock Exchange

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of July 31, 2021, there were 261,483,029 shares of the registrant’s Class A common stock outstanding, 188,001,676 shares of the registrant’s Class X common stock outstanding and 238,154,296 shares of the registrant’s Class Y common stock outstanding.

Part I – FINANCIAL INFORMATION

FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q (the “Quarterly Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of present and historical facts contained in this Quarterly Report, including without limitation, statements regarding our expectations, beliefs, plans, strategies, objectives, prospects, assumptions, future events or expected performance, are forward-looking statements.

Without limiting the foregoing, you can generally identify forward-looking statements by the use of forward-looking terminology, including the terms “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “target,” “predict,” “potential,” “contemplate,” or, in each case, their negative, or other variations or comparable terminology and expressions. The forward-looking statements in this Quarterly Report are only predictions and are based on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this Quarterly Report and are subject to a number of known and unknown risks, uncertainties and assumptions, including, but not limited to:

•	the impact of the global pandemic related to COVID-19 and its variants on our business, financial condition, liquidity and results of operations;

•	changes in public and consumer tastes and preferences and industry trends;

•	the effect of factors beyond our control, such as adverse economic conditions, on our operations;

•	our ability to adapt to or manage new content distribution platforms or changes in consumer behavior resulting from new technologies;

•	our reliance on our professional reputation and brand name;

•	our dependence on the relationships of our management, agents, and other key personnel with clients across many content categories;

•	our ability to identify, sign, and retain clients;

•	our ability to identify, recruit, and retain qualified and experienced agents and managers;

•	our ability to avoid or manage conflicts of interest arising from our client and business relationships;

•	the loss or diminished performance of members of our executive management and other key employees;

•	our dependence on key relationships with television and cable networks, satellite providers, digital streaming partners, corporate sponsors, and other distribution partners;

•	our ability to effectively manage the integration of and recognize economic benefits from businesses acquired, our operations at our current size, and any future growth;

•	the conduct of our operations through joint ventures and other investments with third parties;

•	immigration restrictions and related factors;

•	failure in technology, including at live events, or security breaches of our information systems;

•	the unauthorized disclosure of sensitive or confidential client or customer information;

•	our substantial indebtedness;

•

our ability to protect our trademarks and other intellectual property rights, including our brand image and reputation, and the possibility that others may allege that we infringe upon their intellectual property rights;

•	the risks associated with the legislative, judicial, accounting, regulatory, political and economic risks and conditions specific to both domestic and international markets;

•	fluctuations in foreign currency exchange rates;

•	litigation and other proceedings to the extent uninsured or underinsured;

•	our ability to comply with the U.S. and foreign governmental regulations to which we are subject;

•	our compliance with certain franchise and licensing requirements of unions and guilds and dependence on unionized labor;

•	our control by Messrs. Emanuel and Whitesell, the Executive Holdcos, and the Silver Lake Equityholders;

1

•	risk related to our organization and structure;

•	risks related to tax matters;

•	risks related to our Class A common stock;

•

other important factors that could cause actual results, performance or achievements to differ materially from those contemplated that are found in Part I, Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in Part II, Item 1A., “Risk Factors” of this Quarterly Report and in Part II, Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021.

These risks could cause actual results to differ materially from those implied by forward-looking statements in this Quarterly Report. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward-looking statements contained in this Quarterly Report, those results or developments may not be indicative of results or developments in subsequent periods.

You should read this Quarterly Report and the documents that we reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

DEFINITIONS

As used in this Quarterly Report, unless we state otherwise or the context otherwise requires:

•

“we,” “us,” “our,” “Endeavor,” the “Company,” and similar references refer (a) after giving effect to the reorganization transactions, to Endeavor Group Holdings and its consolidated subsidiaries, and (b) prior to giving effect to the reorganization transactions, to Endeavor Operating Company and its consolidated subsidiaries.

•	“Endeavor Catch-Up Profits Units” refer to the Endeavor Full Catch-Up Profits Units and the Endeavor Partial Catch-Up Profits Units.

•

“Endeavor Full Catch-Up Profits Units” refer to the Endeavor Profits Units that are designated as “catchup” units. Endeavor Full Catch-Up Profits Units have a per unit hurdle price and are entitled to receive a preference on distributions once the hurdle price applicable to such unit has been met. Upon our achievement of a price per share that would have fully satisfied such preference on distributions, the Endeavor Full Catch-Up Profits Units were converted into Endeavor Operating Company Units.

•	“Endeavor Group Holdings” refers to Endeavor Group Holdings, Inc. (“EGH”).

•	“Endeavor Manager” refers to Endeavor Manager, LLC, a Delaware limited liability company and a direct subsidiary of Endeavor Group Holdings following the reorganization transactions.

•	“Endeavor Manager Units” refers to the common interest units in Endeavor Manager.

•

“Endeavor Operating Company” refers to Endeavor Operating Company, LLC, a Delaware limited liability company and a direct subsidiary of Endeavor Manager’s and indirect subsidiary of ours following the reorganization transactions (“EOC”).

•

“Endeavor Operating Company Units” refers to all of the existing equity interests in Endeavor Operating Company (other than the Endeavor Profits Units) that were reclassified into Endeavor Operating Company’s non-voting common interest units upon the consummation of the reorganization transactions.

•

“Endeavor Partial Catch-Up Profits Units” refer to the Endeavor Profits Units that are designated as “catchup” units. Endeavor Partial Catch-Up Profits Units have a per unit hurdle price and are entitled to receive a preference on distributions once the hurdle price applicable to such unit has been met. Upon our achievement of a price per share that would have fully satisfied such preference on distributions, the Endeavor Partial Catch-Up Profits Units were converted into Endeavor Profits Units (without any such preference) with a reduced per unit hurdle price to take into account such prior preference.

•

“Endeavor Phantom Units” refers to the phantom units outstanding, which, subject to certain conditions and limitations, entitle the holder to cash equal to the value of a number of Endeavor Manager Units, Endeavor Operating Company Units, or Endeavor Profits Units, or of equity settled to the equivalent number of Endeavor Manager Units, Endeavor Operating Company Units, or Endeavor Profits Units.

2

•

“Endeavor Profits Units” refers to the profits units of Endeavor Operating Company and that are economically similar to stock options (other than with respect to Endeavor Full Catch-up Profits Units which, upon our achievement of a price per share that would have fully satisfied their preference on distributions, were converted into Endeavor Operating Company Units). Each Endeavor Profits Unit (other than Endeavor Full Catch-Up Profits Units) has a per unit hurdle price, which is economically similar to the exercise price of a stock option.

•

“Endeavor Full Catch-Up Profits Units” refer to the Endeavor Profits Units that are designated as “catchup” units. Endeavor Full Catch-Up Profits Units have a per unit hurdle price and are entitled to receive a preference on distributions once the hurdle price applicable to such unit has been met. Upon our achievement of a price per share that would have fully satisfied such preference on distributions, the Endeavor Full Catch-Up Profits Units were converted into Endeavor Operating Company Units.

•

“Executive Holdcos” refers to Endeavor Executive Holdco, LLC, Endeavor Executive PIU Holdco, LLC, and Endeavor Executive II Holdco, LLC, each a management holding company, the equity owners of which include current and former senior officers, employees, or other service providers of Endeavor Operating Company, and which are controlled by Messrs. Emanuel and Whitesell.

•

“reorganization transactions” refers to the internal reorganization completed in connection with our May 2021 initial public offering, following which Endeavor Group Holdings manages and operates the business and control the strategic decisions and day-to-day operations of Endeavor Operating Company through Endeavor Manager and includes the operations of Endeavor Operating Company in its consolidated financial statements.

3

PART I – FINANCIAL INFORMATION

Item 1.	Financial Statements (Unaudited)

ENDEAVOR GROUP HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$869,775	$1,008,485
Restricted cash	224,347	181,848
Accounts receivable (net of allowance for doubtful accounts of $64,059 and $67,975, respectively)	597,581	445,778
Deferred costs	154,678	234,634
Other current assets	240,315	194,463

Total current assets	2,086,696	2,065,208

Property and equipment, net	603,012	613,139
Operating lease right-of-use assets	360,462	386,911
Intangible assets, net	1,592,439	1,595,468
Goodwill	4,399,594	4,181,179
Investments	295,038	251,078
Other assets	966,876	540,651

Total assets	$10,304,117	$9,633,634

LIABILITIES, REDEEMABLE INTERESTS AND SHAREHOLDERS’/MEMBERS’ EQUITY
Current Liabilities:
Accounts payable	$522,100	$554,260
Accrued liabilities	430,993	322,749
Current portion of long-term debt	94,845	212,971
Current portion of operating lease liabilities	59,249	58,971
Deferred revenue	774,213	606,530
Deposits received on behalf of clients	193,083	176,572
Other current liabilities	91,006	65,025

Total current liabilities	2,165,489	1,997,078

Long-term debt	5,255,743	5,712,834
Long-term operating lease liabilities	365,901	395,331
Other long-term liabilities	387,607	373,642

Total liabilities	8,174,740	8,478,885

Commitments and contingencies (Note 19)

Redeemable non-controlling interests	179,140	168,254
Redeemable equity	—	22,519

Shareholders’/Members’ Equity:
Class A common stock, $0.00001 par value; 5,000,000,000 shares authorized; 261,371,683 shares issued and outstanding as of June 30, 2021	2	—
Class B common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of June 30, 2021	—	—
Class C common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of June 30, 2021	—	—
Class X common stock, $0.00001 par value; 5,000,000,000 shares authorized; 188,080,383 shares issued and outstanding as of June 30, 2021	1	—
Class Y common stock, $0.00001 par value; 1,000,000,000 shares authorized; 238,154,296 shares issued and outstanding as of June 30, 2021	2	—
Additional paid-in capital	1,556,791	—
Accumulated deficit	(319,597)	—
Members’ capital	—	468,633
Accumulated other comprehensive loss	(98,530)	(190,786)

Total Endeavor Group Holdings, Inc./Endeavor Operating Company, LLC shareholders’/members’ equity	1,138,669	277,847

Nonredeemable non-controlling interests	811,568	686,129

Total shareholders’/members’ equity	1,950,237	963,976

Total liabilities, redeemable interests and shareholders’/members’ equity	$10,304,117	$9,633,634

See accompanying notes to consolidated financial statements

4

ENDEAVOR GROUP HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$1,111,272	$462,914	$2,180,854	$1,653,311
Operating expenses:
Direct operating costs	570,955	172,643	1,117,347	853,927
Selling, general and administrative expenses	785,101	302,047	1,166,214	691,018
Insurance recoveries	(10,210)	(16,841)	(29,867)	(33,960)
Depreciation and amortization	69,161	84,751	136,397	165,198
Impairment charges	3,770	172,232	3,770	175,282

Total operating expenses	1,418,777	714,832	2,393,861	1,851,465

Operating loss	(307,505)	(251,918)	(213,007)	(198,154)
Other (expense) income:
Interest expense, net	(83,836)	(71,693)	(152,187)	(141,677)
Loss on extinguishment of debt	(28,628)	—	(28,628)	—
Other income, net	7,933	21,810	4,718	47,167

Loss before income taxes and equity losses of affiliates	(412,036)	(301,801)	(389,104)	(292,664)
Provision for (benefit from) income taxes	60,918	(4,049)	66,003	44,555

Loss before equity losses of affiliates	(472,954)	(297,752)	(455,107)	(337,219)
Equity losses of affiliates, net of tax	(43,813)	(198,013)	(59,284)	(209,807)

Net loss	(516,767)	(495,765)	(514,391)	(547,026)
Less: Net loss attributable to non-controlling interests	(190,354)	(29,211)	(163,108)	(25,516)
Less: Net loss attributable to Endeavor Operating Company, LLC prior to the reorganization transactions	(6,816)	(466,554)	(31,686)	(521,510)

Net loss attributable to Endeavor Group Holdings, Inc.	$(319,597)	$—	$(319,597)	$—

Basic and diluted loss per share of Class A common stock(1)	$(1.24)	N/A	$(1.24)	N/A

Weighted average number of shares used in computing basic and diluted loss per share	258,266,323	N/A	258,266,323	N/A

(1)

Basic and diluted loss per share of Class A common stock is applicable only for the period from May 1, 2021 through June 30, 2021, which is the period following the initial public offering (“IPO”) and the related Reorganization Transactions (as defined in Note 1 to the unaudited consolidated financial statements). See Note 14 for the calculation of the numbers of shares used in computation of net loss per share of Class A common stock and the basis for computation of net loss per share.

See accompanying notes to consolidated financial statements

5

ENDEAVOR GROUP HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net loss	$(516,767)	$(495,765)	$(514,391)	$(547,026)

Other comprehensive income (loss), net of tax:
Change in unrealized gains/losses on cash flow hedges:
Unrealized gains (losses) on forward foreign exchange contracts	1,570	988	212	(2,124)
Reclassification of losses to net loss for forward foreign exchange contracts	7	—	7	—
Unrealized (losses) gains on interest rate swaps	(1,802)	(12,465)	13,274	(92,464)
Reclassification of losses to net income (loss) for interest rate swaps	7,552	5,483	14,936	6,912
Foreign currency translation adjustments	2,170	3,022	(2,380)	(11,460)
Reclassification of loss to net income (loss) for business divestiture	—	—	—	4,231

Total comprehensive loss, net of tax	(507,270)	(498,737)	(488,342)	(641,931)
Less: Comprehensive loss attributable to non-controlling interests	(187,871)	(29,211)	(160,625)	(25,516)
Less: Comprehensive loss attributable to Endeavor Operating Company, LLC prior to the reorganization transactions	(3,703)	(469,526)	(12,021)	(616,415)

Comprehensive loss attributable to Endeavor Group Holdings, Inc.	$(315,696)	$—	$(315,696)	$—

See accompanying notes to consolidated financial statements

6

ENDEAVOR GROUP HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF REDEEMABLE INTERESTS AND SHAREHOLDERS’/ MEMBERS’ EQUITY

(In thousands)

(Unaudited)

	Three Months Ended June 30, 2021
	Redeemable Non- controlling	Redeemable	Members’	Class A Common Stock		Class X Common Stock		Class Y Common Stock		Additional Paid-	Accumulated	Accumulated Other Comprehensive	Total Shareholders’ Equity Attributable to Endeavor Group Holdings, Inc./	Nonredeemable Non- controlling	Total Shareholders’/
	Interests	Equity	Capital	Shares	Amount	Shares	Amount	Shares	Amount	In Capital	Deficit	Loss	Members’ Equity	Interests	Members’ Equity
Balance at April 1, 2021	$168,773	$22,519	$447,320	—	$—	—	$—	—	$—	$—	$—	$(174,234)	$273,086	$709,907	$982,993
Comprehensive (loss) income prior to Reorganization and IPO	(2,013)	—	(6,816)	—	—	—	—	—	—	—	—	3,113	(3,703)	13,515	9,812
Equity-based compensation expense prior to Reorganization and IPO	—	—	—	—	—	—	—	—	—	—	—	—	—	1,630	1,630
Distributions prior to Reorganization and IPO	—	—	473	—	—	—	—	—	—	—	—	—	473	(279)	194
Effect of Reorganization	5,729	(22,519)	(440,977)	133,712,566	1	122,021,609	1	167,208,026	2	242,017	—	80,645	(118,311)	135,101	16,790
Issuance of Class A common stock sold in IPO, including underwriters’ option, and Private Placement, net of underwriting discounts	—	—	—	81,873,497	1	—	—	—	—	1,886,642	—	—	1,886,643	—	1,886,643
Use of proceeds, including the UFC Buyout	—	—	—	42,400,877	—	67,910,105	—	70,946,270	—	(702,698)	—	(11,955)	(714,653)	(120,386)	(835,039)
Comprehensive (loss) income subsequent to Reorganization and IPO	(1,694)	—	—	—	—	—	—	—	—	—	(319,597)	3,901	(315,696)	(197,679)	(513,375)
Equity-based compensation subsequent to Reorganization and IPO	—	—	—	—	—	—	—	—	—	158,846	—	—	158,846	276,864	435,710
Issuance of Class A common stock due to exchanges subsequent to Reorganization and IPO	—	—	—	1,880,196	—	(1,851,331)	—	—	—	—	—	—	—	—	—
Issuance of Class A common stock for vested RSUs subsequent to Reorganization and IPO	—	—	—	1,504,547	—	—	—	—	—	—	—	—	—	—	—
Contributed capital subsequent to Reorganization and IPO	5,400	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Distributions subsequent to Reorganization and IPO	—	—	—	—	—	—	—	—	—	(95)	—	—	(95)	—	(95)
Accretion of redeemable non-controlling interests subsequent to Reorganization and IPO	867	—	—	—	—	—	—	—	—	(867)	—	—	(867)	—	(867)
Establishment of non-controlling interests subsequent to Reorganization and IPO	2,078	—	—	—	—	—	—	—	—	—	—	—	—	(2,078)	(2,078)
Equity reallocation between controlling and non-controlling interests	—	—	—	—	—	—	—	—	—	5,027	—	—	5,027	(5,027)	—
Establishment of tax receivable agreements liability	—	—	—	—						(32,081)	—	—	(32,081)	—	(32,081)

Balance at June 30, 2021	$179,140	$—	$—	261,371,683	$2	188,080,383	$1	238,154,296	$2	$1,556,791	$(319,597)	$(98,530)	$1,138,669	$811,568	$1,950,237

	Six Months Ended June 30, 2021
	Redeemable Non- controlling	Redeemable	Members’	Class A Common Stock		Class X Common Stock		Class Y Common Stock		Additional Paid-	Accumulated	Accumulated Other Comprehensive	Total Shareholders’ Equity Attributable to Endeavor Group Holdings, Inc./	Nonredeemable Non- controlling	Total Shareholders’/
	Interests	Equity	Capital	Shares	Amount	Shares	Amount	Shares	Amount	In Capital	Deficit	(Loss) Income	Members’ Equity	Interests	Members’ Equity
Balance at January 1, 2021	$168,254	$22,519	$468,633	—	$—	—	$—	—	$—	$—	$—	$(190,786)	$277,847	$686,129	$963,976
Comprehensive (loss) income prior to Reorganization and IPO	(4,111)	—	(31,686)	—	—	—	—	—	—	—	—	19,665	(12,021)	42,859	30,838
Equity-based compensation expense prior to Reorganization and IPO	—	—	3,444	—	—	—	—	—	—	—	—	—	3,444	7,636	11,080
Distributions prior to Reorganization and IPO	—	—	(245)	—	—	—	—	—	—	—	—	—	(245)	(8,403)	(8,648)
Accretion of redeemable non-controlling interests prior to Reorganization and IPO	(271)	—	271	—	—	—	—	—	—	—	—	—	271	—	271
Establishment of non-controlling interests prior to Reorganization and IPO	2,888	—	560	—	—	—	—	—	—	—	—	—	560	(3,448)	(2,888)
Effect of Reorganization	5,729	(22,519)	(440,977)	133,712,566	1	122,021,609	1	167,208,026	2	242,017	—	80,645	(118,311)	135,101	16,790
Issuance of Class A common stock sold in IPO, including underwriters’ option, and Private Placement, net of underwriting discounts	—	—	—	81,873,497	1	—	—	—	—	1,886,642	—	—	1,886,643	—	1,886,643
Use of proceeds, including the UFC Buyout	—	—	—	42,400,877	—	67,910,105	—	70,946,270	—	(702,698)	—	(11,955)	(714,653)	(120,386)	(835,039)
Comprehensive (loss) income subsequent to Reorganization and IPO	(1,694)	—	—	—	—	—	—	—	—		(319,597)	3,901	(315,696)	(197,679)	(513,375)
Equity-based compensation subsequent to Reorganization and IPO	—	—	—	—	—	—	—	—	—	158,846	—	—	158,846	276,864	435,710
Issuance of Class A common stock due to exchanges subsequent to Reorganization and IPO	—	—	—	1,880,196	—	(1,851,331)	—	—	—	—	—	—	—	—	—
Issuance of Class A common stock for vested RSUs subsequent to Reorganization and IPO	—	—	—	1,504,547	—	—	—	—	—	—	—	—	—	—	—
Contributed capital subsequent to Reorganization and IPO	5,400	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Distributions subsequent to Reorganization and IPO	—	—	—	—	—	—	—	—	—	(95)	—	—	(95)	—	(95)
Accretion of redeemable non-controlling interests subsequent to Reorganization and IPO	867	—	—	—	—	—	—	—	—	(867)	—	—	(867)	—	(867)
Establishment of non-controlling interests subsequent to Reorganization and IPO	2,078	—	—	—	—	—	—	—	—	—	—	—	—	(2,078)	(2,078)
Equity reallocation between controlling and non-controlling interests	—	—	—	—	—	—	—	—	—	5,027	—	—	5,027	(5,027)	—
Establishment of tax receivable agreements liability	—	—	—	—						(32,081)	—	—	(32,081)	—	(32,081)

Balance at June 30, 2021	$179,140	$—	$—	261,371,683	$2	188,080,383	$1	238,154,296	$2	$1,556,791	$(319,597)	$(98,530)	$1,138,669	$811,568	$1,950,237

See accompanying notes to consolidated financial statements

7

ENDEAVOR GROUP HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF REDEEMABLE INTERESTS AND SHAREHOLDERS’/ MEMBERS’ EQUITY

(In thousands)

(Unaudited)

	Three Months Ended June 30, 2020
	Redeemable Non- controlling Interests	Redeemable Equity	Members’ Capital	Accumulated Other Comprehensive (Loss) Income	Total Endeavor Operating Company, LLC Members’ Equity	Nonredeemable Non-controlling Interests	Total Members’ Equity
Balance at April 1, 2020	$197,768	$43,693	$1,016,206	$(217,337)	$798,869	$672,784	$1,471,653
Comprehensive (loss) income	(20,712)	—	(466,554)	(2,972)	(469,526)	(8,499)	(478,025)
Equity-based compensation expense	—	—	5,339	—	5,339	2,876	8,215
Distributions	—	—	(252)	—	(252)	(399)	(651)
Accretion of redeemable non-controlling interests	(1,752)	—	1,752	—	1,752	—	1,752
Redemption of units	—	—	(7,071)	—	(7,071)	—	(7,071)

Balance at June 30, 2020	$175,304	$43,693	$549,420	$(220,309)	$329,111	$666,762	$995,873

	Six Months Ended June 30, 2020
	Redeemable Non-controlling Interests	Redeemable Equity	Members’ Capital	Accumulated Other Comprehensive (Loss) Income	Total Endeavor Operating Company, LLC Members’ Equity	Nonredeemable Non-controlling Interests	Total Members’ Equity
Balance at January 1, 2020	$136,809	$43,693	$1,038,678	$(125,404)	$913,274	$774,309	$1,687,583
Cumulative transition adjustment of ASU 2016-13 adoption	—	—	(1,803)	—	(1,803)	—	(1,803)
Comprehensive (loss) income	(18,608)	—	(521,510)	(94,905)	(616,415)	(6,908)	(623,323)
Equity-based compensation expense	—	—	9,166	—	9,166	5,812	14,978
Contributions	—	—	26,476	—	26,476	—	26,476
Distributions	—	—	(2,470)	—	(2,470)	(110,339)	(112,809)
Accretion of redeemable non-controlling interests	(8,101)	—	8,101	—	8,101	—	8,101
Redemption of units	—	—	(7,218)	—	(7,218)	—	(7,218)
Acquisition of non-controlling interests	65,204	—	—	—	—	5,635	5,635
Business deconsolidation	—	—	—	—	—	(1,747)	(1,747)

Balance at June 30, 2020	$175,304	$43,693	$549,420	$(220,309)	$329,111	$666,762	$995,873

See accompanying notes to consolidated financial statements

8

ENDEAVOR GROUP HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(514,391)	$(547,026)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	136,397	165,198
Amortization and write-off of original issue discount and deferred financing cost	28,807	10,393
Loss on extinguishment of debt	28,628	—
Amortization of content costs	73,282	25,085
Impairment charges	3,770	175,282
(Gain) loss on sale/disposal and impairment of assets	(2,512)	82
Gain on business acquisition and deconsolidation	—	(30,999)
Equity-based compensation expense	403,508	16,975
Change in fair value of contingent liabilities	14,378	(7,048)
Change in fair value of equity investments with and without readily determinable fair value	(11,285)	5,709
Change in fair value of financial instruments	21,034	(17,644)
Equity losses from affiliates	59,284	209,807
Net (benefit) provision for allowance for doubtful accounts	(3,916)	17,676
Net gain on foreign currency transactions	(5,156)	(5,730)
Distributions from affiliates	902	4,675
Income taxes	42,342	29,615
Other, net	174	718
Changes in operating assets and liabilities - net of acquisitions:
(Increase)/decrease in receivables	(141,807)	247,061
Decrease/(increase) in other current assets	2,325	(59,024)
Increase in other assets	(490,715)	(104,235)
Decrease in deferred costs	84,250	106,121
Increase in deferred revenue	124,524	112,091
Increase/(decrease) in accounts payable and accrued liabilities	44,394	(77,270)
Decrease in other liabilities	(20,416)	(75,607)

Net cash (used in) provided by operating activities	(122,199)	201,905

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(255,633)	(309,803)
Purchases of property and equipment	(27,107)	(40,813)
Proceeds from sale of assets	19,237	83,007
Investments in affiliates	(113,959)	(21,075)
Other, net	4,897	(1,997)

Net cash used in investing activities	(372,565)	(290,681)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	220,841	1,081,677
Payments on borrowings	(852,341)	(437,065)
Contributions	5,400	—
Distributions	(8,743)	(69,557)
Redemption of units	(14,402)	(5,947)
Proceeds from equity offering, net of underwriting discounts and offering expenses	1,886,643	—
Payments of contingent consideration related to acquisitions	(1,778)	(2,320)
Acquisition of non-controlling interests	(835,683)	—
Other, net	(2,439)	(16,115)

Net cash provided by financing activities	397,498	550,673

Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,055	(6,418)

(Decrease) increase in cash, cash equivalents and restricted cash	(96,211)	455,479
Cash, cash equivalents and restricted cash at beginning of year	1,190,333	886,073

Cash, cash equivalents and restricted cash at end of period	$1,094,122	$1,341,552

See accompanying notes to consolidated financial statements

9

ENDEAVOR GROUP HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

Endeavor Group Holdings, Inc. (the “Company” or “EGH”) was incorporated as a Delaware corporation in January 2019. The Company was formed as a holding company for the purpose of completing an initial public offering (“IPO”) and other related transactions in order to carry on the business of Endeavor Operating Company, LLC (d.b.a. Endeavor) and its subsidiaries (collectively, “Endeavor” or “EOC”). As the sole managing member of Endeavor Manager, LLC (“Endeavor Manager”), which in turn is the sole managing member of EOC, the Company operates and controls all the business and affairs of Endeavor, and through Endeavor and its subsidiaries, conducts the Company’s business. The Company is a global entertainment, sports and content company.

Prior to the IPO, Endeavor was owned by WME Holdco, LLC (which is referred to as “Holdco” herein and is principally owned by executive employees of the Company), affiliates of Silver Lake (which are collectively referred to as “Silver Lake” herein), and other investors and executive employees of the Company.

Initial Public Offering

On May 3, 2021, the Company closed an IPO of 24,495,000 shares of Class A common stock at a public offering price of $24.00 per share, which included 3,195,000 shares of Class A common stock issued pursuant to the underwriters’ option to purchase additional shares of Class A common stock. This option to purchase additional shares of Class A common stock was closed on May 12, 2021.

Reorganization Transactions

Prior to the closing of the IPO, a series of reorganization transactions (the “Reorganization Transactions”) was completed:

•	EGH’s certificate of incorporation was amended and restated to, among other things, provide for the following common stock:

Class of Common Stock	Par Value	Votes	Economic Rights
Class A common stock	$0.00001	1	Yes
Class B common stock	$0.00001	None	Yes
Class C common stock	$0.00001	None	Yes
Class X common stock	$0.00001	1	None
Class Y common stock	$0.00001	20	None

Voting shares of EGH’s common stock will generally vote together as a single class on all matters submitted to a vote of our stockholders;

•	Endeavor Manager became the sole managing member of EOC and EGH became the sole managing member of Endeavor Manager;

•

Endeavor Manager issued to equityholders of certain management holding companies common interest units in Endeavor Manager along with paired shares of its Class X common stock as consideration for the acquisition of Endeavor Operating Company Units held by such management holding companies;

•

For certain pre-IPO investors, EGH issued shares of its Class A common stock, Class Y common stock and rights to receive payments under a tax receivable agreement and for certain other pre-IPO investors, EGH issued shares of its Class A common stock as consideration for the acquisition of Endeavor Operating Company Units held by such pre-IPO investors;

•

For holders of Endeavor Operating Company Units which remained outstanding following the IPO, EGH issued paired shares of its Class X common stock and, in certain instances, Class Y common stock, in each case equal to the number of Endeavor Operating Company Units held and in exchange for the payment of the aggregate par value of the Class X common stock and Class Y common stock received; and

•

Certain Endeavor Profits Units, Endeavor Full Catch-Up Profits Units and Endeavor Partial Catch-Up Profits Units remained outstanding following the closing of the IPO. Subsequent to the IPO, the Endeavor Full Catch-up Profits Units were recapitalized and converted into Endeavor Operating Company Units and the Endeavor Partial Catch-Up Profits Units were recapitalized and converted into Endeavor Profits Units.

Subsequent to the closing of the IPO, several new and current investors purchased in the aggregate 75,584,747 shares of Class A common stock at a price per share of $24.00 (the “Private Placement”). Of these shares, 57,378,497 were purchased from EGH and 18,206,250 were

10

purchased from an existing investor. EGH registered these shares of Class A common stock on a Form S-1 registration statement. Net proceeds from the IPO and the Private Placement, after deducting underwriting discounts and commissions and offering expenses, was $1,886.6 million.

Subsequent to the closing of the IPO and the Private Placement, through a series of transactions, EOC acquired the equity interests of the minority unitholders of Zuffa, which owns and operates the Ultimate Fighting Championship (the “UFC Buyout”). This resulted in EOC directly or indirectly owning 100% of the equity interests of Zuffa. In consideration for the minority unitholders’ equity interests of Zuffa, (a) EGH and its subsidiaries issued to certain of such unitholders shares of Class A common stock, Endeavor Operating Company Units, Endeavor Manager Units, shares of Class X common stock and/or shares of Class Y common stock, and (b) EGH used $835.7 million of the net proceeds from this offering and the concurrent private placements to purchase Endeavor Operating Company Units (or equity interests of Zuffa) from certain of such holders. In addition, some of those minority unitholders sold their equity interests of EGH to the private placement investors in the concurrent private placement.

Remaining net proceeds after the UFC Buyout were contributed to Endeavor Manager in exchange for Endeavor Manager Units. Endeavor Manager then in turn contributed such net proceeds to Endeavor Operating Company in exchange for Endeavor Operating Company Units.

See Note 15 for the 2021 Incentive Award Plan which became effective upon the IPO, as well as for the equity-based compensation charges recorded in the three months ended June 30, 2021 from the impact of the IPO.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for reporting interim financial information and should be read in conjunction with the Company’s consolidated financial statements and accompanying footnotes in our prospectus dated April 28, 2021, filed with the SEC on April 30, 2021 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (referred to herein as the “Prospectus”). Certain information and note disclosures normally included in annual financial statements have been condensed or omitted from these interim financial statements. The interim consolidated financial statements as of June 30, 2021 and for the three and six months ended June 30, 2021 and 2020 are unaudited; however, in the opinion of management, such interim consolidated financial statements reflect all adjustments, consisting solely of normal and recurring adjustments, necessary for a fair statement of its financial position, results of operations and cash flows for the interim periods presented.

During the fourth quarter of 2020, the Company concluded there was a revision required to the presentation of Zuffa Parent, LLC’s (“Zuffa”) distributions to Silver Lake and the related issuances of common stock units and the convertible promissory note by the Company in the consolidated statements of cash flows for the first three quarters of 2020. Such distributions and related issuances are described in Note 12. The Company originally reported these distributions and the related issuances as financing cash flows rather than correctly presenting them as non-cash financing activities in the supplemental cash flow disclosures. These items had no impact on the reported amount of net cash provided by financing activities for these periods. The Company has revised its statement of consolidated cash flows and the supplemental cash flow disclosures for the six months ended June 30, 2020 to present these distributions and related issuances as non-cash activities and will prospectively revise, in connection with future filings, its statement of cash flows and supplemental cash flow disclosures for the nine months ended September 30, 2020.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and the accompanying disclosures.

Significant accounting policies that contain subjective management estimates and assumptions include those related to revenue recognition, allowance for doubtful accounts, content cost amortization and impairment, the fair value of acquired assets and liabilities associated with acquisitions, the fair value of the Company’s reporting units and the assessment of goodwill, other intangible assets and long-lived assets for impairment, consolidation, investments, redeemable non-controlling interests, the fair value of equity-based compensation, income taxes and contingencies.

Management evaluates these estimates using historical experience and other factors, including the general economic environment and actions it may take in the future. The Company adjusts such estimates when facts and circumstances dictate. However, these estimates may involve significant uncertainties and judgments and cannot be determined with precision. In addition, these estimates are based on management’s best judgment at a point in time and as such, these estimates may ultimately differ from actual results. Changes in estimates resulting from weakness in the economic environment or other factors beyond the Company’s control could be material and would be reflected in the Company’s consolidated financial statements in future periods.

11

Earnings per Share

Earnings per share (“EPS”) is computed in accordance with ASC 260, Earnings per Share. Basic EPS is computed by dividing the net income available to our Class A Common Stockholders by the weighted average number of shares outstanding for the period. Diluted EPS is calculated by dividing the net income available for common stockholders by the diluted weighted average shares outstanding for that period. Diluted EPS includes the determinants of basic EPS and, in addition, reflects the dilutive effect of additional shares of Class A Common Stock issuable in exchange for vested Units of Endeavor Manager LLC and Endeavor Operating Company, as well as under the Company’s share based compensation plans (if dilutive), with adjustments to net income available for common stockholders for dilutive potential common shares.

The Company may be required to calculate basic EPS using the two-class method as a result of our redeemable non-controlling interests. To the extent that the redemption value increases and exceeds the then-current fair value of a redeemable non-controlling interest, net income available to common stockholders (used to calculate EPS) could be negatively impacted by that increase, subject to certain limitations. The partial or full recovery of any reductions to net income available to common stockholders (used to calculate EPS) is limited to any cumulative prior-period reductions. There was no impact to EPS for adjustments related to our redeemable non-controlling interests.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

Recently Adopted Accounting Pronouncements

In January 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions between Topic 321, Topic 323 and Topic 815 (“ASU 2020-01”). ASU 2020-01 clarifies that an entity should consider observable transactions that require it to either apply or discontinue the equity method of accounting for the purposes of applying the fair value measurement alternative. This ASU is effective for annual and interim reporting periods beginning after December 15, 2020. The Company adopted this new guidance on January 1, 2021 with no material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). The update removes certain exceptions to the general principles in Topic 740 and simplifies accounting for income taxes in certain areas of Topic 740 by clarifying and amending existing guidance. This ASU is effective for annual and interim reporting periods beginning after December 15, 2020. The Company adopted this new guidance on January 1, 2021 with no material impact on its consolidated financial statements.

Recently Issued Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU addresses issues identified as a result of the complexity associated with applying GAAP for certain financial instruments with characteristics of liabilities and equity. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the effect of this update on its consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. This ASU provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships and other transactions affected by reference rate reform if certain criteria are met. Adoption of the expedients and exceptions is permitted upon issuance of this update through December 31, 2022. The Company is currently evaluating the effect of this update on its consolidated financial statements.

4.	IMPACT OF THE GLOBAL COVID-19 PANDEMIC

In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. The COVID-19 pandemic has rapidly changed market and economic conditions globally and has significantly impacted the entertainment and sports industries. The COVID-19 pandemic resulted in various governmental restrictions, including government-mandated stay-at-home orders, travel restrictions and limitations on social or public gatherings, and began to have a significant adverse impact on the Company’s business and operations beginning in March 2020. In particular, this led to a lack of live ticketed events as well as the postponement or cancellation of live sporting events and other in-person events, including concerts, fashion shows, public appearances, and experiential marketing events. In addition, many entertainment productions, including film and television shows, were put on hiatus.

While activity has resumed in certain of our businesses and restrictions have been lessened or lifted, restrictions impacting certain of our businesses remain in effect in locations where we are operating and could in the future be reduced or increased, or removed or reinstated. The Company’s events, experiences and experiential marketing businesses primarily generate their revenue from live events and many events remain cancelled, and where live events are able to take place, attendance may be at reduced levels. Overall, the Company expects a recovery in 2021 to be gradual due to general uncertainty surrounding COVID-19 and recently emerged variants.

12

The full magnitude the pandemic will have on the Company’s financial condition, liquidity and future results is uncertain and will depend on the duration of the pandemic, as well as the effectiveness of mass vaccinations and the impact of variants of the virus. Accordingly, the Company’s estimates regarding the magnitude and length of time that these disruptions will continue to impact its results of operations, cash flows and financial condition may change in the future, and such changes could be material. Additionally, changes to estimates related to the COVID-19 disruptions could result in other impacts, including but not limited to, additional goodwill, indefinite lived intangibles, long-lived assets and equity-method investment impairment charges, and increased valuation allowances for deferred tax assets. Such changes will be recognized in the period in which they occur.

Liquidity

The ongoing COVID-19 pandemic has had a significant impact on the Company’s cash flows from operations. The Company’s primary need for liquidity is to fund working capital requirements, debt service obligations, acquisitions and capital expenditures. As of June 30, 2021, cash and cash equivalents totaled $869.8 million, including cash held at non-wholly owned consolidated subsidiaries where cash distributions may be subject to restriction under applicable operating agreements or debt agreements and, due to such restrictions, may not be readily available to service obligations outside of those subsidiaries. These balances, which primarily consist of Endeavor China and OLE, were $75 million as of June 30, 2021.

After considering the impact of COVID-19, the Company believes that existing cash, cash generated from operations and available capacity for borrowings under its credit facilities will satisfy working capital requirements, capital expenditures, and debt service requirements for at least the succeeding year.

13

5.	ACQUISITIONS AND DECONSOLIDATION

2021 ACQUISITIONS

FlightScope and Next College Student Athlete

In April 2021, the Company acquired the issued and outstanding equity interests of EDH Tennis Limited, the holding company of FlightScope Services sp. z o.o., comprising the services business of FlightScope (collectively, “FlightScope”). FlightScope is a data collection, audio-visual production and tracking technology specialist for golf and tennis events. In June 2021, the Company acquired the Path-to-College business of Reigning Champs, LLC, whose primary business is Next College Student Athlete (collectively, with the other acquired Path-to-College businesses, “NCSA”). NCSA consists of companies that offer recruiting and admissions services and related software products to high school student athletes, as well as college athletic departments and admissions officers. The combined aggregate purchase price for these two acquisitions was $232.6 million.

The Company incurred $4.2 million in transaction related costs in connection with the acquisition of FlightScope and NCSA. The costs were expensed as incurred and included in selling, general and administrative expenses in the consolidated statement of operations.

The goodwill for FlightScope and NCSA was assigned to the Events, Experiences & Rights segment. The goodwill is partially deductible for tax purposes. The weighted average life of finite-lived intangible assets acquired for FlightScope and NCSA is 4.4 and 5.2 years, respectively.

The results of FlightScope and NCSA have been included in the consolidated financial statements since the dates of acquisition. For the three and six months ended June 30, 2021, FlightScope’s and NCSA’s consolidated revenue and net income/loss included in the consolidated statements of operations from the acquisition dates were $14.7 million and $1.7 million, respectively.

Preliminary Allocation of Purchase Price

The acquisitions were accounted for as business combinations and the preliminary fair values of the assets acquired and liabilities assumed in the business combinations are as follows (in thousands):

	FlightScope	NCSA
Cash and cash equivalents	$1,042	$3,783
Accounts receivable	475	5,619
Deferred costs	94	1,096
Other current assets	1,640	8,856
Property and equipment	1,090	2,804
Right of use assets	1,272	—
Other assets	166	5,472
Intangible assets:
Trade names	—	21,100
Customer relationships	2,700	10,000
Internally developed software	15,400	37,100
Goodwill	30,271	193,508
Accounts payable and accrued expenses	(806)	(21,385)
Other current liabilities	(187)	(8,608)
Operating lease liability	(1,272)	—
Deferred revenue	(631)	(37,636)
Other liabilities	(15,346)	(25,014)

Net assets acquired	$35,908	$196,695

The estimated fair value of assets acquired and liabilities assumed are preliminary and subject to change as we finalize purchase price allocations, which is expected within one year of the respective acquisitions.

2020 ACQUISITIONS

On Location Events, LLC

In January 2020, the Company acquired On Location Events, LLC, dba On Location Experiences (“OLE”) for total consideration of $441.1 million consisting of cash consideration of $366.4 million; rollover equity, representing 13.5% of the equity interest of OLE, valued at $65.2 million and a contingent premium payment, as discussed below, valued at $9.5 million. The rollover equity is held by 32 Equity, LLC (“32 Equity”), the strategic investment firm affiliated with the National Football League (“NFL”). OLE is party to a Commercial License Agreement (“CLA”) with NFL Properties, LLC, an affiliate of the NFL, which provides OLE with the right to operate as the official hospitality partner of the NFL.

14

As part of the acquisition, the Company entered into an Amended and Restated Limited Liability Company Agreement of OLE’s parent entity, Endeavor OLE Parent, LLC (“OLE Parent”), with 32 Equity. The terms of the agreement provide 32 Equity with certain call rights to acquire additional common units in OLE Parent and liquidity rights. At any time on or prior to April 1, 2022, 32 Equity has the right to purchase that amount of additional common units of OLE Parent from the Company that would result in 32 Equity having an aggregate ownership percentage interest in OLE Parent of 32%, at a price per unit equal to the original acquisition price of its rollover equity. Between April 1, 2022 and April 1, 2024, 32 Equity has an additional right to purchase that amount of additional common units of OLE Parent from the Company that would result in 32 Equity having an aggregate percentage interest in OLE Parent equal to 44.9% at a price per unit equal to the greater of the original acquisition price of its rollover equity and an amount based on a 15x EBITDA multiple of OLE Parent. The agreement also provides 32 Equity with certain rights to put its common units in OLE Parent to the Company upon a termination of the CLA or its option on or after January 2, 2025 (the “Lockup Period”). The Company also has certain call rights to require 32 Equity to sell its common units in OLE Parent to the Company upon a termination of the CLA in the event aforementioned put rights are not exercised. The put/call price is an amount equal to fair market value and the exercise of these put/call rights may give rise to an obligation of the Company to make a premium payment to 32 Equity in certain circumstances. At any time following the Lockup Period, 32 Equity will be entitled to a $41.0 million premium payment from the Company if both (i) 32 Equity or the Company exercise the put/call rights described above or there is a sale or IPO of OLE Parent and (ii) certain performance metrics based on average OLE gross profit or NFL related business gross profit are achieved. The $41.0 million premium payment will also be payable if, prior to January 2, 2026, a sale or IPO of OLE Parent occurs or if 32 Equity exercises its put rights following a termination of the CLA due to an OLE event of default (in which case the $41.0 million premium payment may be subject to proration).

On Location Experiences is a premium experiential hospitality business that serves iconic rights holders with extensive experience in ticketing, curated hospitality, live event production and travel management in the worlds of sports and entertainment. Operations include Anthony Travel, CID Entertainment, Future Beat, Kreate Inc., PrimeSport and Steve Furgal’s International Tennis Tours. OLE is included in the Events, Experiences & Rights segment.

The Company incurred $13.7 million of transaction related costs in connection with the acquisition. These costs were expensed as incurred and included in selling, general and administrative expenses in the consolidated statement of operations.

The goodwill for the OLE acquisition was assigned to the Events, Experiences & Rights segment. Goodwill is primarily attributable to the go-to-market synergies that are expected to arise as a result of the acquisition and other intangible assets that do not qualify for separate recognition. The goodwill is partially deductible for tax purposes. The weighted average life of finite-lived intangible assets acquired is 10.7 years.

Allocation of Purchase Price

The acquisition was accounted for as a business combination and the fair values of the assets acquired and the liabilities assumed in the business combination are as follows (in thousands):

Cash and cash equivalents	$45,230
Restricted cash	86
Accounts receivable	10,316
Deferred costs	99,184
Other current assets	53,893
Property and equipment	4,361
Operating lease right-of-use assets	3,509
Other assets	74,193
Intangible assets:
Trade names	75,400
Customer and client relationships	198,819
Goodwill	387,542
Accounts payable and accrued expenses	(55,927)
Other current liabilities	(28,224)
Deferred revenue	(175,790)
Debt	(217,969)
Operating lease liabilities	(3,509)
Other long-term liabilities	(24,377)
Non-redeemable non-controlling interest	(5,635)

Net assets acquired	$441,102

15

Other 2020 Acquisition

On March 20, 2020, the Company acquired the remaining 50% of the membership interests of PIMGSA LLP for a total transaction price of $37.0 million, which is to be paid on various dates and amounts. Prior to the acquisition, the Company owned a 50% membership interest of PIMGSA LLP and was accounted for under the equity method. PIMGSA LLP trades under the name FC Diez Media and provides a complete and global sports media service, sponsorship and digital agency, formed exclusively to serve the South American Football Confederation. The Company recorded $8.6 million and $46.4 million of goodwill and a finite-lived contract based intangible asset, respectively. The finite-lived intangible asset has a useful life of 2 years. The Company also recognized a gain of $27.1 million for the difference between the carrying value and fair value of the previously held membership interest. The gain was included in other income, net in the consolidated statement of operations.

2020 DECONSOLIDATION

In 2011, the Company and Asian Tour Limited (“AT”) formed a venture, Asian Tour Media Pte Ltd. LTD (“ATM”), for the commercial exploitation of certain Asian Tour events. As of December 31, 2019, ATM was a consolidated subsidiary of the Company as the Company had control over ATM’s operating decisions. The shareholders’ agreement included a provision whereby, if certain financial conditions were met as of December 31, 2019, a change in the corporate governance structure would be implemented as of January 1, 2020. Such financial conditions were met as of December 31, 2019, resulting in a change in the corporate governance such that the Company no longer maintains control over the operating decisions of ATM. The Company determined that the 50% ownership interest would be accounted for under the equity method as of January 1, 2020. On January 1, 2020, the Company derecognized all the assets and liabilities of ATM and recognized an $8.1 million gain for the difference between the carrying value of the assets and liabilities and fair value of the Company’s 50% ownership interest. The gain was included in other income, net in the consolidated statement of operations.

6.	SUPPLEMENTARY DATA

Content Costs

The following table presents the Company’s unamortized content costs, including the components of content costs predominantly monetized on a title-by-title basis and as a film group (in thousands):

	June 30, 2021	December 31, 2020
Licensed program rights, net of accumulated amortization	$32,181	$19,793
Produced programming:
Released, net of accumulated amortization	5,190	4,806
In production	603,869	314,214
In development	53,632	37,392

Total content costs	$694,872	$376,205

Content cost monetized on a title-by-title basis	$675,163	$358,207
Content cost monetized as a film group	19,709	17,998

Total content costs	$694,872	$376,205

Amortization of content costs was $62.6 million and $9.2 million for the three months ended June 30, 2021 and 2020, respectively. Of the $62.6 million for the three months ended June 30, 2021, $60.2 million was monetized on a title-by-title basis and $2.4 million was monetized as a film group. Of the $9.2 million for the three months ended June 30, 2020, $7.4 million was monetized on a title-by-title basis and $1.8 million was monetized as a film group.

Amortization of content costs was $73.3 million and $25.1 million for the six months ended June 30, 2021 and 2020, respectively. Of the $73.3 million for the six months ended June 30, 2021, $68.8 million was monetized on a title-by-title basis and $4.5 million was monetized as a film group. Of the $25.1 million for the six months ended June 30, 2020, $21.6 million was monetized on a title-by-title basis and $3.5 million was monetized as a film group.

Accrued Liabilities

The following is a summary of accrued liabilities (in thousands):

	June 30, 2021	December 31, 2020
Accrued operating expenses	$184,115	$155,142
Payroll, bonuses and benefits	167,730	100,630
Other	79,148	66,977

Total accrued liabilities	$430,993	$322,749

16

Allowance for Doubtful Accounts

The changes in the allowance for doubtful accounts are as follows (in thousands):

	Balance at Beginning of Year	Additions/Charged (Credited) to Costs and Expenses	Deductions	Foreign Exchange	Balance at End of Period
Six months ended June 30, 2021	$67,975	$2,378	$(6,352)	$58	$64,059

Supplemental Cash Flow

The Company’s supplemental cash flow information is as follows (in thousands):

	Six Months Ended June 30,
	2021	2020
Supplemental information:
Cash paid for interest	$102,393	$126,995
Cash payments for income taxes	20,976	23,073
Non-cash investing and financing activities:
Capital expenditures included in accounts payable and accrued liabilities	$8,985	$3,071
Contingent consideration provided in connection with acquisitions	—	9,947
Accretion of redeemable non-controlling interests	596	(8,101)
Accrued redemption of units included in accrued liabilities and other current liabilities	—	9,255
Issuance of Class A Common Units	—	26,476
Issuance of promissory note	—	15,885
Establishment and acquisition of non-controlling interests	3,087,301	—
Establishment of tax receivable agreements liability	32,081	—

7.	GOODWILL AND INTANGIBLE ASSETS

Goodwill

The changes in the carrying value of goodwill are as follows (in thousands):

	Owned Sports Properties	Events, Experiences & Rights	Representation	Total
Balance — December 31, 2020	$2,674,038	$1,011,217	$495,924	$4,181,179
Acquisitions	—	223,779	1,005	224,784
Impairment	—	(1,979)	(1,791)	(3,770)
Foreign currency translation and other	—	273	(2,872)	(2,599)

Balance — June 30, 2021	$2,674,038	$1,233,290	$492,266	$4,399,594

Intangible Assets

The following table summarizes information relating to the Company’s identifiable intangible assets as of June 30, 2021 (in thousands):

	Weighted Average Estimated Useful Life (in years)	Gross Amount	Accumulated Amortization	Carrying Value
Amortized:
Trade names	17.4	$990,589	$(260,959)	$729,630
Customer and client relationships	6.7	1,327,550	(960,750)	366,800
Internally developed technology	3.9	115,757	(52,550)	63,207
Other	4.3	45,422	(44,956)	466

		2,479,318	(1,319,215)	1,160,103

Indefinite-lived:
Trade names		343,033	—	343,033
Owned events		89,303	—	89,303

Total intangible assets		$2,911,654	$(1,319,215)	$1,592,439

17

The following table summarizes information relating to the Company’s identifiable intangible assets as of December 31, 2020 (in thousands):

	Weighted Average Estimated Useful Life (in years)	Gross Amount	Accumulated Amortization	Carrying Value
Amortized:
Trade names	17.5	$970,595	$(232,158)	$738,437
Customer and client relationships	6.7	1,317,083	(907,889)	409,194
Internally developed technology	4.4	61,539	(46,126)	15,413
Other	4.3	45,317	(44,251)	1,066

		2,394,534	(1,230,424)	1,164,110

lndefinite-lived:
Trade names		341,272	—	341,272
Owned events		90,086	—	90,086

Total intangible assets		$2,825,892	$(1,230,424)	$1,595,468

Intangible asset amortization expense was $46.6 million and $63.5 million for the three months ended June 30, 2021 and 2020, respectively, and $92.4 million and $123.5 million for the six months ended June 30, 2021 and 2020, respectively.

During the six months ended June 30, 2020, the Company performed an interim impairment review due to the impact of the COVID-19 pandemic on the Company’s business. As a result of the interim impairment test, the Company recorded total non-cash impairment charges of $137.3 million for goodwill and $38.0 million for intangible assets driven by lower projections. Of these charges, all of the goodwill and $31.8 million of the intangible assets were recorded within the Company’s Events, Experiences & Rights segment and $6.2 million of the intangible assets was recorded to the Company’s Representation segment. The Company determines the fair value of each reporting unit based on discounted cash flows using an applicable discount rate for each reporting unit. Intangible assets were valued based on a relief from royalty method or an excess earnings method.

8.	INVESTMENTS

The following is a summary of the Company’s investments (in thousands):

	June 30,	December 31,
	2021	2020
Equity method investments	$221,225	$177,663
Equity investments without readily determinable fair values	72,944	66,378
Equity investments with readily determinable fair values	869	7,037

Total investments	$295,038	$251,078

Equity Method Investments

As of June 30, 2021 and December 31, 2020, the Company held various investments in non-marketable equity instruments of private companies. As of June 30, 2021, the Company’s equity method investments are primarily comprised of Learfield IMG College and Sports News Television Limited. The Company’s ownership of its equity method investments ranges from 5% to 50% as of June 30, 2021.

In June 2021, the Company acquired additional common units in Learfield IMG College for $107.4 million in cash, which increased the Company’s ownership in Learfield IMG College to approximately 42.3%. This investment continues to be accounted for under the equity method of accounting. The Company’s share of the net loss of Learfield IMG College for the six months ended June 30, 2021 was $61.5 million and is recognized within equity losses of affiliates in the consolidated statement of operations.

For the six months ended June 30, 2020, the Company’s share of the net loss of Learfield IMG College was $207.5 million and is recognized within equity losses of affiliates in the consolidated statement of operations. The results of Learfield IMG College include a charge as a result of its annual goodwill and indefinite lived intangibles assets impairment test, primarily due to continued losses and the impact of COVID-19 on Learfield’s IMG College’s business. In addition, the Company recorded total other-than-temporary impairment charges of $5.9 million for one of its other equity method investments, which has been recorded in equity losses of affiliates in the consolidated statement of operations.

18

Equity Investments without Readily Determinable Fair Values

As of June 30, 2021 and December 31, 2020, the Company held various investments in non-marketable equity instruments of private companies.

For each of the three and six months ended June 30, 2021, the Company recorded an increase in fair value of $6.1 million for its equity investments without readily determinable fair values. For the three months ended June 30, 2021, the Company sold no investments. For the six months ended June 30, 2021 the Company sold investments for net proceeds of $4.8 million and recorded related gains of $2.6 million.

For the three and six months ended June 30, 2020, the Company recorded impairments of $1.4 million and $3.7 million, respectively, for its equity investments without readily determinable fair values. These impairment charges have been recorded in other income, net in the consolidated statements of operations. In May 2020, the Company sold approximately 90% of its ownership in one of its investments without readily determinable fair values for proceeds of $83.0 million. The Company recorded a loss of $3.0 million on this sale.

Equity Investments with Readily Determinable Fair Values

As of June 30, 2021, the Company had two investments in publicly traded companies. During the three months ended June 30, 2021, the Company sold no investments in publicly traded companies. During the six months ended June 30, 2021, the Company sold two investments in publicly traded companies for total net proceeds of $11.5 million. As of June 30, 2021 and December 31, 2020, the Company’s equity investments with readily determinable fair values were valued at $0.9 million and $7.0 million, respectively. For the three and six months ended June 30, 2021 and 2020, the Company recorded gains of none, $5.2 million, $1.4 million and $0.9 million, respectively, due to the change in fair value in other income, net in the consolidated statements of operations. See Note 10 for additional information regarding fair value measurements for these equity investments.

9.	FINANCIAL INSTRUMENTS

The Company enters into forward foreign exchange contracts to hedge its foreign currency exposures on future production expenses denominated in various foreign currencies (i.e., cash flow hedges). The Company also enters into forward foreign exchange contracts that economically hedge certain of its foreign currency risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting. In addition, the Company enters into interest rate swaps to hedge certain of its interest rate risks on its debt. The Company monitors its positions with, and the credit quality of, the financial institutions that are party to its financial transactions.

As of June 30, 2021, the Company had the following outstanding forward foreign exchange contracts (all outstanding contracts have maturities of less than 12 months from June 30, 2021) (in thousands except for exchange rates):

Foreign Currency	Foreign Currency Amount		US Dollar Amount	Weighted Average Exchange Rate Per $1 USD
British Pound Sterling	£35,500	in exchange for	$48,913	£0.73
Canadian Dollar	C$71,204	in exchange for	$55,774	C$1.28
Swedish Krona	kr7500	in exchange for	$878	kr8.54
Australian Dollar	AUD$14,300	in exchange for	$10,639	AUD$1.34
Singapore Dollar	S$2,600	in exchange for	$1,932	S$1.35

For forward foreign exchange contracts designated as cash flow hedges, the Company recognized net gains (losses) in accumulated other comprehensive loss of $1.6 million and $0.9 million for the three months ended June 30, 2021 and 2020, respectively, and $0.2 million and $(2.2) million for the six months ended June 30, 2021 and 2020, respectively. The Company did not reclassify any gains or losses into net income (loss) for the three and six months ended June 30, 2021 and 2020.

For forward foreign exchange contracts not designated as cash flow hedges, the Company recorded a net gain of $1.0 million and $0.5 million for the three months ended June 30, 2021 and 2020, respectively, and $0.8 million and $1.2 million for the six months ended June 30, 2021 and 2020, respectively, in other income, net in the consolidated statements of operations.

19

In certain circumstances, the Company enters into contracts that are settled in currencies other than the functional or local currencies of the contracting parties. Accordingly, these contracts consist of the underlying operational contract and an embedded foreign currency derivative element. Hedge accounting is not applied to the embedded foreign currency derivative element. The Company recorded a net gain (loss) of $2.2 million and $11.1 million for the three months ended June 30, 2021 and 2020, respectively, and $(9.2) million and $13.2 million for the six months ended June 30, 2021 and 2020, respectively, in other income, net in the consolidated statements of operations.

In addition, the Company has entered into interest rate swaps for portions of its 2014 Credit Facilities and other variable interest bearing debt and has designated them cash flow hedges. For the three months ended June 30, 2021 and 2020, the Company recorded losses of $1.8 million and $12.5 million in accumulated other comprehensive loss and reclassified losses of $7.6 million and $5.5 million into net loss, respectively. For the six months ended June 30, 2021 and 2020, the Company recorded gains (losses) of $13.3 million and $(92.5) million in accumulated other comprehensive loss and reclassified losses of $14.9 million and $6.9 million into net loss, respectively.

10.	FAIR VALUE MEASUREMENTS

The fair value hierarchy is composed of the following three categories:

Level 1—Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2—Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3—Inputs to the valuation methodology are unobservable and significant to the fair value measurements.

The following tables present, for each of the fair value hierarchy levels, the Company’s assets and liabilities that are measured at fair value on a recurring basis (in thousands):

	Fair Value Measurements as of June 30, 2021
	Level I	Level II	Level III	Total
Assets:
Investments in equity securities with readily determinable fair values	$869	$—	$—	$869
Forward foreign exchange contracts	—	598	—	598

Total	$869	$598	$—	$1,467

Liabilities:
Contingent consideration	$—	$—	$21,371	$21,371
Interest rate swaps	—	79,546	—	79,546
Forward foreign exchange contracts	—	10,966	—	10,966

Total	$—	$90,512	$21,371	$111,883

	Fair Value Measurements as of December 31, 2020
	Level I	Level II	Level III	Total
Assets:
Investments in equity securities with readily determinable fair values	$7,037	$—	$—	$7,037
Forward foreign exchange contracts	—	1,794	—	1,794

Total	$7,037	$1,794	$—	$8,831

Liabilities:
Contingent consideration	$—	$—	$9,026	$9,026
Interest rate swaps	—	107,909	—	107,909
Forward foreign exchange contracts	—	5,023	—	5,023

Total	$—	$112,932	$9,026	$121,958

There have been no transfers of assets or liabilities between the fair value measurement classifications during the six months ended June 30, 2021.

Investments in Equity Securities with Readily Determinable Fair Values

The estimated fair value of the Company’s equity securities with readily determinable fair values is based on observable inputs in an active market, which is a Level 1 measurement within the fair value hierarchy.

Contingent Consideration

The Company has recorded contingent consideration liabilities in connection with its acquisitions. Contingent consideration is included in current liabilities and other long-term liabilities in the consolidated balance sheets. Changes in fair value are recognized in selling, general and

20

administrative expenses. The estimated fair value of the contingent consideration is based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.

The changes in the fair value of contingent consideration were as follows (in thousands):

Six Months Ended June 30, 2021
Balance at December 31, 2020	$9,026
Payments	(2,032)
Change in fair value	14,377

Balance at June 30, 2021	$21,371

Foreign Currency Derivatives

The Company classifies its foreign currency derivatives within Level 2 as the valuation inputs are based on quoted prices and market observable data of similar instruments (Note 9). As of June 30, 2021 and December 31, 2020, the Company had $0.6 million and $1.8 million in other current assets, $4.2 million and $4.3 million in other current liabilities and $6.8 million and $0.7 million in other long-term liabilities, respectively, recorded in the consolidated balance sheets related to the Company’s foreign currency derivatives.

Interest Rate Swaps

The Company classifies its interest rate swaps within Level 2 as the valuation inputs are based on quoted prices and market observable data of similar instruments (Note 9). The fair value of the swaps was $79.5 million and $107.9 million as of June 30, 2021 and December 31, 2020, respectively, and was included in other long-term liabilities in the consolidated balance sheets.

11.	DEBT

The following is a summary of outstanding debt (in thousands):

	June 30, 2021	December 31, 2020
2014 Credit Facilities:
First Lien Term Loan (due May 2025)	$2,801,114	$3,074,230
Revolving Credit Facility (due May 2024)	—	163,057
Zuffa Credit Facilities:
Zuffa First Lien Term Loan (due April 2026)	2,254,635	2,447,064
Other debt (2.47%-14.50% Notes due at various dates through 2030)	365,145	339,519

Total principal	5,420,894	6,023,870
Unamortized discount	(24,201)	(40,982)
Unamortized issuance costs	(46,105)	(57,083)

Total debt	5,350,588	5,925,805
Less: current portion	(94,845)	(212,971)

Total long-term debt	$5,255,743	$5,712,834

2014 Credit Facilities

The financial debt covenants did not apply as of December 31, 2020, as the Company amended the 2014 Credit Facilities receiving a waiver from the financial covenant for the test periods ended June 30, 2020, September 30, 2020 and December 31, 2020. In April 2021, the Company received a waiver from the financial covenant for the test periods ending June 30, 2021, September 30, 2021 and December 31, 2021. Also, in April 2021, the Revolving Credit Facility maturity date was extended from May 2023 to May 2024.

On June 29, 2021, the Company repaid $256.7 million related to the First Lien Term Loan. The Company paid a $28.6 million redemption premium related to the First Lien Term loan that was recorded in the consolidated statements of operations as loss on extinguishment of debt in the three and six months ended June 30, 2021. In addition, on June 29, 2021, the Company repaid $163.1 million related to the Revolving Credit Facility. No borrowings related to the Revolving Credit Facility were outstanding as of June 30, 2021.

21

The Company had outstanding letters of credit under the 2014 Credit Facilities totaling $25.3 million and $24.8 million as of June 30, 2021 and December 31, 2020, respectively.

Zuffa Credit Facilities

In January 2021, the Company completed a refinancing of the Zuffa First Lien Term Loan and the Term Loan Add-on into a single term loan (the “New First Lien Term Loan”), which reduced the annual interest rate margin by 25 basis points to 3.00% for LIBOR loans and reduced the LIBOR floor by 25 basis points to 0.75%. The annual interest rate margin applicable to the New First Lien Term Loan is subject to a 25 basis point step-down to 2.75% for LIBOR loans if the First Lien Leverage Ratio is below 3.5-to-1. With the exception of the interest rate margin and the LIBOR floor, the New First Lien Term Loan has similar terms and conditions as the Zuffa First Lien Term Loan and Term Loan Add-on.

On June 29, 2021, the Company repaid $180.2 million related to the Zuffa Credit Facilities. No redemption premium fees were incurred in connection with the payment.

The financial debt covenants of the Zuffa Credit Facilities did not apply as of June 30, 2021 and December 31, 2020, as Zuffa did not utilize greater than thirty-five percent of the borrowing capacity.

Zuffa had outstanding letters of credit under the Zuffa Credit Facilities totaling $10.0 million as of June 30, 2021 and December 31, 2020.

Other Debt

OLE Revolver

The OLE revolving credit agreement contains a financial covenant that requires OLE to maintain a First Lien Leverage Ratio of Consolidated First Lien Debt to Consolidated EBITDA, as defined in the credit agreement, of no more than 3-to-1. The Company is only required to meet the First Lien Leverage Ratio if the sum of outstanding borrowings on the Revolving Credit Facility plus outstanding letters of credit exceeding $2.0 million that are not cash collateralized exceeds forty percent of the total Revolving Commitments as measured on a quarterly basis, as defined in the credit agreement. As of June 30, 2021, the Company was in compliance with the financial debt covenants.

OLE had no letters of credit outstanding under the revolving credit agreement as of June 30, 2021 and December 31, 2020. In August 2021, OLE increased its borrowing capacity under its revolving credit agreement from $20.0 million to $42.9 million.

Receivables Purchase Agreement

As of June 30, 2021 and December 31, 2020, the debt outstanding under these arrangements was $57.0 million and $83.7 million, respectively.

Endeavor Content Capital Facility

In February 2021, the Company increased its capacity under its Endeavor Content Capital Facility from $200.0 million to $325.0 million. As of June 30, 2021 and December 31, 2020, the Endeavor Content Capital Facility had $209.6 million and $153.9 million of borrowings outstanding, respectively, and no outstanding letters of credit.

In July 2021, the Company amended its Endeavor Content Capital Facility to increase the total capacity to $430.0 million.

Zuffa Secured Commercial Loans

As of June 30, 2021 and December 31, 2020, Zuffa was in compliance with its financial debt covenant under the Zuffa Secured Commercial Loans.

2014 Credit Facilities and Zuffa Credit Facilities

The 2014 Credit Facilities and the Zuffa Credit Facilities restrict the ability of certain subsidiaries of the Company to make distributions and other payments to the Company. These restrictions do include exceptions for, among other things, (1) amounts necessary to make tax payments, (2) a limited annual amount for employee equity repurchases, (3) distributions required to fund certain parent entities, (4) other specific allowable situations and (5) a general restricted payment basket. As of June 30, 2021, EGH held cash of $76.4 million, accounts payable of $3.9 million

22

and tax receivable agreements liability of $32.1 million. As of December 31, 2020, EOC held cash of $63.3 million; liabilities for redemption of units and future incentive awards of $53.9 million and $11.9 million, respectively; and liabilities and redeemable equity for unit put rights of $28.4 million. Otherwise, EGH and EOC have no material separate cash flows, assets or liabilities other than the investments in its subsidiaries. All its business operations are conducted through its operating subsidiaries; it has no material independent operations. EGH and EOC have no other material commitments or guarantees. As a result of the restrictions described above, substantially all of the subsidiaries’ net assets are effectively restricted in their ability to be transferred to EGH or EOC as of June 30, 2021 and December 31, 2020, respectively.

As of June 30, 2021 and December 31, 2020, the Company’s First Lien Term Loan under the 2014 Credit Facilities and Zuffa’s First Lien Term Loan under its Credit Facilities had an estimated fair value of $5.0 billion and $5.3 billion, respectively. The estimated fair values of the Company’s First Lien Term Loan under the 2014 Credit Facilities and Zuffa’s First Lien Term Loan under its Credit Facilities are based on quoted market values for the debt. Since the First Lien Term Loan under the 2014 Credit Facilities and Zuffa’s First Lien Term Loan under its Credit Facilities do not trade on a daily basis in an active market, fair value estimates are based on market observable inputs based on quoted market prices and borrowing rates currently available for debt with similar terms and average maturities, which are classified as Level 2 under the fair value hierarchy.

12.	MEMBERS’ EQUITY

Common Units

The Company had 2,149,218,614 Class A Common Units issued and outstanding as of December 31, 2020. The Class A Common Units are held by Holdco, Silver Lake, and other investors. The Class A Common Units have no par value assigned to them.

During the three months ended March 31, 2020, the Company issued 8,766,738 Class A Common Units to Silver Lake as part of the Zuffa distribution discussed below.

Profits Units

The Company had 314,123,415 Profits Units issued and outstanding as of December 31, 2020. Other than certain Profits Units held by key executives, Profits Units are not entitled to participate in operating distributions unless otherwise elected by the Board. Certain Profits Units are designated as Catch-Up Profits Units and are entitled to certain “catch up” distributions once the distribution threshold applicable to such Catch-Up Profits Units has been met. All Profits Units have no par value assigned to them.

Non-controlling Interests

In January 2020, the Board of Zuffa approved the payment of a distribution in the amount of $300.0 million to Zuffa common unit and profits unit holders. During the three months ended March 31, 2020, Zuffa authorized a total of $201.9 million, of which $195.2 million was paid and $6.7 million was deferred as of March 31, 2020. In lieu of cash, the Company issued 8,766,738 Class A Common Units at fair value to Silver Lake for $26.5 million and issued a convertible promissory note to Silver Lake for $15.9 million. This resulted in the Company retaining $135.0 million of the $195.2 million distribution paid during the three months ended March 31, 2020. The remaining portion of the distribution was authorized and paid during the remainder of 2020.

13.	REDEEMABLE NON-CONTROLLING INTERESTS

OLE

In connection with the acquisition of OLE (Note 5), the Company entered into an Amended and Restated Limited Liability Company Agreement of OLE Parent with 32 Equity. The terms of the agreement provide 32 Equity with certain rights to put its common units in OLE Parent to the Company upon a termination of the CLA or at its option at any time following the Lockup Period. The Company also has certain call rights to require 32 Equity to sell its common units in OLE Parent to the Company upon a termination of the CLA in the event aforementioned put rights are not exercised. The put/call price is an amount equal to fair market value and the exercise of these put/call rights may give rise to an obligation of the Company to make a premium payment to 32 Equity in certain circumstances. At any time following the Lockup Period, 32 Equity will be entitled to a $41.0 million premium payment from the Company if both (i) 32 Equity or the Company exercise the put/call rights described above or there is a sale or IPO of OLE Parent and (ii) certain performance metrics based on average OLE gross profit or NFL related business gross profit are achieved. The $41.0 million premium payment will also be payable if, prior to January 2, 2026, a sale or IPO of OLE Parent occurs or if 32 Equity exercises its put rights following a termination of the CLA due to an OLE event of default (in which case the

23

$41.0 million premium payment may be subject to proration). The $41.0 million premium payment was recognized as a separate unit of account from the non-controlling interest. The non-controlling interest was recognized at acquisition based on fair value of $65.2 million. During the six months ended June 30, 2021, the redeemable non-controlling interest was adjusted for certain net assets that were contributed during the period. On June 25, 2021 Endeavor and 32 Equity agreed to fund a combined $40.0 million to OLE. This amount was funded via a pro-rata capital contribution from Endeavor and 32 Equity of $34.6 million and $5.4 million, respectively. No further capital contributions are contracted for future periods. As of June 30, 2021 and December 31, 2020, the estimated redemption value was below the carrying value of $49.0 million and $45.0 million, respectively.

China

In June 2016, the Company received a contribution of $75.0 million from third parties in a newly formed subsidiary of the Company that was formed to expand the Company’s existing business in China. Costs incurred for this contribution were $6.9 million and were recognized as a reduction of the proceeds. This contribution gave the non-controlling interests holders approximately 34% ownership of the subsidiary. The holders of the non-controlling interests have the right to put their investment to the Company at any time after June 1, 2023 for fair market value. As of June 30, 2021 and December 31, 2020, the estimated redemption value was equal to and below the carrying value of $85.1 million and $91.4 million, respectively.

In March 2018, the Company entered into an agreement for an additional contribution in its existing subsidiary in China. The total additional contribution was $125.0 million, of which $12.5 million was the Company’s funding obligation and $112.5 million was the existing non-controlling interests’ funding obligation. In January 2021, this agreement and the underlying funding obligation were terminated.

Zuffa

In July 2018, the Company received a contribution of $9.7 million from third parties (the “Russia Co-Investors”) in a newly formed subsidiary of the Company (the “Russia Subsidiary”) that was formed to expand the Company’s existing business in Russia and certain other countries in the Commonwealth of Independent States. The terms of this contribution provide the Russia Co-Investors with a put option to sell their ownership in the Russia Subsidiary five years and nine months after the consummation of the contribution. The purchase price of the put option is the greater of the total investment amount, defined as the Russia Co-Investors’ cash contributions less cash distributions, or fair value. As of June 30, 2021 and December 31, 2020, the estimated redemption value was $9.7 million.

Frieze

In connection with the acquisition of Frieze in 2016, the terms of the agreement provide the sellers with a put option to sell their remaining 30% interest after fiscal year 2020. The Company also has a call option to buy the remaining 30% interest after fiscal year 2020 or upon termination of employment of the sellers who continued to be employees of Frieze after the acquisition. The price of the put and call option is equal to Frieze’s prior year’s EBITDA multiplied by 7.5. As of June 30, 2021 and December 31, 2020, the estimated redemption value was below the carrying value of $22.7 million and $22.2 million, respectively.

24

14.	EARNINGS PER SHARE

Basic earnings per share is calculated utilizing net income available to common stockholders of the Company from May 1, 2021 through June 30, 2021, divided by the weighted average number of shares of Class A Common Stock outstanding during the same period. The Company’s outstanding equity-based compensation awards under its equity-based compensation arrangements (Note 15) were anti-dilutive during the period.

The computation of earnings per share and weighted average shares of the Company’s common stock outstanding for the periods presented below:

Period Through May 1 - June 30, 2021
Basic and diluted net loss per share
Numerator
Consolidated Net Loss	$(518,352)
Net loss attributable to NCI (Endeavor Operating Company Unit)	(168,469)
Net loss attributable to NCI (Endeavor Manager LLC Manager Unit)	(30,285)

Net loss attributable to EGH common shareholders	$(319,597)

Denominator
Weighted average Class A Common Shares outstanding - Basic	258,266,323

Basic and diluted net loss per share	$(1.24)

Securities that are anti-dilutive this period
Stock Options	3,196,364
Unvested RSUs	7,479,941
Manager LLC Units	24,722,425
EOC Common Units	141,245,780
EOC Profits Interest	15,256,825

15.	EQUITY BASED COMPENSATION

Conversion of Pre-IPO Profit Interests and Phantom Units

In connection with the closing of the IPO, the Company consummated certain Reorganization Transactions, as described in further detail in Note 1. As part of such transactions, modifications of certain pre-IPO equity-based awards were made primarily to remove certain forfeiture and discretionary call terms, which resulted in the Company recording additional equity-based compensation expense of $251.9 million during the three and six months ended June 30, 2021.

In addition, certain put right arrangements which were outstanding prior to the IPO were terminated upon the consummation of such IPO, based on the original terms of those agreements, which resulted in the Company recording a reversal of related equity-based compensation expense of $4.0 million during the three and six months ended June 30, 2021. The fair value of the outstanding put rights as of June 30, 2021 totaled $5.7 million, which is recorded in redeemable non-controlling interests.

2021 Incentive Award Plan

In connection with the IPO, the Company’s board of directors adopted the 2021 Incentive Award Plan (the “2021 Plan”). The 2021 Plan became effective on April 28, 2021. The Company initially reserved a total of 21,700,000 shares of Class A common stock for issuance pursuant to the 2021 Plan. All current awards granted under the 2021 Plan are intended to be treated as stock options or restricted stock units (RSUs). The terms of each award, including vesting and forfeiture, are fixed by the administrator of the 2021 Plan. Key grant terms include one or more of the following: (a) time-based vesting over a two to five year period or full vesting at grant; (b) market-based vesting conditions at graduated levels upon the Company’s attainment of certain market price per share thresholds and (c) expiration dates (if applicable). Granted awards may include time-based vesting conditions only, market-based vesting conditions only, or both.

25

The following table summarizes the RSU award activity for the six months ended June 30, 2021:

	Time Vested RSUs		Market / Market and Time Vested RSUs
	Units	Value *	Units	Value *
Outstanding at January 1, 2021	—	$—	—	$—
Granted	7,214,581	$30.51	3,117,354	28.08
Released	(728,103)	$30.81	(830,857)	29.03
Forfeited	(9,191)	$30.81	(3,907)	27.07

Outstanding at June 30, 2021	6,477,287	$30.48	2,282,590	27.74

Vested and releasable at June 30, 2021	1,279,936	$30.53	—	$—

*	Weighted average grant date fair value

The following table summarizes the stock options award activity for the six months ended June 30, 2021:

	Stock Options
	Options	Weighted Average Exercise Price
Outstanding at January 1, 2021	—	$—
Granted	3,213,551	$24.00
Forfeited or expired	(17,187)	$24.00

Outstanding at June 30, 2021	3,196,364	$24.00

Vested and exercisable at June 30, 2021	563,367	$24.00

The weighted average grant-date fair value of stock options granted under the Company’s 2021 Plan during the three and six months ended June 30, 2021 was $9.54.

The Company estimates the fair value of each stock option on the date of grant using a Black-Scholes option pricing model. Management is required to make certain assumptions with respect to selected model inputs. Expected volatility is based on comparable publicly traded companies’ stock movements. The expected life represents the period of time that the respective awards are expected to be outstanding. The risk-free interest rate is based on the U.S treasury yield curve in effect at the time of grant. All stock options exercised will be settled in Class A common stock. The key assumptions used for stock options granted during the three and six months ended June 30, 2021 are as follows:

Stock Options
Risk-free interest rate	1.02%
Expected volatility	41.36%
Expected life (in years)	5.73
Expected dividend yield	0.00%

For the three and six months ended June 30, 2021, the Company recorded share-based compensation expense of $111.4 million related to RSUs and stock options granted under the 2021 Plan, which is included within selling, general and administrative expenses in the consolidated statements of operations.

The total grant-date fair value of RSUs and stock options which vested during the three and six months ended June 30, 2021 was $70.0 million. As of June 30, 2021, the aggregate intrinsic value of vested RSUs and stock options and aggregate intrinsic value of total outstanding RSUs and stock options was $37.2 million and $254.3 million, respectively.

As of June 30, 2021, the total unrecognized equity-based compensation related to stock options and restricted stock units was $194.9 million, which is expected to be recognized over a weighted-average period of approximately 2.05 years.

26

CEO and Executive Chairman Market-Based Incentive Awards

In March 2019, the Company issued equity-based compensation awards in Endeavor and in Zuffa to the Company’s CEO (each a “Future Incentive Award”). The Future Incentive Awards were each based on achievement of various equity value thresholds of Endeavor and of Zuffa. In May 2021, the Company’s CEO received a RSU award covering 520,834 shares of the Company’s Class A common stock following the achievement of one agreed upon increase in equity value of Zuffa under his Zuffa Incentive Future Award. One-third of such RSUs were vested upon grant and the remaining will vest in two equal installments on each of the first and second anniversaries of the date of grant. The Endeavor and Zuffa Future Incentive Awards were cancelled in connection with the IPO and were replaced with an award of performance-vesting RSUs.

Each of the Company’s CEO and Executive Chairman received an award of performance-vesting RSUs pursuant to which they are eligible to receive a number of shares of the Company’s Class A common stock with a specified target value each time the price per share of the Company’s Class A common stock (calculated based on volume weighted average price thereof) exceeds an applicable threshold price above the public offering price of $24.00. One-third of any shares of the Company’s Class A common stock received upon achievement of any applicable threshold price will be vested upon grant and the remainder of such shares will vest in two equal installments on each of the first and second anniversaries of the date of grant. The first price threshold was achieved for the Company’s CEO on June 10, 2021. These performance-vesting RSUs will expire on the tenth anniversary of the date of grant.

The performance-vesting RSUs awarded to the CEO and Executive Chairman of the Company (each a “Market-Based Incentive Award”) are accounted for under ASC 718 as equity-classified awards due to the fixed number of shares of the Company’s Class A common stock each of the CEO and the Executive Chairman will be eligible for upon the achievement of each respective threshold. Compensation cost for performance-based awards with a market condition is recognized regardless of the number of units that vest based on the market condition and is recognized on a straight-line basis over the estimated service period. Compensation expense is not reversed even if the market condition is not satisfied. The Company used a Monte Carlo simulation model to determine the fair value and the derived service periods of these Market-Based Incentive Awards.

For the three and six months ended June 30, 2021, total equity-based compensation expense for these Market-Based Incentive Awards was $23.5 million and the Company reclassified the $27.0 million of long term liabilities from the Future Incentive Awards to additional paid in capital. As of June 30, 2021, total unrecognized equity-based compensation related to these CEO and Executive Chairman Market-Based Incentive Awards was $285.7 million, which is expected to be recognized over a weighted-average period of approximately 2.57 years.

16.	INCOME TAXES

EGH was incorporated as a Delaware corporation in January 2019. It was formed as a holding company for the purpose of completing an IPO and other related transactions. As the sole managing member of Endeavor Manager, which is the sole managing member of EOC, EGH operates and controls all the business and affairs of EOC, and through EOC and its subsidiaries, conducts the Company’s business. EGH is subject to corporate income tax on its share of taxable income or loss of EOC derived through Endeavor Manager. EOC is treated as a partnership for U.S. federal income tax purposes and is therefore not subject to U.S. corporate income tax. However, certain of EOC’s subsidiaries are subject to U.S. or foreign corporate income tax.

27

In accordance with ASC Topic 740, each interim period is considered integral to the annual period and tax expense is generally determined using an estimate of the annual effective income tax rate (“AETR”). The Company would record income tax expense each quarter using the estimated AETR to provide for income taxes on a current year-to-date basis, adjusted for discrete items, if any, that are noted in the relevant period. In accordance with the authoritative guidance for accounting for income taxes in interim periods, the Company computed its income tax provision for the three and six months ended June 30, 2021 based upon the AETR. Utilizing the AETR in 2020 would not have provided a reliable estimate of the tax provision based on the forecasted impact of COVID-19 on the Company’s operations and overall economy. Therefore, in accordance with the authoritative guidance for accounting for income taxes in interim periods, EOC computed its income tax provision for the three and six months ended June 30, 2020 based upon the actual effective tax rate for that period.

The provision for (benefit from) income taxes for the three months ended June 30, 2021 and 2020 is $60.9 million and $(4.0) million, respectively, based on pretax losses of $412.0 million and $301.8 million, respectively. The effective tax rate is (14.8%) and 1.3% for the three months ended June 30, 2021 and 2020, respectively. The provision for income taxes for the six months ended June 30, 2021 and 2020 is $66.0 million and $44.6 million, respectively, based on pretax losses of $389.1 million and $292.7 million, respectively. The effective tax rate is (17.0%) and (15.2%) for the six months ended June 30, 2021 and 2020, respectively. The tax expense for the three and six months ended June 30, 2021 differs from the same periods in 2020 primarily due to the impact of additional stock compensation expense on the AETR, deferred tax liabilities associated with indefinite lived intangibles recorded as a result of the IPO, and a change in the tax rate in the United Kingdom. Any tax balances reflected on the June 30, 2021 balance sheet would be adjusted accordingly to reflect the actual financial results for the year ending December 31, 2021.

The Company’s effective tax rate differs from the U.S. federal statutory rate primarily due to partnership income not subject to income tax, state and local income taxes, withholding taxes in foreign jurisdictions that are not based on net income and income subject to tax in foreign jurisdictions which differ from the U.S. federal statutory income tax rate and the relative amount of income earned in those jurisdictions.

As of June 30, 2021 and December 31, 2020, the Company had unrecognized tax benefits of $36.3 million and $34.4 million, respectively, for which we are unable to make a reasonable and reliable estimate of the period in which these liabilities will be settled with the respective tax authorities.

The Company records valuation allowances against its net deferred tax assets when it is more likely than not that all, or a portion, of a deferred tax asset will not be realized. The Company evaluates the realizability of its deferred tax assets by assessing the likelihood that its deferred tax assets will be recovered based on all available positive and negative evidence, including historical results, reversals of deferred tax liabilities, estimates of future taxable income, tax planning strategies and results of operations. Based on this analysis, the Company has concluded that its net deferred tax assets at EGH, exclusive of deferred tax liabilities associated with indefinite lived intangibles, will not be realized and as a result, has recorded a full valuation allowance as of June 30, 2021.

Tax Receivable Agreements

In connection with the IPO and related transactions, the Company entered into tax receivable agreements (“TRAs”) with certain persons that held direct or indirect interests in EOC and Zuffa prior to the IPO (“TRA Holders”). The TRAs generally provide for the payment by EGH of 85% of the amount of any tax benefits that EGH actually realizes, or in some cases is deemed to realize, as a result of (i) increases in EGH’s share of the tax basis in the net assets of EOC resulting from any redemptions or exchanges of LLC Units, (ii) increases in tax basis attributable to payments made under the TRAs, (iii) deductions attributable to imputed interest pursuant to the TRAs and (iv) other tax attributes allocated to EGH post-IPO and related transactions that were allocable to the TRA Holders prior to the IPO and related transactions.

The Company has recorded a full valuation allowance with respect to deferred tax assets subject to the TRA. Certain other tax attributes subject to the TRA do not result in deferred tax assets. During the six months ended June 30, 2021, the Company has recognized a TRA liability on a portion of such attributes of approximately $32 million, after concluding that such TRA payments would be probable based on estimates of future taxable income over the terms of the TRAs. The amounts payable under the TRAs will vary depending upon a number of factors, including the amount, character, and timing of the taxable income of EGH in the future. If the valuation allowance recorded against the deferred tax assets applicable to the tax attributes referenced above is released in a future period, or other tax attributes subject to the TRA are determined to be payable, additional TRA liabilities may be considered probable at that time and recorded within our statement of operations.

28

17.	REVENUE

The following table presents the Company’s revenue disaggregated by primary revenue sources for the three and six months ended June 30, 2021 and 2020 (in thousands):

	Three Months Ended June 30, 2021
	Owned Sports Properties	Events, Experiences & Rights	Representation	Total
Media rights	$162,938	$310,857	$—	$473,795
Media production, distribution and content	1,240	92,698	133,275	227,213
Events and performance	94,687	125,117	—	219,804
Talent representation and licensing	—	—	145,929	145,929
Marketing	—	—	49,028	49,028
Eliminations	—	—	—	(4,497)

Total	$258,865	$528,672	$328,232	$1,111,272

	Six Months Ended June 30, 2021
	Owned Sports Properties	Events, Experiences & Rights	Representation	Total
Media rights	$340,591	$633,983	$—	$974,574
Media production, distribution and content	3,427	177,411	192,198	373,036
Events and performance	198,328	256,888	—	455,216
Talent representation and licensing	—	—	292,674	292,674
Marketing	—	—	92,269	92,269
Eliminations	—	—	—	(6,915)

Total	$542,346	$1,068,282	$577,141	$2,180,854

	Three Months Ended June 30, 2020
	Owned Sports Properties	Events, Experiences & Rights	Representation	Total
Media rights	$103,226	$46,287	$—	$149,513
Media production, distribution and content	1,064	37,864	81,258	120,186
Events and performance	47,949	35,683	—	83,632
Talent representation and licensing	—	—	79,910	79,910
Marketing	—	—	31,672	31,672
Eliminations	—	—	—	(1,999)

Total	$152,239	$119,834	$192,840	$462,914

	Six Months Ended June 30, 2020
	Owned Sports Properties	Events, Experiences & Rights	Representation	Total
Media rights	$226,040	$262,936	$—	$488,976
Media production, distribution and content	3,200	113,762	150,999	267,961
Events and performance	155,166	411,912	—	567,078
Talent representation and licensing	—	—	227,887	227,887
Marketing	—	—	106,688	106,688
Eliminations	—	—	—	(5,279)

Total	$384,406	$788,610	$485,574	$1,653,311

In the three months ended June 30, 2021 and 2020, there was revenue recognized of $9.9 million and $11.0 million, respectively, from performance obligations satisfied in prior periods. In the six months ended June 30, 2021 and 2020, there was revenue recognized of $23.0 million and $21.8 million, respectively, from performance obligations satisfied in prior periods.

Remaining Performance Obligations

The following table presents the aggregate amount of transaction price allocated to remaining performance obligations for contracts greater than one year with unsatisfied or partially satisfied performance obligations as of June 30, 2021 (in thousands). The transaction price related to these future obligations does not include any variable consideration.

29

Years Ending December 31,
Remainder of 2021	$871,028
2022	1,409,272
2023	1,252,400
2024	971,381
2025	911,711
Thereafter	578,354

$5,994,146

Contract Liabilities

The Company records deferred revenue when cash payments are received or due in advance of its performance. The Company’s deferred revenue balance primarily relates to advance payments received related to advertising and sponsorship agreements, event advanced ticket sales and performance tuition. Deferred revenue is included in the current liabilities section and in other long-term liabilities in the consolidated balance sheets.

The following table presents the Company’s contract liabilities as of June 30, 2021 and December 31, 2020 (in thousands):

Description	December 31, 2020	Additions	Deductions	Acquisitions	Foreign Exchange	June 30, 2021
Deferred revenue - current	$606,530	$1,008,801	$(883,348)	$38,267	$3,963	$774,213
Deferred revenue - noncurrent	$19,437	$6,468	$(16,787)	$18,564	$—	$27,682

18.	SEGMENT INFORMATION

As of June 30, 2021, the Company has three reportable segments: Owned Sports Properties, Events, Experiences & Rights, and Representation. The Company also reports the results for the “Corporate” group. The profitability measure employed by the Company’s chief operating decision maker for allocating resources and assessing operating performance is Adjusted EBITDA. Segment information is presented consistently with the basis for the year ended December 31, 2020. Summarized financial information for the Company’s reportable segments is shown in the following tables (in thousands):

Revenue

	Three months ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Owned Sports Properties	$258,865	$152,239	$542,346	$384,406
Events, Experiences & Rights	528,672	119,834	1,068,282	788,610
Representation	328,232	192,840	577,141	485,574
Eliminations	(4,497)	(1,999)	(6,915)	(5,279)

Total consolidated revenue	$1,111,272	$462,914	$2,180,854	$1,653,311

30

Reconciliation of segment profitability

	Three months ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Owned Sports Properties	$132,267	$65,502	$277,816	$167,796
Events, Experiences & Rights	36,800	(42,655)	75,850	26,468
Representation	61,685	52,036	123,168	120,649
Corporate	(62,704)	(29,046)	(109,320)	(83,538)

Adjusted EBITDA	168,048	45,837	367,514	231,375
Reconciling items:
Equity losses (income) losses of affiliates	1,158	1,759	(2,176)	1,797
Interest expense, net	(83,836)	(71,693)	(152,187)	(141,677)
Depreciation and amortization	(69,161)	(84,751)	(136,397)	(165,198)
Equity-based compensation expense	(387,017)	(9,204)	(403,508)	(16,975)
Merger, acquisition and earn-out costs	(14,199)	859	(25,184)	(9,303)
Certain legal costs	(574)	(3,357)	(4,526)	(6,159)
Restructuring, severance and impairment	(4,026)	(195,305)	(4,433)	(212,247)
Fair value adjustment - equity investments	5,905	(2,950)	13,704	(5,759)
COVID-19 related costs	—	(2,606)	—	(12,113)
Other	(28,334)	19,610	(41,911)	43,595

Loss before income taxes and equity losses of affiliates	$(412,036)	$(301,801)	$(389,104)	$(292,664)

19.	COMMITMENTS AND CONTINGENCIES

Claims and Litigation

The Company is involved in legal proceedings, claims and governmental investigations arising in the normal course of business. The types of allegations that arise in connection with such legal proceedings vary in nature, but can include contract, employment, tax and intellectual property matters. The Company evaluates all cases and records liabilities for losses from legal proceedings when the Company determines that it is probable that the outcome will be unfavorable and the amount, or potential range, of loss can be reasonably estimated. While any outcome related to litigation or such governmental proceedings cannot be predicted with certainty, management believes that the outcome of these matters, except as otherwise may be discussed below, individually or in the aggregate, will not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

An employee of the Company is one of several individuals and entities named in a complaint by India’s Director of Enforcement (“DE”), initially filed in January 2015, alleging violations of the Foreign Exchange Management Act (“FEMA”). The complaint alleges that the employee participated as an advisor in a series of transactions in 2009 that were completed by and on behalf of a client, the Board of Control for Cricket in India (the “BCCI”), and that contravened two provisions of FEMA. The subject transactions were pursued under the direction and control of one of the BCCI’s board members. The Company is not alleged to have possessed any funds improperly or to have made or received any of the payments that are alleged to have violated FEMA. The Company is cooperating with the DE’s investigation which, at present, is in its early stages.

In July 2017, the Italian Competition Authority (“ICA”) issued a decision opening an investigation into alleged breaches of competition law in Italy, involving inter alia IMG, and relating to bidding for certain media rights of the Serie A and Serie B football leagues. In April 2018, the European Commission conducted on-site inspections at a number of companies that are involved with sports media rights, including the Company. The inspections were part of an ongoing investigation into the sector and into potential violations of certain antitrust laws that may have taken place within it. The Company investigated these ICA matters, as well as other regulatory compliance matters. In May 2019, the ICA completed its investigation and fined the Company approximately EUR 0.3 million. As part of its decision, the ICA acknowledged the Company’s cooperation and ongoing compliance efforts since the investigation commenced. In July 2019, three football clubs and in June 2020, the Serie A football league (Lega Nazionale Professionisti Serie A or “Lega Nazionale”, and together with the three clubs, the “Plaintiffs”) each filed separate claims against IMG and certain other unrelated parties in the Court of Milan, Italy, alleging that IMG engaged in anti-competitive practices with regard to bidding for certain media rights of the Serie A and Serie B football leagues. The Plaintiffs seek damages from all defendants in amounts totalling EUR 554.6 million in the aggregate relating to the three football clubs and EUR 1,592.2 million relating to Lega Nazionale, along with attorneys’ fees and costs (the “Damages Claims”). Since December 2020, four additional football clubs have each filed requests to intervene in the Lega Nazionale proceedings and individually seek to claim amounts in the aggregate totalling EUR 251.5 million. Ten other clubs also filed requests to intervene in support of Lega Nazionale’s claim or alternatively to individually claim in the amount of EUR 92.1 million, in the case of one club, and unspecified amounts (to be quantified as a percentage of the total amount sought by Lega Nazionale) in the other nine

31

cases. Collectively, the interventions of these 14 clubs are the “Interventions”. The Company intends to defend against the Damages Claims, Interventions and any related claims, and management believes that the Company has meritorious defenses to these claims, including the absence of standing of the clubs, and the absence of actual damage. The Company may also be subject to regulatory and other claims and actions with respect to these ICA and other regulatory matters. Any judgment entered against the Company or settlement entered into, including with respect to claims or actions brought by other parties, could materially and adversely impact the Company’s business, financial condition and results of operations.

Zuffa has five related class-action lawsuits filed against it in the United States District Court for the Northern District of California (the “District Court”) between December 2014 and March 2015 by a total of eleven former UFC fighters. The complaints in the five lawsuits are substantially identical. Each alleges that Zuffa violated Section 2 of the Sherman Act by monopolizing the alleged market for the promotion of elite professional MMA bouts and monopolizing the alleged market for elite professional MMA Fighters’ services. Plaintiffs claim that Zuffa’s alleged conduct injured them by artificially depressing the compensation they received for their services and their intellectual property rights, and they seek treble damages under the antitrust laws, as well as attorneys’ fees and costs, and injunctive relief. On December 14, 2020, the District Court orally indicated its intention to grant Plaintiffs’ motion to certify the Bout Class (comprised of fighters who participated in bouts from December 16, 2010 to June 30, 2017) and to deny Plaintiffs’ motion to certify the Identity Class (a purported class based upon the alleged expropriation and exploitation of fighter identities). The Company is awaiting the official written order from the judge and assuming he rules as previously indicated, then the Company will seek an appeal of this decision. On June 23, 2021, plaintiffs’ lawyers filed a new case against Zuffa and EGH alleging substantially similar claims, but providing for a class period from July 1, 2017 to present. Management believes that the Company has meritorious defenses against the allegations and intends to defend itself vigorously.

In February 2021, the Company signed a new franchise agreement and side letter (the “Franchise Agreements”) directly with the Writer’s Guild of America East and the Writer’s Guild of America West (collectively, the “WGA”). These Franchise Agreements include terms that, among other things, prohibit the Company from (a) negotiating packaging deals after June 30, 2022 and (b) having more than a 20% non-controlling ownership or other financial interest in, or being owned or affiliated with any individual or entity that has more than a 20% non-controlling ownership or other financial interest in, any entity or individual engaged in the production or distribution of works written by WGA members under a WGA collective bargaining agreement. The Franchise Agreements provide for a transition period for the Company to come into compliance with certain of its provisions. During the term of the Franchise Agreements, until the Company is in compliance, the Franchise Agreements require that the Company place into escrow (i) an amount equal to Endeavor Content’s after-tax gross profits from the production of works written by WGA members under a WGA collective bargaining agreement and (ii) an amount equal to the Company’s after tax writer commissions and package fees received in connection with such Endeavor Content productions. As a result, in August 2021, the Company has begun marketing the restricted Endeavor Content business for sale.

Guarantees and Commitments

The Company routinely enters into purchase or guarantee arrangements for event, media or other representation rights as well as for advancements for content production or overhead costs with various organizations. Subsequent to December 31, 2020, the Company entered into certain new arrangements increasing its purchase/guarantee agreements by $1.3 billion, which will be due in 2021 through 2028.

20.	RELATED PARTY TRANSACTIONS

The Company has the following related party transactions as of June 30, 2021 and December 31, 2020 and for the three and six months ended June 30, 2021 and 2020 (in thousands):

	June 30, 2021	December 31, 2020
Other current assets	$9,071	$5,572
Other assets	4,670	1,400
Current liabilities	—	1,356
Other current liabilities	657	969

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$6,039	$3,093	$13,039	$5,178
Direct operating costs	724	(80)	2,857	1,972
Selling, general and administrative expenses	3,304	1,445	4,430	10,261
Other income, net	875	875	1,750	1,750

As of June 30, 2021, the Company has an equity-method investment in Euroleague, a related party. For the three and six months ended June 30, 2021 and 2020, the Company recognized revenue of $2.4 million, $4.7 million, $0.1 million and $(2.4) million, respectively, for a management fee to compensate it for representation and technical services it provides to Euroleague in relation to the distribution of media rights. This revenue is included in the Owned Sports Properties segment. Also, for the three and six months ended June 30, 2021 and 2020, the

32

Company recognized revenue of $3.9 million, $6.5 million, $2.7 million and $4.6 million, respectively, for production services provided to Euroleague as well as direct operating costs of $0.5 million, $2.3 million, $(0.2) million and $1.2 million, respectively, for the procurement of a license for gaming rights from Euroleague, which are included in the Events, Experiences & Rights segment. As of June 30, 2021 and December 31, 2020, the Company had a receivable of $5.7 million and $0.7 million, respectively, and a payable of none and $1.0 million, respectively.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our unaudited consolidated financial statements and related notes included elsewhere in this Quarterly Report and with our audited financial statements and related notes included in our prospectus dated April 28, 2021, filed with the SEC on April 30, 2021 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Prospectus”). The historical financial data discussed below reflects our historical results of operations and financial position and relate to periods prior to the reorganization transactions. As a result, the following discussion does not reflect the significant impact that such events will have on us.

BUSINESS OVERVIEW

Endeavor Group Holdings, Inc. is a premium intellectual property, content, events, and experiences company. We own and operate premium sports properties, including the UFC, produce and distribute sports and entertainment content, own and manage exclusive live events and experiences, and represent top sports and entertainment talent, as well as blue chip corporate clients. Founded as a client representation business, we expanded organically and through strategic mergers and acquisitions, investing in new capabilities, including sports operations and advisory, events and experiences management, media production and distribution, brand licensing, and experiential marketing. The addition of these new capabilities and insights transformed our business into an integrated global platform anchored by owned and managed premium intellectual property.

Segments

We operate our business in three segments: (i) Owned Sports Properties; (ii) Events, Experiences & Rights; and (iii) Representation.

Owned Sports Properties

Our Owned Sports Properties segment is comprised of a unique portfolio of scarce sports properties, including UFC, PBR and Euroleague, that generate significant growth through innovative rights deals and exclusive live events.

Through the UFC, the world’s premier professional MMA organization, we produce more than 40 live events annually which are broadcast in over 160 countries and territories to approximately one billion TV households. UFC was founded in 1993 and has grown in popularity after hosting more than 500 events and reaching a global audience through an increasing array of broadcast license agreements and our owned FIGHT PASS streaming platform. The value of our content is demonstrated by our licensing arrangements with ESPN and other international broadcasters and our increasing consumer engagement is reflected by the growth of FIGHT PASS subscribers and overall follower growth and engagement across our social channels.

PBR is the world’s premier bull riding circuit with more than 500 bull riders from the United States, Australia, Brazil, Canada, and Mexico, competing in more than 200 bull riding events each year pre-pandemic. PBR is one of America’s fastest growing sports with annual attendance for its premier series quadrupling since its inception in 1995.

We have an up to 20-year partnership with Euroleague, which could extend into 2036, to manage and capitalize on all of the commercial business of the league, including media rights, sponsorship, content production, licensing, digital distribution, events staging, and hospitality, for which we receive a management fee. Euroleague is one of the most popular indoor sports leagues in the world, averaging attendance of over 8,500 per game in the 2019-2020 season.

Events, Experiences & Rights

In our Events, Experiences & Rights segment, we own, operate, and provide services to a diverse portfolio of over 800 live events annually, including sporting events covering 20 sports across 25 countries, international fashion weeks, art fairs and music, culinary and lifestyle festivals. We own and operate many of these events, including the Miami Open, HSBC Champions, Frieze Art Fair, New York Fashion Week, and Hyde Park Winter Wonderland, and we have a strategic partnership with the PGA-sanctioned Asian Tour. We also operate other events on behalf of third parties, including the AIG Women’s British Open and Fortnite World Cup. Through On Location, we provide premium experiences, historically providing more than 900 per year for sporting and music events such as the Super Bowl, Ryder Cup, NCAA Final Four and Coachella.

33

We are one of the largest independent global distributors of sports video programming and data. We sell media rights globally on behalf of more than 150 clients such as the International Olympic Committee (“IOC”), the NFL, and National Hockey League (“NHL”), as well as for our owned assets and channels. We also provide league advisory services given the array of experience we have to offer. Through IMG ARENA, we work with more than 470 leading sportsbook brands worldwide to deliver live streaming video and data feeds for more than 45,000 sports events annually, as well as for on-demand virtual sports products including our own UFC Event Centre. We also leverage the technology derived from IMG ARENA to provide streaming video solutions to our clients and our owned assets via Endeavor Streaming.

Additionally, we own and operate IMG Academy, a leading academic and sports training institution located in Florida.

Representation

Our Representation segment provides services to more than 7,000 talent and corporate clients and includes our content division, Endeavor Content. Our Representation business deploys a subset of our integrated capabilities on behalf of our clients.

Through our client representation and management businesses, including the WME talent agency and IMG Models, we represent a diverse group of talent across entertainment, sports, and fashion, including actors, directors, writers, athletes, models, musicians, and other artists, in a variety of mediums, such as film, television, books, and live events. Through our 160over90 business, we provide brand strategy, marketing, advertising, public relations, analytics, digital, activation, and experiential services to many of the world’s largest brands. Through IMG Licensing, we provide IP licensing services to a large portfolio of entertainment, sports, and consumer product brands, including representing these clients in the licensing of their logos, trade names and trademarks. Endeavor Content provides a premium alternative to traditional content studios, offering a range of services including content development, production, financing, sales, and advisory services for creators. In February 2021, the Company signed a new franchise agreement and side letter (the “Franchise Agreements”) directly with the Writer’s Guild of America East and the Writer’s Guild of America West (collectively, the “WGA”). These Franchise Agreements include terms that, among other things, prohibit the Company from (a) negotiating packaging deals after June 30, 2022 and (b) having more than a 20% non-controlling ownership or other financial interest in, or being owned or affiliated with any individual or entity that has more than a 20% non-controlling ownership or other financial interest in, any entity or individual engaged in the production or distribution of works written by WGA members under a WGA collective bargaining agreement. As a result, in August 2021, the Company has begun marketing the restricted Endeavor Content business for sale.

Components of Our Operating Results

Revenue

In our Owned Sports Properties segment, we primarily generate revenue via media rights fees, pay-per-view, sponsorships, ticket sales, subscriptions, and license fees. In our Events, Experiences & Rights segment, we primarily generate revenue from media rights sales, production service and studio fees, sponsorships, ticket and premium experience sales, subscriptions, streaming fees, tuition, profit sharing, and commissions. In our Representation segment, we generate revenue primarily through commissions, packaging fees, marketing and consulting fees, production fees, and content licensing fees.

Direct Operating Costs

Our direct operating costs primarily include third-party expenses associated with the production of events and experiences, content production costs, operation of our training and education facilities, and fees for media rights, including required payments related to sales agency contracts when minimum sales guarantees are not met.

Selling, General and Administrative

Our selling, general and administrative expenses primarily include personnel costs as well as rent, professional service costs and other overhead required to support our operations and corporate structure.

Provision for Income Taxes

EGH was incorporated as a Delaware corporation in January 2019. It was formed as a holding company for the purpose of completing an IPO and other related transactions. As the sole managing member of Endeavor Manager, which is the sole managing member of EOC, EGH operates and controls all the business and affairs of EOC, and through EOC and its subsidiaries, conducts the Company’s business. EGH is subject to corporate income tax on its share of taxable income or loss of EOC, derived from Endeavor Manager. EOC is treated as a partnership for U.S. federal income tax purposes and is therefore not subject to U.S. corporate income tax. However, certain of EOC’s subsidiaries are subject to U.S. or foreign corporate income tax.

34

Impact of the COVID-19 Pandemic

In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. The COVID-19 pandemic has rapidly changed market and economic conditions globally, including significantly impacting the entertainment and sports industries as well as our business, results of operations, financial position and cash flows.

The COVID-19 pandemic resulted in various governmental restrictions and began to have a significant adverse impact on our business and operations beginning in March 2020, including the lack of ticketed PBR and UFC events and the early cancellation of the 2019-2020 Euroleague season adversely impacting our Owned Sports Properties segment; the postponement or cancellation of live sporting events and other in-person events adversely impacting our Events, Experiences & Rights segment; and stoppages of entertainment productions, including film, television shows and music events, as well as reduced corporate spending on marketing, experiential and activation, adversely impacting our Representation segment. Furthermore, following the merger of our IMG College business with Learfield, the operating results of the merged business had been weaker than anticipated driven by lower than expected sales and have been further impacted by COVID-19 as a result of the delay, cancellation of or shortened college football season and the prohibition of fans by many teams, which resulted in impairment charges at Learfield IMG College in 2020 adversely impacting our equity earnings. In 2020, we also recognized goodwill and intangible asset impairment charges primarily at our Events, Experiences & Rights segment, driven by lower projections as a result of the impact of COVID-19 and restructuring in certain of our businesses. In the future, any further impact to our business as a result of COVID-19 could result in additional impairments of goodwill, intangibles, long-term investments and long-lived assets.

While activity has resumed in certain of our businesses and restrictions have been lessened or lifted restrictions impacting certain of our businesses remain in effect in locations where we are operating and could in the future be reduced or increased, or removed or reinstated. As a result of this and numerous other uncertainties, including the duration of the pandemic, the effectiveness of mass vaccinations and the impact of variants of the virus, additional postponements or cancellations of live sporting events and other in-person events, and changes in consumer preferences towards our business and the industries in which we operate, we are unable to accurately predict the full impact of COVID-19, including recently emerged variants, on our business, results of operations, financial position and cash flows, but acknowledge that its impact on our business and results of operations may be material. We expect that recovery will continue to be gradual and that the wider impact on revenue and cash flows will vary, but will generally depend on the factors listed above and the general uncertainty surrounding COVID-19. After considering the impact of COVID-19, including recently emerged variants, the Company believes that existing cash, cash generated from operations and available capacity for borrowings under its credit facilities will satisfy working capital requirements, capital expenditures, and debt service requirements for at least the succeeding year.

UFC Buyout

Substantially simultaneous with the closing of the IPO, we consummated the UFC Buyout whereby we acquired equity interests in UFC Parent (including warrants of UFC Parent) from the Other UFC Holders (or their affiliates) resulting in Endeavor Operating Company directly or indirectly owning 100% of the equity interests of UFC Parent.

As a result of the UFC Buyout, we no longer attribute income (loss) to non-controlling interests related to UFC in our consolidated statement of operations and recognized a reduction in nonredeemable non-controlling interests on our consolidated balance sheet. Furthermore, restrictions on dividends under the UFC LLC Agreement are no longer in place after the UFC Buyout, although restrictions from the UFC Credit Facilities remain in place.

35

Reorganization

Prior to the closing of the IPO on May 3, 2021, we undertook reorganization transactions, following which Endeavor Group Holdings became a holding company, and its principal asset is an equity interest in a newly formed subsidiary of Endeavor Group Holdings, Endeavor Manager, of which Endeavor Group Holdings serves as the managing member. Endeavor Manager is in turn the managing member of Endeavor Operating Company. Endeavor Group Holdings manages and operates the business and controls the strategic decisions and day-to-day operations of Endeavor Manager as its sole managing member, and Endeavor Operating Company as its indirect sole managing member, and also has a substantial financial interest in Endeavor Manager and Endeavor Operating Company. Accordingly, Endeavor Group Holdings consolidates the results of operations of Endeavor Manager and Endeavor Operating Company, and a portion of Endeavor Group Holding’s net income (loss) is allocated to non-controlling interests to reflect the entitlements of certain former members of Endeavor Operating Company who retain ownership interests in Endeavor Manager and Endeavor Operating Company.

After consummation of the IPO and the reorganization transactions, we became subject to U.S. federal, state and local income taxes with respect to our allocable share of any taxable income of Endeavor Manager and Endeavor Operating Company, and we are taxed at the prevailing corporate tax rates. Endeavor Operating Company makes distributions to us in an amount sufficient to allow us to pay our tax obligations and operating expenses, including distributions to fund any ordinary course payments due under the Tax Receivable Agreement.

In addition, we have begun implementing and will continue to implement additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. We expect to continue to incur expenses related to these steps and, among other things, additional directors’ and officers’ liability insurance, director fees, reporting requirements of the SEC, transfer agent fees, hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses. We have recognized and will continue to recognize certain non-recurring costs as part of our transition to a publicly traded company, consisting of professional fees and other expenses.

36

RESULTS OF OPERATIONS

The following is a discussion of our consolidated results of operations for the three and six months ended June 30, 2021 and 2020. This information is derived from our accompanying consolidated financial statements prepared in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Revenue	$1,111,272	$462,914	$2,180,854	$1,653,311
Operating expenses:
Direct operating costs	570,955	172,643	1,117,347	853,927
Selling, general and administrative expenses	785,101	302,047	1,166,214	691,018
Insurance recoveries	(10,210)	(16,841)	(29,867)	(33,960)
Depreciation and amortization	69,161	84,751	136,397	165,198
Impairment charges	3,770	172,232	3,770	175,282

Total operating expenses	1,418,777	714,832	2,393,861	1,851,465

Operating loss	(307,505)	(251,918)	(213,007)	(198,154)
Other (expense) income:
Interest expense, net	(83,836)	(71,693)	(152,187)	(141,677)
Loss on extinguishment of debt	(28,628)	—	(28,628)	—
Other income, net	7,933	21,810	4,718	47,167

Loss before income taxes and equity losses of affiliates	(412,036)	(301,801)	(389,104)	(292,664)
Provision for (benefit from) income taxes	60,918	(4,049)	66,003	44,555

Loss before equity losses of affiliates	(472,954)	(297,752)	(455,107)	(337,219)
Equity losses of affiliates, net of tax	(43,813)	(198,013)	(59,284)	(209,807)

Net loss	(516,767)	(495,765)	(514,391)	(547,026)
Net loss attributable to non-controlling interests	(190,354)	(29,211)	(163,108)	(25,516)
Net loss attributable to Endeavor Operating Company, LLC prior to the reorganization transactions	(6,816)	(466,554)	(31,686)	(521,510)

Net loss attributable to Endeavor Group Holdings, Inc.	$(319,597)	$—	$(319,597)	$—

Revenue

Revenue increased $648.4 million, or 140.1%, to $1,111.3 million for the three months ended June 30, 2021 compared to the three months ended June 30, 2020.

•

Owned Sports Properties increased by $106.6 million, or 70.0%. The increase was primarily driven by an increase in media rights fees and event related revenue due to the increase in the number of events held at UFC and PBR.

•

Events, Experiences & Rights increased by $408.8 million, or 341.2%. The increase was primarily attributable to the return of live events in 2021 and an increase in media rights fees primarily due to the return to a full schedule of European soccer matches in 2021 and the impact of COVID-19 on the 2019/2020 season, which resulted in matches for most leagues rescheduled to the second half of 2020.

•

Representation increased by $135.4 million, or 70.2%. The increase was primarily driven by an increase in content deliveries at Endeavor Content and the gradual recovery in client commissions and corporate spending on marketing and experiential activations.

Revenue increased $527.5 million, or 31.9%, to $2,180.9 million for the six months ended June 30, 2021 compared to the six months ended June 30, 2020.

•

Owned Sports Properties increased by $157.9 million, or 41.1%. The increase was primarily driven by an increase in media rights fees and event related revenue due to the increase in the number of events held at UFC.

•

Events, Experiences & Rights increased by $279.7 million, or 35.5%. The increase was primarily attributable to an increase in media rights fees primarily driven by the impact of COVID-19 on both the 2019/2020 and 2020/2021 soccer seasons in Europe, which resulted in reduced matches for most leagues in the first half of 2020, and an increased schedule of matches in the second half of 2020 and first quarter of 2021, partially offset by the cancellations, postponements and capacity restrictions of live sport events and other in-person events in the first quarter 2021, resulting from COVID-19.

•

Representation increased by $91.6 million, or 18.9%. The increase was primarily driven by the increase in content deliveries at Endeavor Content and the gradual recovery in client commissions partially offset by a decline in corporate spending on marketing and experiential activations.

37

Direct operating costs

Direct operating costs increased $398.3 million, or 230.7%, to $571.0 million for the three months ended June 30, 2021 compared to the three months ended June 30, 2020. The increase was primarily attributable to an increase of approximately $218 million in media rights costs due to the increase in revenue described above, approximately $67 million of increased event costs related to the return of live events and approximately $60 million related to an increase in content deliveries at Endeavor Content.

Direct operating costs increased $263.4 million, or 30.8%, to $1,117.3 million for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The increase was primarily attributable to an increase of approximately $331 million in media rights costs due to the increase in revenue described above, and approximately $48 million related to an increase in content deliveries at Endeavor Content. These increases were partially offset by approximately $155 million of reduced event costs due to the reduction in revenue resulting from the postponement, cancellation and capacity restrictions of sports and live events due to COVID-19.

Selling, general and administrative expenses

Selling, general and administrative expenses increased $483.1 million, or 159.9%, to $785.1 million for the three months ended June 30, 2021 compared to the three months ended June 30, 2020. The increase was principally due to increased equity-based compensation expense of $377.8 million, of which $251.9 million was due to modification of certain pre-IPO awards to remove certain forfeiture and discretionary call terms, higher cost of personnel and other operating expenses as the business recovers from the impact of COVID-19.

Selling, general and administrative expenses increased $475.2 million, or 68.8%, to $1,166.2 million for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The increase was principally due to increased equity-based compensation expense of $386.5 million, of which $251.9 million is due to modifications of certain pre-IPO awards to remove certain forfeiture and discretionary call terms, higher cost of personnel and other operating expenses as the business recovers from the impact of COVID-19.

Insurance recoveries

We maintain events cancellation insurance policies for a significant number of our events. For the three and six months ended June 30, 2021 and 2020, we recognized $10.2 million, $29.9 million, $16.8 million and $34.0 million, of insurance recoveries, respectively, which primarily related to cancelled events in our Events, Experiences & Rights and Owned Sports Properties segments due to COVID-19.

Depreciation and amortization

Depreciation and amortization decreased $15.6 million, or 18.4%, to $69.2 million for the three months ended June 30, 2021 compared to the three months ended June 30, 2020. Depreciation and amortization decreased $28.8 million, or 17.4%, to $136.4 million for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The decreases were primarily driven by certain UFC intangible assets becoming fully amortized in August 2020.

Impairment charges

Impairment charges decreased $168.5 million, or 97.8% to $3.8 million for the three months ended June 30, 2021 compared to the three months ended June 30, 2020. Impairment charges decreased $171.5 million, or 97.8% to $3.8 million for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. For the three and six months ended June 30, 2020, the impairment charges were for goodwill and intangible assets primarily in our Events, Experiences & Rights and Representation segments, driven by lower projections as of result of the impact of COVID-19 and restructuring in certain of our businesses.

Interest expense, net

Interest expense, net increased $12.1 million to $83.8 million for the three months ended June 30, 2021 compared to the three months ended June 30, 2020. Interest expense, net increased $10.5 million to $152.2 million for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. These increases were principally due to higher indebtedness during the periods offset by the repricing of the UFC Credit Facilities.

Loss on extinguishment of debt of $28.6 million for the three and six months ended June 30, 2021 was due to fees and expenses incurred for the early redemption of our term loans issued in May 2020.

38

Other income, net

Other income, net decreased $13.9 million, or 63.6% to $7.9 million for the three months ended June 30, 2021 compared to the three months ended June 30, 2020. The income for the three months ended June 30, 2021 primarily included a $6.1 million gain from a change in fair value of an equity investment. The income for the three months ended June 30, 2020 primarily included an $11.0 million gain due to the change in the fair value of embedded foreign currency derivatives and $9.0 million related to foreign currency transaction gains.

Other income, net decreased $42.5 million, or 90.0% to $4.7 million for the six months ended June 30, 2020 compared to the six months ended June 30, 2020. The income for the six months ended June 30, 2021 included $13.8 million of gains from sales and changes in fair value of equity investments offset by a $9.2 million loss due to the change in the fair value of embedded foreign currency derivatives. The income for the six months ended June 30, 2020 primarily included a $27.1 million gain recognized for the acquisition of the remaining 50% membership interests of FC Diez Media, a $8.1 million gain related to the deconsolidation of Asian Tour Media and a $13.2 million gain due to the change in the fair value of embedded foreign currency derivatives.

Provision for (benefit from) income taxes

For the three months ended June 30, 2021, we recorded $60.9 million provision for income taxes compared to $4.0 million benefit from income taxes for the three months ended June 30, 2020. For the six months ended June 30, 2021, we recorded $66.0 million provision for income taxes compared to $44.6 million provision for income taxes for the six months ended June 30, 2020. The tax expense for the three and six months ended June 30, 2021 differs from the same periods in 2020 primarily due to the impact of additional stock compensation expense on the annual effective tax rate, deferred tax liabilities associated with indefinite lived intangibles recorded as a result of the IPO, and a change in the tax rate in the United Kingdom.

Equity losses of affiliates, net of tax

Equity losses of affiliates decreased $154.2 million to $43.8 million and decreased $150.5 million to $59.3 million for the three and six months ended June 30, 2021, respectively, compared to the three and six months ended June 30, 2020. Equity losses for the three and six months ended June 30, 2021 are primarily due to the losses related to our investment in Learfield IMG College.

During the three and six months ended June 30, 2020 we recorded $195.8 million and $207.5 million, respectively, in equity losses resulting from continued losses and the impact of COVID-19 on Learfield IMG College’s operating results, resulting in goodwill and indefinite-lived intangible asset impairments.

Net loss attributable to non-controlling interests

Net loss attributable to non-controlling interests increased $161.1 million to $190.4 million for the three months ended June 30, 2021 compared to the three months ended June 30, 2020. The increase was primarily driven by the effect of the reorganization transactions.

Net loss attributable to non-controlling interests increased $137.6 million to $163.1 million for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The increase was primarily driven by the effect of the reorganization transactions offset by net income attributable to the UFC prior to the UFC Buyout.

SEGMENT RESULTS OF OPERATIONS

We classify our business into three reporting segments: Owned Sports Properties; Events, Experiences & Rights; and Representation. Our chief operating decision maker evaluates the performance of our segments based on segment Revenue and segment Adjusted EBITDA. Management believes segment Adjusted EBITDA is indicative of operational performance and ongoing profitability and is used to evaluate the operating performance of our segments and for planning and forecasting purposes, including the allocation of resources and capital.

Segment operating results reflect earnings before corporate and unallocated shared expenses. Segment operating results include allocations of certain costs, including facilities, technology, and other shared services costs, which are allocated based on metrics designed to correlate with consumption. These allocations are agreed-upon amounts between the businesses and may differ from amounts that would be negotiated in arm’s length transactions.

39

The following tables display Revenue and Adjusted EBITDA for each of our segments:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Revenue:
Owned Sports Properties	$258,865	$152,239	$542,346	$384,406
Events, Experiences & Rights	528,672	119,834	1,068,282	788,610
Representation	328,232	192,840	577,141	485,574
Eliminations	(4,497)	(1,999)	(6,915)	(5,279)

Total Revenue	$1,111,272	$462,914	$2,180,854	$1,653,311

Adjusted EBITDA:
Owned Sports Properties	$132,267	$65,502	$277,816	$167,796
Events, Experiences & Rights	36,800	(42,655)	75,850	26,468
Representation	61,685	52,036	123,168	120,649
Corporate	(62,704)	(29,046)	(109,320)	(83,538)

Owned Sports Properties

The following table sets forth our Owned Sports Properties segment results for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Revenue	$258,865	$152,239	$542,346	$384,406
Direct operating costs	$81,079	$48,558	$173,294	$139,017
Selling, general and administrative expenses	$44,389	$35,980	$92,102	$75,421
Adjusted EBITDA	$132,267	$65,502	$277,816	$167,796
Adjusted EBITDA margin	51.1%	43.0%	51.2%	43.7%

Three months ended June 30, 2021 compared to three months ended June 30, 2020

Revenue for the three months ended June 30, 2021 increased $106.6 million, or 70.0%, to $258.9 million, compared to the three months ended June 30, 2020. The increase was driven primarily by media rights fees and event related revenue due to the increase in the number of UFC and PBR events held and the increase in ticket sales due to the lifting of restrictions on fan attendance in the quarter.

Direct operating costs for the three months ended June 30, 2021 increased $32.5 million, or 67.0%, to $81.1 million, compared to the three months ended June 30, 2020. The increase was attributable to the increase in the number of UFC and PBR events held.

Selling, general and administrative expenses for the three months ended June 30, 2021 increased $8.4 million, or 23.4%, to $44.4 million, compared to the three months ended June 30, 2020. The increase was primarily attributable to cost of personnel, as well as travel expenses related to the increase in the number of UFC and PBR events held.

Adjusted EBITDA for the three months ended June 30, 2021 increased $66.8 million, or 101.9%, to $132.3 million, compared to the three months ended June 30, 2020. The increase in Adjusted EBITDA was primarily driven by increased revenue at UFC and PBR partially offset by the increase in direct operating costs and selling, general and administrative expenses.

Six months ended June 30, 2021 compared to six months ended June 30, 2020

Revenue for the six months ended June 30, 2021 increased $157.9 million, or 41.1%, to $542.3 million, compared to the six months ended June 30, 2020. The increase was driven primarily by media rights fees and event related revenue due to an increase in the number of UFC events held. This increase was partially offset by the reduction of revenue at PBR primarily due to less events held and no ticket sales in the first quarter of 2021 due to COVID-19.

Direct operating costs for the six months ended June 30, 2021 increased $34.3 million, or 24.7%, to $173.3 million, compared to the six months ended June 30, 2020. The increase was attributable to the increase in the number of UFC events held partially offset by PBR cost savings initiatives and holding events at less expensive venues.

Selling, general and administrative expenses for the six months ended June 30, 2021 increased $16.7 million, or 22.1%, to $92.1 million, compared to the six months ended June 30, 2020. The increase was primarily attributable to cost of personnel as well as travel expenses related to the increase in the number of UFC events held, including UFC’s Fight Island 3.0.

40

Adjusted EBITDA for the six months ended June 30, 2021 increased $110.0 million, or 65.6%, to $277.8 million, compared to the six months ended June 30, 2020. The increase in Adjusted EBITDA was primarily driven by increased revenue at UFC partially offset by the increase in direct operating costs and selling, general and administrative expenses.

Events, Experiences & Rights

The following table sets forth our Events, Experiences & Rights segment results for three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Revenue	$528,672	$119,834	$1,068,282	$788,610
Direct operating costs	$389,533	$93,254	$811,069	$606,998
Selling, general and administrative expenses	$112,803	$88,237	$213,074	$199,108
Adjusted EBITDA	$36,800	$(42,655)	$75,850	$26,468
Adjusted EBITDA margin	7.0%	-35.6%	7.1%	3.4%

Three months ended June 30, 2021 compared to three months ended June 30, 2020

Revenue for the three months ended June 30, 2021 increased $408.8 million, or 341.2%, to $528.7 million, compared to the three months ended June 30, 2020. Media rights fees increased $265 million primarily due to the return to a full schedule of European soccer matches in 2021 and the impact of COVID-19 on the 2019/2020 season, which resulted in matches for most leagues rescheduled to the second half of 2020. Media production revenue increased $55 million due to the return to a full schedule of events in 2021 as compared to the impact of COVID-19 on event schedules in 2020, including coverage of the English Premier League, which was partially rescheduled to the second half of 2020, and golf and tennis events which were cancelled. In addition, event and performance revenues increased $89 million attributable to events returning in 2021, including HSBC Women’s World Championship, Honda LPGA, ANA Inspiration, Miami Open, Frieze NY and Miss Universe pageant that were cancelled in 2020 due to COVID-19, as well as the return of IMG Academy summer camps at full capacity, which were cancelled or had attendance restrictions in 2020.

Direct operating costs for the three months ended June 30, 2021 increased $296.3 million, or 317.7%, to $389.5 million, compared to the three months ended June 30, 2020. Media rights expenses, media production expenses, live event and performance costs increased $218 million, $38 million and $41 million, respectively, due to the increases in revenue as described above.

Selling, general and administrative expenses for the three months ended June 30, 2021 increased $24.6 million, or 27.8%, to $112.8 million, compared to the three months ended June 30, 2020. The increase was primarily driven by increased cost of personnel as the business recovers from the impact of COVID-19.

Adjusted EBITDA for the three months ended June 30, 2021 increased $79.5 million, or 186.3%, to $36.8 million, compared to the three months ended June 30, 2020. The increase in Adjusted EBITDA was primarily driven by the growth in revenue partially offset by the increase in related direct operating costs and selling, general and administrative expenses and a decrease in insurance recoveries related to cancelled events.

Six months ended June 30, 2021 compared to six months ended June 30, 2020

Revenue for the six months ended June 30, 2021 increased $279.7 million, or 35.5%, to $1,068.3 million, compared to the six months ended June 30, 2020. Media rights fees increased $371 million primarily driven by the impact of COVID-19 on both the 2019/2020 and 2020/2021 soccer seasons in Europe, which resulted in reduced matches for most leagues in the first half of 2020, and an increased schedule of matches in the second half of 2020 and the first quarter of 2021. Media Production revenue increased $64 million due to the return to a largely full schedule of events in 2021 as compared to the impact of COVID-19 on event schedules in 2020, including coverage of the English Premier League which was partially rescheduled to the second half of 2020, and golf and tennis events which were cancelled. Event and performance revenue decreased $155 million due primarily to attendance restrictions at the 2021 Super Bowl, as well as the cancellation of certain events in 2021 due to COVID-19 that were held in the prior year, including Hyde Park Winter Wonderland, Frieze LA and Rio Open. This decrease was partially offset by certain events taking place in 2021 which were cancelled in 2020 due to COVID-19, including the Miami Open, HSBC Women’s World Championship, Honda LPGA, ANA Inspiration, Frieze NY and Miss Universe pageant, as well as all summer camps taking place at the IMG Academy at full capacity in 2021 that were cancelled or had attendance restrictions in 2020.

Direct operating costs for the six months ended June 30, 2021 increased $204.1 million, or 33.6%, to $811.1 million, compared to the six months ended June 30, 2020. Media rights expenses and media production expenses increased $328 million and $47 million, respectively, partially offset by a reduction in live event and performance costs of $171 million due to the changes in revenue as described above.

Selling, general and administrative expenses for the six months ended June 30, 2021 increased $14.0 million, or 7.0%, to $213.1 million, compared to the six months ended June 30, 2020. The increase was primarily driven by increased cost of personnel as the business recovers from the impact of COVID-19.

41

Adjusted EBITDA for the six months ended June 30, 2021 increased $49.4 million, or 186.6%, to $75.9 million, compared to the six months ended June 30, 2020. The increase in Adjusted EBITDA was primarily driven by the increase in revenue partially offset by the increase in related direct operating costs and selling, general and administrative expenses and a decrease in insurance recoveries related to cancelled events.

Representation

The following table sets forth our Representation segment results for three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
(in thousands)
Revenue	$328,232	$192,840	$577,141	$485,574
Direct operating costs	$104,842	$32,524	$139,901	$101,422
Selling, general and administrative expenses	$161,693	$108,603	$313,851	$263,829
Adjusted EBITDA	$61,685	$52,036	$123,168	$120,649
Adjusted EBITDA margin	18.8%	27.0%	21.3%	24.8%

Three months ended June 30, 2021 compared to three months ended June 30, 2020

Revenue for the three months ended June 30, 2021 increased $135.4 million, or 70.2%, to $328.2 million, compared to the three months ended June 30, 2020. The increase was primarily attributable to an increase in content deliveries at Endeavor Content and the gradual recovery in client commissions and corporate spending on marketing and experiential activations.

Direct operating costs for the three months ended June 30, 2021 increased $72.3 million, or 222.4%, to $104.8 million, compared to the three months ended June 30, 2020. The increase was primarily attributable to the above mentioned increase of content deliveries at Endeavor Content and marketing and experiential activations.

Selling, general and administrative expenses for the three months ended June 30, 2021 increased $53.1 million, or 48.9%, to $161.7 million, compared to the three months ended June 30, 2020. The increase was primarily driven by cost of personnel as the business recovers from the impact of COVID-19.

Adjusted EBITDA for the three months ended June 30, 2021 increased $9.6 million, or 18.5%, to $61.7 million, compared to the three months ended June 30, 2020. The increase in Adjusted EBITDA was driven by the growth in revenue partially offset by the increase in direct operating costs and selling, general and administrative expenses.

Six months ended June 30, 2021 compared to six months ended June 30, 2020

Revenue for the six months ended June 30, 2021 increased $91.6 million, or 18.9%, to $577.1 million, compared to the six months ended June 30, 2020. The increase was primarily attributable to an increase in content deliveries at Endeavor Content and the gradual recovery in client commissions partially offset by a decline in corporate spending on marketing and experiential activations.

Direct operating costs for the six months ended June 30, 2021 increased $38.5 million, or 37.9%, to $139.9 million, compared to the six months ended June 30, 2020. The increase was primarily attributable to the above mentioned increase of content deliveries at Endeavor Content partially offset by the impact of COVID-19 on experiential activations.

Selling, general and administrative expenses for the six months ended June 30, 2021 increased $50.0 million, or 19.0%, to $313.9 million, compared to the six months ended June 30, 2020. The increase was primarily driven by growth cost of personnel as the business recovers from the impact of COVID-19.

Adjusted EBITDA for the six months ended June 30, 2021 increased $2.5 million, or 2.1%, to $123.2 million, compared to the six months ended June 30, 2020. The increase in Adjusted EBITDA was driven by the increase in revenue offset by the increase in direct operating costs and selling, general and administrative expenses.

Corporate

Corporate primarily consists of overhead, personnel costs, and costs associated with corporate initiatives that are not fully allocated to the operating divisions. Such expenses include compensation and other benefits for corporate office employees, rent, professional fees related to internal control compliance and monitoring, financial statement audits and legal, information technology, and insurance that is managed through our corporate office.

The following table sets forth our results for Corporate for the three and six months ended June 30, 2021 and 2020:

42

	Three Months Ended June 30,		Three Months Ended June 30,
	2021	2020	2021	2020
(in thousands)
Adjusted EBITDA	$(62,704)	$(29,046)	$(109,320)	$(83,538)

Adjusted EBITDA for the three months ended June 30, 2021 declined $33.7 million, or 115.9%, to $(62.7) million, compared to the three months ended June 30, 2020. The decline was driven by an increase in cost of personnel and other general and administrative expenses.

Adjusted EBITDA for the six months ended June 30, 2021 declined $25.8 million, or 30.9%, to $(109.3) million, compared to the six months ended June 30, 2020. The decline was driven by an increase in cost of personnel and other general and administrative expenses.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss), excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger, acquisition and earn-out costs, certain legal costs, restructuring, severance and impairment charges, certain non-cash fair value adjustments, certain equity earnings, COVID-19 related expenses, and certain other items when applicable. Adjusted EBITDA margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by Revenue.

Management believes that Adjusted EBITDA is useful to investors as it eliminates the significant level of non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in business combinations, and improves comparability by eliminating the significant level of interest expense associated with our debt facilities, as well as income taxes, which may not be comparable with other companies based on our tax structure.

Adjusted EBITDA and Adjusted EBITDA margin are used as the primary bases to evaluate our consolidated operating performance.

Adjusted Net Income is a non-GAAP financial measure and is defined as net income (loss) attributable to Endeavor Group Holdings adjusted to exclude our share (excluding those relating to non-controlling interests) of the adjustments used to calculate Adjusted EBITDA, other than income taxes, net interest expense and depreciation, on an after tax basis, the release of tax valuation allowances and other tax items.

Adjusted Net Income adjusts income or loss attributable to the Company for items that are not considered to be reflective of our operating performance. Management believes that such non-GAAP information is useful to investors and analysts as it provides a better understanding of the performance of our operations for the periods presented and, accordingly, facilitates the development of future projections and earnings growth prospects.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net Income have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	they do not reflect every cash expenditure, future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net Income do not reflect any cash requirement for such replacements or improvements; and

•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows.

We compensate for these limitations by using Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance.

Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income should not be considered substitutes for the reported results prepared in accordance with GAAP and should not be considered in isolation or as alternatives to net (loss) income as indicators of our financial performance, as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. Although we use Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income as financial measures to assess the performance of our business, such use is limited because it does not include certain material costs necessary to operate our business. Our presentation of Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income should not be construed as indications that our future results will be unaffected by unusual or nonrecurring items. These non-GAAP financial measures, as determined and presented by us, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of our most directly comparable financial measures calculated in accordance with GAAP to these non-GAAP financial measures on a consolidated basis.

43

Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Net loss	$(516,767)	$(495,765)	$(514,391)	$(547,026)
Provision for (benefit from) income taxes	60,918	(4,049)	66,003	44,555
Interest expense, net	83,836	71,693	152,187	141,677
Depreciation and amortization	69,161	84,751	136,397	165,198
Equity-based compensation expense (l)	387,017	9,204	403,508	16,975
Merger, acquisition and earn-out costs (2)	14,199	(859)	25,184	9,303
Certain legal costs (3)	574	3,357	4,526	6,159
Restructuring, severance and impairment (4)	4,026	195,305	4,433	212,247
Fair value adjustment - Droga5 (5)	—	473	—	473
Fair value adjustment - equity investments (5)	(5,905)	2,950	(13,704)	5,759
Equity method losses - Learfield IMG College (6)	42,655	195,781	61,460	207,537
COVID-19 related costs (7)	—	2,193	—	2,403
Other (8)	28,334	(19,610)	41,911	(43,595)

Adjusted EBITDA	$168,048	$45,424	$367,514	$221,665

Net loss margin	(46.5%)	(107.1%)	(23.6%)	(33.1%)
Adjusted EBITDA margin	15.1%	9.8%	16.9%	13.4%

Adjusted Net Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Net loss	$(516,767)	$(495,765)	$(514,391)	$(547,026)
Net loss attributable to non-controlling interests	190,354	29,211	163,108	25,516
Net loss attributable to Endeavor Operating Company, LLC prior to the reorganization transactions	6,816	—	31,686	—

Net loss attributable to Endeavor Group Holdings, Inc	(319,597)	—	(319,597)	—
Net loss attributable to Endeavor Operating Company, LLC prior to the reorganization transactions	—	(466,554)	—	(521,510)
Amortization	46,649	63,494	92,377	123,458
Equity-based compensation expense (l)	387,017	9,204	403,508	16,975
Merger, acquisition and earn-out costs (2)	14,199	(859)	25,184	9,303
Certain legal costs (3)	574	3,357	4,526	6,159
Restructuring, severance and impairment (4)	4,026	195,305	4,433	212,247
Fair value adjustment - Droga5	—	473	—	473
Fair value adjustment - equity investments (5)	(5,905)	2,950	(13,704)	5,759
Equity method losses - Learfield IMG College (6)	42,655	195,781	61,460	207,537
COVID-19 related costs (7)	—	2,193	—	2,403
Other (8)	28,334	(19,610)	41,911	(43,595)
Tax effects of adjustments (9)	77,550	(6,354)	71,231	(4,988)
Valuation allowance and other tax items (l0)	17,608	—	17,608	32,338
Adjustments allocated to non-controlling interests (l1)	(241,635)	(16,328)	(337,462)	(39,693)

Adjusted Net Income (Loss)	$51,475	$(36,948)	$51,475	$6,866

44

(1)	Equity-based compensation represents primarily non-cash compensation expense associated with our equity-based compensation plans.

The increase for the three and six months ended June 30, 2021 as compared to the three and six months ended June 30, 2020 was primarily due to modification of certain pre-IPO equity-based awards primarily to remove certain forfeiture and discretionary call terms as well as grants under the 2021 Incentive Award Plan that were issued in connection with the IPO. Equity-based compensation was recognized in all segments and Corporate for the three and six months ended June 30, 2021 and 2020.

(2)

Includes (i) certain costs of professional advisors related to mergers, acquisitions, dispositions or joint ventures and (ii) fair value adjustments for contingent consideration liabilities related to acquired businesses and compensation expense for deferred consideration associated with selling shareholders that are required to remain our employees.

Such costs for the three months ended June 30, 2021 primarily related to fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments of approximately $13 million, which primarily related to our Events, Experiences & Rights segment. Professional advisor costs were approximately $1 million and primarily related to our Events, Experiences & Rights segment.

Such costs for the three months ended June 30, 2020 primarily related to acquisition earn-out adjustments of approximately $6 million, primarily related to our Events, Experiences & Rights and Representation segments. Professional advisor costs were approximately $5 million primarily related to our Events, Experiences & Rights segment.

Such costs for the six months ended June 30, 2021 primarily related to fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments of approximately $20 million, which primarily related to our Events, Experiences & Rights and Representation segments. Professional advisor costs were approximately $5 million and primarily related to our Events, Experiences & Rights segment.

Such costs for the six months ended June 30, 2020 primarily related to professional advisor costs of approximately $9 million primarily related to our Events, Experiences & Rights segment.

(3)	Includes costs related to certain litigation or regulatory matters in each of our segments and Corporate.

(4)	Includes certain costs related to our restructuring activities and non-cash impairment charges.

Such costs for the three and six months ended June 30, 2021 primarily relates to the impairment of goodwill in our Representation and Events, Experiences & Rights segments.

Such costs for the three months ended June 30, 2020 included approximately $172 million related to the impairment of intangible assets and approximately $23 million for severance and restructuring expenses, in each case primarily related to COVID-19, and primarily related to our Representation and Events, Experiences & Rights segments.

Such costs for the six months ended June 30, 2020 included approximately $11 million related to the impairment of certain other assets and investments, approximately $175 million related to the impairment of intangible assets and approximately $26 million for severance and restructuring expenses, in each case primarily related to COVID-19, and primarily related to our Representation and Events, Experiences & Rights segments.

(5)	Includes the net change in fair value for certain equity investments with and without readily determinable fair values, based on observable price changes.

(6)	Relates to equity method losses, including impairment charges, from our investment in Learfield IMG College following the merger of our IMG College business with Learfield in December 2018.

(7)

Includes COVID-19 related costs that are non-recurring and incremental costs that would have otherwise not been incurred. Such adjustment for the three months ended June 30, 2020 does not include the write-off of $0.4 million of deferred event costs, net of insurance recoveries, which is adjusted in our Events, Experiences & Rights segment profitability measure. Such adjustment for the six months ended June 30, 2020 does not include the write-off of $10 million of deferred event costs, net of insurance recoveries, which is adjusted in our Events, Experiences & Rights segment profitability measure.

(8)

For the three months ended June 30, 2021, other costs were comprised primarily of approximately $29 million related to a loss on debt extinguishment, which related to Corporate, and a gain of approximately $2 million related to non-cash fair value adjustments of embedded foreign currency derivatives, which related primarily to our Events, Experiences & Rights segment.

For the three months ended June 30, 2020, other costs were comprised primarily of a gain of approximately $11 million related to non-cash fair value adjustments of embedded foreign currency derivatives, which related primarily to our Events, Experiences & Rights segment, and gains of approximately $9 million on foreign exchange transactions, which related to all of our segments and Corporate.

45

For the six months ended June 30, 2021, other costs were comprised primarily of approximately $29 million related to a loss on debt extinguishment, which related primarily to Corporate, and a loss of approximately $9 million related to non-cash fair value adjustments of embedded foreign currency derivatives, which related primarily to our Events, Experiences & Rights segment and approximately $2 million related to transaction costs associated with the repricing of the UFC Credit Facilities in our Owned Sports Properties segment.

For the six months ended June 30, 2020, other costs were comprised primarily of a gain of approximately $27 million related to the consolidation of a previously held equity interest in FC Diez Media, a gain of approximately $8 million associated with the deconsolidation of Asian Tour Media Pte. Ltd., a gain of approximately $13 million related to non-cash fair value adjustments of embedded foreign currency derivatives and an approximately $3 million increase related to purchase price adjustments to deferred revenue and ticket inventory at On Location, all of which related primarily to our Events, Experiences & Rights segment, and gains of approximately $1 million on foreign exchange transactions, which related to all of our segments and Corporate.

(9)	Reflects the tax impacts with respect to each adjustment noted above by applying the annual effective tax rate, as applicable.

(10)

Such items for the three and six months ended June 30, 2021 includes $7.4 million of deferred tax liabilities associated with indefinite lived intangibles recorded as a result of the IPO and tax expense of $10.2 million related to a change in tax rate in the United Kingdom. Such items for the six months ended June 30, 2020 relate to a $32.3 million tax expense recorded as a result of acquisitions and subsequent tax restructurings.

(11)	Reflects the share of the adjustments noted above that are allocated to our non-controlling interests, net of tax.

LIQUIDITY AND CAPITAL RESOURCES

Historical liquidity and capital resources

Sources and uses of cash

Cash flows from operations have historically funded our day-to-day operations, revenue-generating activities, and routine capital expenditures, as well as serviced our long-term debt. Our other principal use of cash has been the acquisition of businesses, which have been funded primarily through equity contributions from our pre-IPO institutional investors and the issuance of long-term debt.

Debt facilities

As of June 30, 2021, we had an aggregate of $5.1 billion outstanding indebtedness under our first lien credit agreement entered into by certain of our subsidiaries in May 2014 in connection with the acquisition of IMG (as amended, restated, modified and/or supplemented from time to time, the “Credit Facilities”) and UFC Holdings, LLC’s term loan and revolving credit facilities (the “UFC Credit Facilities” and, collectively with the Credit Facilities, the “Senior Credit Facilities”). As of June 30, 2021 we had available borrowing capacity of approximately $370 million under the Senior Credit Facilities.

Credit Facilities

As of June 30, 2021, we have borrowed an aggregate of $2.8 billion of term loans under the Credit Facilities. The loans bear interest at a variable interest rate equal to either, at our option, adjusted LIBOR or the Alternate Base Rate (the “ABR”) plus, in each case, an applicable margin. LIBOR term loans accrue interest at a rate equal to adjusted LIBOR plus 2.75%, with a LIBOR floor of 0.00%. ABR term loans accrue interest at a rate equal to (i) the highest of (a) the Federal Funds Effective Rate plus 0.50%, (b) the prime rate, (c) adjusted LIBOR for a one-month interest period plus 1.00% and (d) 1.00%, plus (ii) 1.75%. The term loans under the Credit Facilities include 1% principal amortization payable in equal quarterly installments and mature on May 18, 2025.

In May 2020, we issued $260.0 million as a separate tranche of term loans, which accrued interest at a rate equal to adjusted LIBOR plus 8.50%, with a LIBOR floor of 1.00%. On June 29, 2021, we repaid the outstanding principal of $256.7 million as well as associated fees and expenses incurred due to early redemption of $28.6 million.

On May 20, 2019, we executed $1.5 billion in interest rate hedges to swap a portion of our debt from floating interest expense to fixed. The LIBOR portion of the facility has been fixed at a coupon of 2.12% for five years commencing from June 2019 until June 2024. As of June 30, 2021, approximately 54% of our Term Loans is hedged. See Note 11, “Debt”, to our unaudited consolidated financial statements included elsewhere in this Quarterly Report for further detail on the Credit Facilities.

As of June 30, 2021, we have the option to borrow incremental term loans in an aggregate amount equal to at least $550.0 million, subject to market demand, and may be able to borrow additional funds depending on our First Lien Leverage Ratio (as defined under the Credit Facilities). The credit agreement governing our Credit Facilities includes certain mandatory prepayment provisions relating to, among other things, the incurrence of additional debt.

The Credit Facilities also include a revolving credit facility which has $200.0 million of capacity with letter of credit and swingline loan sub-limits of up to $75.0 million and $20.0 million, respectively. Revolving credit facility borrowings under the Credit Facilities bear interest

46

at a variable interest rate equal to either, at our option, adjusted LIBOR or the ABR plus, in each case, an applicable margin. LIBOR revolving loans accrue interest at a rate equal to adjusted LIBOR plus 2.00-2.50%, depending on the First Lien Leverage Ratio, with a LIBOR floor of 0.00%. ABR revolving loans accrue interest at a rate equal to (i) the highest of (a) the Federal Funds Effective Rate plus 0.50%, (b) the prime rate, (c) adjusted LIBOR for a one-month interest period plus 1.00% and (d) 1.00%, plus (ii) 1.00-1.50%, depending on the First Lien Leverage Ratio. We pay Letter of Credit fees of 0.125% and a commitment fee of 0.25-0.50%, based on our First Lien Leverage Ratio. On June 29, 2021, we repaid $163.1 million under the revolving credit facility. As of June 30, 2021, we had no borrowings outstanding under this revolving credit facility and outstanding letters of credit of $25.3 million. The revolving facility matures on May 18, 2023.

The revolving facility under the Credit Facilities is subject to a financial covenant if greater than 35% of the borrowing capacity of the revolving credit facility is utilized (excluding cash collateralized letters of credit and non-cash collateralized letters of credit of up to $50.0 million) at the end of each quarter. This covenant was not applicable on June 30, 2021, as we had no borrowing outstanding under the revolving credit facility.

In April 2021, we entered into an amendment to the credit agreement governing the Credit Facilities to, among other things, waive the financial covenant for the test periods ending June 30, 2021, September 30, 2021 and December 31, 2021. In addition, following the successful completion of our initial public offering in April 2021, the maturity date of the revolving facility was extended to May 18, 2024.

The Credit Facilities contain certain restrictive covenants around indebtedness, liens, fundamental changes, guarantees, investments, asset sales, and transactions with affiliates.

The borrower’s obligations under the Credit Facilities are guaranteed by certain of our indirect wholly-owned domestic restricted subsidiaries, subject to certain exceptions. All obligations under the Credit Facilities and the related guarantees are secured by a perfected first priority lien on substantially all of the borrower’s and the guarantors’ tangible and intangible assets, in each case, subject to permitted liens and certain exceptions.

UFC Credit Facilities

As of June 30, 2021, we have borrowed an aggregate of $2.3 billion of first lien term loans under the UFC Credit Facilities. Following a repricing under the UFC Credit Facilities in January 2021, borrowings under the UFC Credit Facilities bear interest at a variable interest rate equal to either, at our option, adjusted LIBOR or the ABR plus, in each case, an applicable margin. LIBOR term loans accrue interest at a rate equal to an adjusted LIBOR plus 2.75%-3.00%, depending on the First Lien Leverage Ratio, in each case with a LIBOR floor of 0.75%. ABR term loans accrue interest at a rate equal to (i) the highest of (a) the Federal Funds Effective Rate plus 0.50%, (b) the prime rate, (c) adjusted LIBOR for a one-month interest period plus 1.00% and (d) 1.75%, plus (ii) 1.75%-2.00%. The term loans under the UFC Credit Facilities include 1% principal amortization payable in equal quarterly installments and mature on April 29, 2026. See Note 11, “Debt,” to our unaudited consolidated financial statements included elsewhere in this Quarterly Report for further detail on the UFC Credit Facilities.

As of June 30, 2021, we have the option to borrow incremental loans in an aggregate amount equal to at least $455.0 million, subject to market demand, and may be able to borrow additional funds depending on our First Lien Leverage Ratio (as defined under the UFC Credit Facilities). The credit agreement governing the UFC Credit Facilities includes certain mandatory prepayment provisions relating to, among other things, the incurrence of additional debt. On June 29, 2021, we repaid $180.2 million of first lien term loans under the UFC Credit Facilities.

The UFC Credit Facilities also include a revolving credit facility, which had $205.0 million of total borrowing capacity and letter of credit and swingline loan sub-limits of up to $40.0 million and $15.0 million, respectively. Revolving credit facility borrowings under the UFC Credit Facilities bear interest at a variable interest rate equal to either, at our option, adjusted LIBOR or ABR plus, in each case, an applicable margin. LIBOR revolving loans accrue interest at a rate equal to an adjusted LIBOR plus 3.50-4.00%, depending on the First Lien Leverage Ratio, in each case with a LIBOR floor of 0.00%. ABR revolving loans accrue interest at a rate equal to (i) the highest of (a) the Federal Funds Effective Rate plus 0.50%, (b) the prime rate, (c) adjusted LIBOR for a one-month interest period plus 1.00% and (d) 1.00%, plus (ii) 2.50-3.00%, depending on the First Lien Leverage Ratio. We pay a commitment fee on the revolving credit facility under the UFC Credit Facilities of 0.25-0.50%, based on the First Lien Leverage Ratio and Letter of Credit fees of 0.125%. As of June 30, 2021, we had no borrowings outstanding under this revolving credit facility and outstanding letters of credit of $10.0 million. The revolving facility under the UFC Credit Facilities matures on April 29, 2024.

The revolving facility under the UFC Credit Facilities is subject to a financial covenant if greater than 35% of the borrowing capacity of the revolving credit facility (excluding cash collateralized letters of credit and non-cash collateralized letters of credit of up to $10.0 million) is utilized at the end of any fiscal quarter. This covenant was not applicable on June 30, 2021, as we had no borrowings outstanding under this revolving credit facility.

47

The UFC Credit Facilities contain certain restrictive covenants around indebtedness, liens, fundamental changes, guarantees, investments, asset sales and transactions with affiliates.

The borrower’s obligations under the UFC Credit Facilities are guaranteed by certain of UFC Parent’s indirect wholly-owned domestic restricted subsidiaries, subject to certain exceptions. All obligations under the UFC Credit Facilities and the related guarantees are secured by a perfected first priority lien on substantially all of the borrower’s and the guarantors’ tangible and intangible assets, in each case, subject to permitted liens and certain exceptions.

Restrictions on dividends

Both the Credit Facilities and the UFC Credit Facilities contain restrictions on our ability to make distributions and other payments from the respective credit groups and which therefore limit our ability to receive cash from our operating units to make dividends to the holders of Class A common stock. These restrictions on dividends include exceptions for, among other things, (1) amounts necessary to make tax payments, (2) a limited annual amount for employee equity repurchases, (3) distributions required to fund certain parent entities, (4) other specific allowable situations and (5) a general restricted payment basket, as defined in each of the Credit Facilities and the UFC Credit Facilities.

Other debt

As of June 30, 2021, we had certain other revolving line of credit facilities and long-term debt liabilities, primarily related to Endeavor Content and On Location, with total committed amounts of $400.7 million, of which $239.1 million was outstanding and $33.9 million was available for borrowing based on the supporting asset base. Such facilities have maturity dates in 2023 and 2025, bearing interest at rates ranging from 1.75% to 2.75%.

Other debt includes our Endeavor Content facility (the “Endeavor Content Facility,” which is an asset-based facility (“ABL”) used to fund television and film production). As of June 30, 2021, our Endeavor Content Facility had total capacity of $325.0 million, and we had $209.6 million borrowed. Our ability to borrow under the facility depends on there being sufficient borrowing base capacity, which in turn depends on the number and size of productions we are engaged in and the value of future receipts for the productions. The amounts borrowed under the facility will increase if we enter into additional productions, or decrease if we reduce our production activity. The Endeavor Content Facility matures on March 31, 2025. In July 2021, the capacity under the Endeavor Content Facility was increased from $325.0 million to $430.0 million.

Other debt also includes our On Location revolving credit agreement, which has $20.0 million of total borrowing capacity and letter of credit and swingline loan sub-limits of up to $3.0 million each (the “OL Credit Facility”). As of June 30, 2021, we had no borrowings outstanding under the OL Credit Facility and no letters of credit outstanding. The OL Credit Facility matures on February 27, 2025. In August, On Location increased its borrowing capacity under its revolving credit agreement from $20.0 million to $42.9 million.

Both the Endeavor Content Facility and the OL Credit Facility contain restrictions that are substantially similar to those in the Credit Facilities and the UFC Credit Facilities.

Cash Flows Overview

Six months ended June 30, 2021 and 2020

	Six Months Ended June 30,
(in thousands)	2021	2020
Net loss, adjusted for non-cash items	$275,246	$52,768
Changes in working capital	103,837	266,656
Changes in non-current assets and liabilities	(501,282)	(117,519)

Net cash (used in) provided by operating activities	$(122,199)	$201,905
Net cash used in investing activities	$(372,565)	$(290,681)
Net cash provided by financing activities	$397,498	$550,673

Operating activities changed from $201.9 million of cash provided in the six months ended June 30, 2020 to $122.2 million of cash used in the six months ended June 30, 2021. Cash used in the six months ended June 30, 2021 primarily represents an increase in other assets of $490.7 million from additional investments in Endeavor Content film assets and an increase in accounts receivable of $141.8 million from the gradual recovery from COVID-19. Cash provided in the six months ended June 30, 2020 primarily represents a decrease in accounts receivable and deferred costs of $247.1 million and $104.2 million due to the adverse impact from COVID-19 resulting in changes to the timing of collections and payments from modified event and media rights schedules.

Investing activities changed from $290.7 million of cash used in the six months ended June 30, 2020 to $372.6 million of cash used in the six months ended June 30, 2021. Cash used in the six months ended June 30, 2021 primarily reflects

48

payments for acquisitions of businesses, primarily for NCSA and FlightScope, of $255.6 million and investments in non-controlled affiliates, primarily Learfield IMG College, of $114.0 million. Cash used in the six months ended June 30, 2020 primarily reflects payments for acquisitions of businesses, primarily On Location, of $309.8 million, capital expenditures of $40.8 million and investments in non-controlled affiliates of $21.1 million.

Financing activities changed from $550.7 million of cash provided in the six months ended June 30, 2020 to $397.5 million of cash provided in the six months ended June 30, 2021. Cash provided in the six months ended June 30, 2021 primarily reflects proceeds from equity offering, net of underwriting discounts, primarily from the IPO and private placements, of $1,886.6 million partially offset by $835.7 million used for the UFC Buyout and net payments on debt of $631.5 million. Cash provided in the six months ended June 30, 2020 primarily reflects net proceeds from debt of $644.6 million partially offset by distributions of $69.6 million primarily made by UFC.

Future sources and uses of liquidity

Our sources of liquidity are (1) cash on hand, which includes proceeds received from our initial public offering and the private placements completed in May 2021, (2) cash flows from operations, and (3) available borrowings under our Senior Credit Facilities (which borrowings would be subject to certain restrictive covenants contained therein). Based on our current expectations, we believe that these sources of liquidity will be sufficient to fund our working capital requirements and to meet our commitments, including long-term debt service for at least the next 12 months. However, the ongoing COVID-19 pandemic has had and continues to have a significant impact on cash flows from operations. We expect that the impact of COVID-19 on revenue and cash flows will vary, but will generally depend on the duration of the pandemic, the extent and effectiveness of mass vaccinations, emerging variants of the virus, additional actions that may be taken by governmental authorities, changes in consumer preferences towards our business and the industries in which we operate and additional postponements or cancellation of live sporting events and other in person events.

Our cash and cash equivalents consist primarily of cash on deposit with banks and liquid investments in money market funds. As of June 30, 2021, cash and cash equivalents totaled $869.8 million, including cash held at non-wholly owned consolidated subsidiaries where cash distributions may be subject to restriction under applicable operating agreements or debt agreements and, due to such restrictions, may not be readily available to service obligations outside of those subsidiaries. These balances, which primarily consist of Endeavor China and On Location were $75 million as of June 30, 2021.

We expect that our primary liquidity needs will be cash to (1) provide capital to facilitate organic growth of our business, (2) fund future investments, acquisitions and settle acquisition earn-outs from prior acquisitions, (3) pay operating expenses, including cash compensation to our employees, (4) fund capital expenditures, (5) pay interest and principal when due on our Senior Credit Facilities, (6) make payments under the tax receivable agreement, (7) pay income taxes, (8) repurchase employee equity (9) make distributions to members and stockholders and (10) reduce our outstanding indebtedness under our Senior Credit Facilities.

We expect to refinance the Senior Credit Facilities prior to the maturity of the outstanding loans, with the first maturity for outstanding term loans under the Senior Credit Facilities occurring in 2025. We currently anticipate being able to secure funding for such refinancing at favorable terms, however our ability to do so may be impacted by many factors, including our growth and other factors specific to our business as well as macro-economic factors beyond our control, including as a result of COVID-19.

Tax distributions by Endeavor Operating Company

Other than as described below, we expect to retain all our future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends for the foreseeable future.

Subject to funds being legally available, we expect that Endeavor Operating Company will make distributions to each of its members, including the Endeavor Profits Units holders and Endeavor Manager, in amounts sufficient to pay applicable taxes attributable to each member’s allocable share of taxable income of Endeavor Operating Company. Tax distributions made in respect of Endeavor Operating Company Units (but not Endeavor Profits Units) will generally be made pro rata in respect of such Units, as described in the Endeavor Operating Company Agreement. However, in certain situations, tax distributions made to Endeavor Manager may be reduced (relative to those tax distributions made to the other members of Endeavor Operating Company) to reflect the income tax rates to which Endeavor Manager and Endeavor Group Holdings are subject and certain other factors. Non pro-rata tax distributions may be paid to holders of Endeavor Profit Units.

49

Tax Receivable Agreement

Generally, we are required under the tax receivable agreement to make payments to the TRA Holders that are generally equal to 85% of the applicable cash tax savings, if any, in U.S. federal, state and local income tax or franchise tax that we realize or are deemed to realize (determined by using certain assumptions) as a result of favorable tax attributes that will be available to us as a result of certain transactions contemplated in connection with our IPO, exchanges of Endeavor Operating Company Units for Class A common stock or cash and payments made under the tax receivable agreement. We will generally be entitled to retain the remaining 15% of these cash tax savings. Payments will be due only after we have filed our U.S. federal and state income tax returns. The first payment would be due after the filing of our tax return for the year ending December 31, 2021, which is due April 15, 2022, but the due date can be extended until October 15, 2022. Payments under the tax receivable agreement will bear interest from the due date of the tax return reflecting the applicable tax benefits. We currently expect to fund these payments from cash flows from operations generated by our subsidiaries as well as from excess tax distributions that we receive from our subsidiaries.

Under the tax receivable agreement, as a result of certain types of transactions or occurrences, including a transaction resulting in a change of control or a material breach of our obligations under the tax receivable agreement, we may also be required to make payments to the TRA Holders in amounts equal to the present value of future payments we are obligated to make under the tax receivable agreement. If the payments under the tax receivable agreement are accelerated, we may be required to raise additional debt or equity to fund such payments. To the extent that we are unable to make payments under the tax receivable agreement as a result of having insufficient funds (including because our credit agreements restrict the ability of our subsidiaries to make distributions to us) such payments will generally be deferred and will accrue interest until paid.

Critical Accounting Estimates

For a description of our policies regarding our critical accounting estimates, see “Critical Accounting Policies and Estimates” in the Prospectus. During the six months ended June 30, 2021, there were no significant changes in our critical accounting policies and estimates or the application or the results of the application of those policies to our unaudited consolidated financial statements from those previously disclosed.

Recent Accounting Standards

See Note 3 to our unaudited consolidated financial statements included elsewhere in this Quarterly Report for further information on certain accounting standards that have been recently adopted or that have not yet been required to be implemented and may be applicable to our future operations.

Off-Balance Sheet Arrangements

We do not invest in any off-balance sheet vehicles that provide liquidity, capital resources, market or credit risk support, or engage in any activities that expose us to any liability that is not reflected in our unaudited consolidated financial statements except for those described under “Contractual Obligations, Commitments and Contingencies” below.

Contractual Obligations, Commitments and Contingencies

As described in Note 19 to our unaudited consolidated financial statements, during 2021, we entered into new arrangements increasing our purchase/guarantee agreements by $1.3 billion, which will be due in 2021 through 2028. There have been no other material changes to our contractual obligations disclosed in the Prospectus.

Item 3. Quantitative and Qualitative Disclosures about Market Risk

Interest rate risk

Our exposure to changes in interest rates relates primarily to the floating interest component on our long-term debt. The Senior Credit Facilities bear interest at floating rates and we regularly monitor and manage interest rate risks. $1.5 billion of our Senior Credit Facilities have been swapped to fixed rates. For the remainder, holding debt levels constant, a 1% increase in the effective interest rates would have increased our interest expense by $39 million for the six months ended June 30, 2021.

Certain tenors of LIBOR will be eliminated at the end of 2021 and June 2023. Our loans are benchmarked off tenors, including 1 month and 3 month LIBOR, expiring in June 2023. Our Credit Agreement includes fallback language for the new standard benchmark rate that will be offered, Secured Overnight Financing Rate “SOFR”. We cannot quantify the impact of LIBOR’s replacement benchmark rate at this time.

50

Foreign currency risk

We have operations in several countries outside of the United States, and certain of our operations are conducted in foreign currencies, principally the British Pound and the Euro. The value of these currencies fluctuates relative to the U.S. dollar. These changes could adversely affect the U.S. dollar equivalent of our non-U.S. dollar revenue and operating costs and expenses and reduce international demand for our content and services, all of which could negatively affect our business, financial condition and results of operations in a given period or in specific territories.

Holding other variables constant (such as interest rates and debt levels), if the U.S. dollar appreciated by 10% against the foreign currencies used by our operations in the six months ended June 30, 2021, revenues would have decreased by approximately $75.7 million and operating income would have improved by approximately $7.6 million.

We regularly review our foreign exchange exposures that may have a material impact on our business and from time to time use foreign currency forward exchange contracts or other derivative financial instruments to hedge the effects of potential adverse fluctuations in foreign currency exchange rates arising from these exposures. We do not enter into foreign exchange contracts or other derivatives for speculative purposes.

Item 4. Control Procedures

Limitations on Effectiveness of Controls and Procedures

In designing and evaluating our disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. In addition, the design of disclosure controls and procedures must reflect the fact that there are resource constraints and that management is required to apply judgment in evaluating the benefits of possible controls and procedures relative to their costs.

Evaluation of Disclosure Controls and Procedures

The Company’s management has evaluated, with the participation of the chief executive officer and the chief financial officer, the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act as of the end of the period covered by this Quarterly Report. Based on this evaluation, the chief executive officer and chief financial officer concluded that the Company’s disclosure controls and procedures were effective at the reasonable assurance level as of June 30, 2021.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the quarter ended June 30, 2021 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II—OTHER INFORMATION

Item 1. Legal Proceedings

From time to time we may be involved in claims and proceedings arising in the course of our business. The outcome of any such claims or proceedings, regardless of the merits, is inherently uncertain. For a description of our legal proceedings, see Note 19 to our unaudited consolidated financial statements elsewhere in this Quarterly Report.

51

Item 1A. Risk Factors

Our business, financial condition and operating results can be affected by a number of factors, whether current known or unknown, including but not limited to those described as risk factors, any one or more of which could, directly or indirectly, cause our actual operating results and financial condition to vary materially from past, or anticipated future, operating results and financial condition. For a discussion of these potential risks and uncertainties, see Part II, Item 1A. “Risk Factors” of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, which risk factors are incorporated herein by reference, as supplemented by the risk factor below. Any of these factors, in whole or in part, could materially and adversely affect our business, financial condition, operating results and the price of our common stock.

Future resales of common stock may cause the market price of our securities to drop significantly, even if our business is doing well.

In connection with the IPO, we entered into a subscription agreement whereby we sold 75,584,747 shares of our Class A common stock. These shares of Class A common stock have been registered under a Registration Statement on Form S-1 (File No. 333-257270), which has been declared effective by the SEC. The sale or possibility of the sale of shares pursuant to the aforementioned registration statement could have the effect of increasing the volatility in the market price of our Class A common stock or decreasing the market price itself.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Use of Proceeds

On April 28, 2021, our registration statement on Form S-1 (File No. 333-254908), as amended (the “Registration Statement”), was declared effective by the SEC for our initial public offering of our Class A common stock, pursuant to which we sold a total of 21,300,000 shares of our Class A common stock, par value $0.0001 per share, at a public offering price of $24.00 per share.

Endeavor Operating Company used the remaining $1,051.3 million of the net proceeds contributed to it from our IPO and the concurrent private placements (as described below) for the repayment of debt ($629 million, including early redemption fees), acquisitions and investments ($304 million) and the remainder for general corporate purposes. Accordingly, as of the date of this Quarterly Report on Form 10-Q, we have used all of the net proceeds from the IPO.

Recent Sales of Unregistered Securities

On May 3, 2021, simultaneously with the consummation of our IPO, we closed the private placement of shares of our Class A common stock, $0.00001 par value per share (the “Class A common stock”) with each of Capital Research and Management Company, Coatue Management, L.L.C., Dragoneer Investment Group LLC, Elliott Investment Management L.P., Fertitta Capital, Fidelity Management & Research Company LLC, Kraft Group LLC, MSD Capital, L.P., Mubadala Investment Company, Silver Lake, Tako Ventures, LLC, Tencent, Third Point LLC, affiliates of Valiant Holding AG, and Zeke Capital Advisors, LLC (the “private placement investors”) to purchase an aggregate of 75,584,747 shares of our Class A common stock, consisting of 57,378,497 shares of Class A common stock sold by us and 18,206,250 shares of Class A common stock sold by affiliates of Kohlberg Kravis Roberts & Co. L.P. (“KKR”), in each case, at a price per share equal to $24.00 (the “Private Placements”). The aggregate proceeds from the Private Placements were $1,814.0 million, which included proceeds of $1,377.0 million to us and proceeds of $437.0 million to affiliates of KKR. No underwriting discounts or commissions were paid with respect to the Private Placements. The Private Placements were conducted as non-public transactions and, as transactions by an issuer not involving a public offering, are exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act. Certain investors in the Private Placement have various relationships with the Company.

52

Item 6. Exhibits

Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed/ Furnished Herewith

1.1#	Transaction Agreement dated as of February 16, 2021, by and among Endeavor Operating Company, LLC, Endeavor Group Holdings, Inc., and the other parties named therein.	S-1/A	333-254908	1.2	04/20/2021

1.2	Amendment No. 1 to Transaction Agreement, dated as of April 19, 2021, by and among Endeavor Operating Company, LLC, Endeavor Group Holdings, Inc., and the other parties named therein	S-1/A	333-254908	1.3	04/20/2021

3.1	Amended and Restated Certificate of Incorporation of Endeavor Group Holdings, Inc.	10-Q	001-40373	3.1	06/02/2021

3.2	Amended and Restated Bylaws of Endeavor Group Holdings, Inc.	10-Q	001-40373	3.2	06/02/2021

4.1	Specimen Stock Certificate	S-1/A	333-254908	4.1	03/31/2021

10.1#	Amendment No. 9, dated as of April 19, 2021, among WME IMG Holdings LLC, WME IMG, LLC, William Morris Endeavor Entertainment, LLC, IMG Worldwide Holdings, LLC, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, swingline lender and issuing bank.	S-1/A	333-254908	10.10	04/20/2021

10.2	Stockholders Agreement, dated as of April 28, 2021, by and among Endeavor Group Holdings, Inc. and the stockholders named therein.	10-Q	001-40373	10.3	06/02/2021

10.3	Registration Rights Agreement, dated as of April 28, 2021, by and among Endeavor Group Holdings, Inc. and the stockholders party thereto.	10-Q	001-40373	10.4	06/02/2021

10.4	Tax Receivable Agreement, dated as of April 28, 2021, by and among Endeavor Group Holdings, Inc. and the Post-IPO TRA Holders.	10-Q	001-40373	10.5	06/02/2021

10.5	Amended and Restated Limited Liability Company Agreement of Endeavor Operating Company, LLC., dated as of April 28, 2021.	10-Q	001-40373	10.6	06/02/2021

10.6	Amended and Restated Limited Liability Company Agreement of Endeavor Manager, LLC., dated as April 28, 2021.	10-Q	001-40373	10.7	06/02/2021

Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed/ Furnished Herewith

10.7	Term Employment Agreement by and among Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC and Jason Lublin, dated April 19, 2021.	10-Q	001-40373	10.13	06/02/2021

10.8	Term Employment Agreement by and among Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC and Mark Shapiro, dated April 19, 2021.	10-Q	001-40373	10.14	06/02/2021

10.9	Term Employment Agreement by and among Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC and Seth Krauss, dated April 19, 2021.	10-Q	001-40373	10.15	06/02/2021

10.10	Term Employment Agreement by and among Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC and Christian Muirhead, dated April 19, 2021.	10-Q	001-40373	10.16	06/02/2021

10.11	Equity Award Agreement by and among Endeavor Operating Company, LLC, Endeavor Group Holdings, Inc., Jason Lublin, WME Iris Management Holdco II, LLC, WME Iris Management IV Holdco, LLC and WME Holdco, LLC, dated April 19, 2021.	10-Q	001-40373	10.17	06/02/2021

Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed/ Furnished Herewith

10.16	Equity Award Agreement by and among Endeavor Operating Company, LLC, Endeavor Group Holdings, Inc., Mark Shapiro, WME Iris Management Holdco, LLC, WME Iris Management Holdco II, LLC and WME Iris Management IV Holdco, LLC, dated April 19, 2021.	10-Q	001-40373	10.18	06/02/2021

10.17	Equity Award Agreement by and among Endeavor Operating Company, LLC, Endeavor Group Holdings, Inc., Seth Krauss, WME Iris Management Holdco, LLC, WME Iris Management IV Holdco, LLC and WME Iris Management V Holdco, LLC, dated April 19, 2021.	10-Q	001-40373	10.19	06/02/2021

10.18	Equity Award Agreement by and among Endeavor Operating Company, LLC, Endeavor Group Holdings, Inc., Christian Muirhead, WME Iris Management IV Holdco, LLC and WME Holdco, LLC, dated April 19, 2021.	10-Q	001-40373	10.20	06/02/2021

10.19	Time-Vesting and Performance-Vesting Restricted Stock Unit Award Agreement under the Endeavor Group Holdings, Inc. 2021 Incentive Award Plan, by and between Ariel Emanuel and Endeavor Group Holdings, Inc., dated May 3, 2021.	10-Q	001-40373	10.24	06/02/2021

10.20	Time-Vesting Restricted Stock Unit Award Agreement under the Endeavor Group Holdings, Inc. 2021 Incentive Award Plan, by and between Ariel Emanuel and Endeavor Group Holdings, Inc., dated May 3, 2021.	10-Q	001-40373	10.25	06/02/2021

10.21	Performance-Vesting Restricted Stock Unit Award Agreement under the Endeavor Group Holdings, Inc. 2021 Incentive Award Plan, by and between Patrick Whitesell and Endeavor Group Holdings, Inc., dated May 3, 2021.	10-Q	001-40373	10.26	06/02/2021

10.22	Zuffa Future Incentive Unit Cancellation Agreement, by and between Zuffa Parent, LLC and Ariel Emanuel, dated April 19, 2021.	10-Q	001-40373	10.27	06/02/2021

Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed/ Furnished Herewith

10.23	Future Incentive Unit Cancellation Agreement, by and among Endeavor Operating Company, LLC, Endeavor Group Holdings, Inc. and Ariel Emanuel, dated April 19, 2021.	10-Q	001-40373	10.28	06/02/2021

10.24	Amendment No. 1, dated August 12, 2021 to Revolving Credit Agreement dated February 27, 2020, among Endeavor OLE Buyer, LLC, On Location Events, LLC, PrimeSport Holdings, Inc., and JP Morgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.					*

31.1	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.					*

31.2	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.					*

32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.					*	*

32.2	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.					*	*

99.1	Temporary Hardship Exemption					*

101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File – formatted as Inline XBRL and contained in Exhibit 101

#	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENDEAVOR GROUP HOLDINGS, INC.

Date: August 16, 2021	By:	/s/ Ariel Emanuel
Ariel Emanuel
Chief Executive Officer
(Principal Executive Officer)

Date: August 16, 2021	By:	/s/ Jason Lublin
Jason Lublin
Chief Financial Officer
(Principal Financial Officer)

Exhibit 10.24

Execution Version

AMENDMENT NO. 1, dated as of August 12, 2021 (this “Amendment No. 1”), to the Credit Agreement dated as of February 27, 2020 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among ENDEAVOR OLE BUYER, LLC, a Delaware limited liability company (“Holdings”), ON LOCATION EVENTS, LLC, a Delaware limited liability company (“On Location”), PRIMESPORT HOLDINGS INC., a Delaware corporation (the “Co-Borrower” and, together with On Location, the “Borrowers”), each lender from time to time party thereto (collectively, the “Lenders” and each, individually, a “Lender”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Collateral Agent, Swingline Lender and Issuing Bank.

RECITALS

WHEREAS, in accordance with Section 9.02 of the Credit Agreement, the Borrowers have requested, and the Lenders party hereto, constituting all “Revolving Lenders”, have agreed, to amend the Credit Agreement as set forth in Article I hereof.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

ARTICLE I.

Amendment.

SECTION 1.01. Defined Terms. Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Amendment.

SECTION 1.02. Amendment of Credit Agreement. Effective as of the Amendment No. 1 Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the conformed copy of the Credit Agreement attached as Exhibit A hereto (the “Amended Credit Agreement”).

SECTION 1.03. Amendment Effectiveness. Section 1.02 of this Amendment No. 1 shall become effective as of the first date (the “Amendment No. 1 Effective Date”) on which the following conditions have been satisfied or waived:

(a) The Administrative Agent (or its counsel) shall have received from (i) the Borrowers, (ii) Holdings, (iii) each of the Revolving Lenders, (iv) each Issuing Bank and (v) the Administrative Agent either (x) counterparts of this Amendment No. 1 signed on behalf of such parties or (y) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment.

(b) The conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement shall be satisfied on and as of the Amendment No. 1 Effective Date.

(c) The Administrative Agent shall have received a certificate of a Responsible Officer of each of the Borrowers, dated the Amendment No. 1 Effective Date, certifying compliance with clause (b) above.

(d) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and each Lender party hereto and dated the Amendment No. 1 Effective Date) of Simpson Thacher & Bartlett LLP, New York counsel for the Loan Parties and Ultimate Parent.

(e) The Administrative Agent shall have received a copy of (i) each Organizational Document of Ultimate Parent and each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority (or, in lieu of a copy of any such Organizational Document, a representation that such Organizational Documents have not been amended since the Effective Date or, if later, since the date on which such Loan Party became a Loan Party), (ii) signature and incumbency certificates of the Responsible Officers of Ultimate Parent and each Loan Party executing the Loan Documents to which it is a party (or, in lieu of a copy of any such signature and incumbency certificate, a representation that such Responsible Officers are the same as those whose signature and incumbency certificates were delivered to the Administrative Agent on the Effective Date or, if later, on the date on which such Loan Party became a Loan Party), (iii) resolutions of the Board of Directors and/or similar governing bodies of Ultimate Parent and each Loan Party approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Amendment No. 1 Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of Ultimate Parent and each Loan Party’s jurisdiction of incorporation, organization or formation.

(f) The Administrative Agent shall have received a customary certificate from a Financial Officer of Holdings certifying that Holdings and its Subsidiaries are, on a consolidated basis after giving effect to the transactions contemplated under this Amendment No. 1 to occur on the Amendment No. 1 Effective Date, Solvent.

(g) The Administrative Agent shall have received all documentation at least three Business Days prior to the Amendment No. 1 Effective Date and other information about Ultimate Parent and the Loan Parties that shall have been reasonably requested in writing at least 10 Business Days prior to the Amendment No. 1 Effective Date and that the Administrative Agent has reasonably determined is required by United States and Cayman Islands regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation Title III of the USA Patriot Act. Any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower.

2

(h) The Administrative Agent shall have received, in immediately available funds, payment or reimbursement of all reasonable and documented costs, fees, out-of-pocket expenses, compensation and other amounts then due and payable in connection with this Amendment, including, to the extent invoiced at least two Business Days prior to the Amendment No. 1 Effective Date, the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

(i) Each Loan Party shall have entered into the Amendment No. 1 Reaffirmation Agreement.

(j) Ultimate Parent shall have Guaranteed the due and punctual payment and performance of all Secured Obligations pursuant to a guarantee agreement in form and substance reasonably satisfactory to the Administrative Agent (the “Ultimate Parent Guarantee”).

(k) The Administrative Agent shall have received, for the ratable account of each Revolving Lender, upfront fees equal to (i) 0.15% of the aggregate principal amount of the Revolving Lenders’ Revolving Commitments up to, with respect to each Revolving Lender, the principal amount such Revolving Lender’s Revolving Commitment immediately prior to the Amendment No. 1 Effective Date and (ii) 2.00% of the aggregate principal amount of the Revolving Lenders’ Revolving Commitments in excess of, with respect to each Revolving Lender, the principal amount of such Revolving Lender’s Revolving Commitment immediately prior to the Amendment No. 1 Effective Date.

The Administrative Agent shall notify the Borrowers and the Lenders of the Amendment No. 1 Effective Date and such notice shall be conclusive and binding.

ARTICLE II.

Miscellaneous

SECTION 2.01. Representations and Warranties. (a) To induce the other parties hereto to enter into this Amendment No. 1, the Borrowers represent and warrant to each of the Lenders, including the Administrative Agent that, as of the Amendment No. 1 Effective Date and after giving effect to the transactions and amendments to occur on the Amendment No. 1 Effective Date, this Amendment No. 1 has been duly authorized, executed and delivered by each of Holdings and each of the Borrowers and constitutes, and the Credit Agreement, as amended hereby on the Amendment No. 1 Effective Date, will constitute, its legal, valid and binding obligation, enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3

(b) The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this Amendment No. 1 on such date, true and correct in all material respects on and as of the Amendment No. 1 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c) After giving effect to this Amendment No. 1 and the transactions contemplated hereby on the relevant date, no Default or Event of Default has occurred and is continuing on the Amendment No. 1 Effective Date.

(d) Immediately after the consummation of the transactions contemplated under this Amendment No. 1 to occur on the Amendment No. 1 Effective Date, Holdings and its Subsidiaries are, on a consolidated basis after giving effect to the transactions contemplated under this Amendment No. 1 to occur on the Amendment No. 1 Effective Date, Solvent.

SECTION 2.02. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment No. 1 shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment No. 1 and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 1 Effective Date. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment No. 1 shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.

(b) On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby. This Amendment No. 1 shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2.03. Governing Law. This Amendment No. 1 shall be construed in accordance with and governed by the law of the State of New York. The provisions of Sections 9.09 and 9.10 of the Credit Agreement shall apply to this Amendment No. 1 to the same extent as if fully set forth herein.

SECTION 2.04. Costs and Expenses. The Borrowers agree to reimburse the Administrative Agent for its reasonable out of pocket expenses in connection with this Amendment No. 1 and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.

4

SECTION 2.05. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment No. 1 by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Amendment No. 1 shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 2.06. Headings. The headings of this Amendment No. 1 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their officers as of the date first above written.

ENDEAVOR OLE BUYER, LLC, as Holdings

By:	/s/ Jason Lublin
Name: Jason Lublin
Title: Authorized Signatory

ON LOCATION EVENTS, LLC, as a Borrower

By:	/s/ Jon Lavallee
Name: Jon Lavallee
Title: Authorized Signatory

PRIMESPORT HOLDINGS INC., as a Borrower

By:	/s/ Jon Lavallee
Name: Jon Lavallee
Title: Authorized Signatory

[Signature Page to OLE Amendment No. 1]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a 2021 Revolving Lender

By:	/s/ Inderjeet Aneja
Name: Inderjeet Aneja
Title: Executive Director

[Signature Page to OLE Amendment No. 1]

BARCLAYS BANK PLC

By:	/s/ Sean Duggan
Name: Sean Duggan
Title: Vice President

[Signature Page to OLE Amendment No. 1]

Royal Bank of Canada

By:	/s/ Kevin Quan
Name: Kevin Quan
Title: Authorized Signatory

[Signature Page to OLE Amendment No. 1]

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Philip Tancorra
Name: Philip Tancorra Title: Vice President
philip.tancorra@db.com 212-250-6576

By:	/s/ Suzan Onal
Name: Suzan Onal Title: Vice President
suzan.onal@db.com 212-250-3174

[Signature Page to OLE Amendment No. 1]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Judith Smith
Name: Judith Smith
Title: Authorized Signatory

By:	/s/ Michael Wagner
Name: Michael Wagner
Title: Authorized Signatory

[Signature Page to OLE Amendment No. 1]

UBS AG, STAMFORD BRANCH

By:	/s/ Anthony N Joseph
Name: Anthony N Joseph
Title: Associate Director

By:	/s/ Dionne Robinson
Name: Dionne Robinson
Title: Associate Director

[Signature Page to OLE Amendment No. 1]

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Kevin Raisch
Name: Kevin Raisch
Title: Authorized Signatory

[Signature Page to OLE Amendment No. 1]

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Steve Zambriczki
Name: Steve Zambriczki
Title: SVP

[Signature Page to OLE Amendment No. 1]

CADENCE BANK, N.A.

By:	/s/ Taylor Ducoff
Name: Taylor Ducoff
Title: Senior Vice President

[Signature Page to OLE Amendment No. 1]

Schedule 1

Lender	2021 Revolving Commitment
JPMorgan Chase Bank, N.A.	$10,115,007.00
Cadence Bank, N.A.	$7,499,997.00
Barclays Bank PLC	$5,371,669.00
Deutsche Bank AG New York Branch	$5,354,994.00
Credit Suisse AG, Cayman Islands Branch	$4,462,497.00
Goldman Sachs Lending Partners LLC	$3,937,497.00
RBC Capital Markets	$3,371,669.00
UBS AG, Stamford Branch	$1,487,499.00
HSBC Bank USA, N.A.	$1,312,499.00
Total:	$42,913,328.00

Exhibit A

[See attached.]

~~EXECUTION VERSION~~ Exhibit A

REVOLVING CREDIT AGREEMENT

dated as of

February 27, 2020,

as amended by Amendment No. 1 dated as of August 12, 2021

among

ENDEAVOR OLE BUYER, LLC,

as Holdings,

ON LOCATION EVENTS, LLC,

as a Borrower,

PRIMESPORT HOLDINGS INC.,

as Co-Borrower,

The Lenders Party Hereto,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, Collateral Agent, Swingline Lender and an Issuing Bank

JPMORGAN CHASE BANK, N.A.,

BARCLAYS BANK PLC,

RBC CAPITAL MARKETS,

DEUTSCHE BANK SECURITIES INC.,

CREDIT SUISSE LOAN FUNDING LLC,

UBS SECURITIES LLC,

GOLDMAN SACHS BANK USA and

HSBC BANK USA, NATIONAL ASSOCIATION.,

as Lead Arrangers and Joint Bookrunners

~~Page~~

Page
ARTICLE I

DEFINITIONS

SECTION 1.01	Defined Terms	1
SECTION 1.02	Classification of Loans and Borrowings	33
SECTION 1.03	Terms Generally	~~32~~34
SECTION 1.04	Accounting Terms; GAAP; Certain Calculations	~~32~~34
SECTION 1.05	Effectuation of Transactions	~~32~~34
SECTION 1.06	Currency Translation; Rates	34
SECTION 1.07	Limited Condition Transactions	~~33~~35
SECTION 1.08	Cashless Rollovers	~~34~~36
SECTION 1.09	Letter of Credit Amounts	~~34~~36
SECTION 1.10	Times of Day	~~34~~36
SECTION 1.11	Additional Alternative Currencies	~~34~~36

ARTICLE II

THE CREDITS

SECTION 2.01	Commitments	36
SECTION 2.02	Loans and Borrowings	~~35~~37
SECTION 2.03	Requests for Borrowings	~~35~~37
SECTION 2.04	Swingline Loans	~~36~~38
SECTION 2.05	Letters of Credit	~~37~~39
SECTION 2.06	Funding of Borrowings	~~42~~44
SECTION 2.07	Interest Elections	~~43~~45
SECTION 2.08	Termination and Reduction of Commitments	~~44~~46
SECTION 2.09	Repayment of Loans; Evidence of Debt	46
SECTION 2.10	[Reserved]	~~45~~47
SECTION 2.11	Prepayment of Loans	~~45~~47
SECTION 2.12	Fees	~~46~~48
SECTION 2.13	Interest	~~47~~49
SECTION 2.14	Alternate Rate of Interest	~~47~~49
SECTION 2.15	Increased Costs	~~49~~51
SECTION 2.16	Break Funding Payments	~~50~~52
SECTION 2.17	Taxes	53
SECTION 2.18	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~53~~55
SECTION 2.19	Mitigation Obligations; Replacement of Lenders	~~54~~57
SECTION 2.20	Incremental Credit Extension	~~55~~57
SECTION 2.21	Refinancing Amendments	59
SECTION 2.22	Defaulting Lenders	~~57~~60
SECTION 2.23	Illegality	61
SECTION 2.24	Loan Modification Offers	~~59~~61

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01	Organization; Powers	~~60~~62
SECTION 3.02	Authorization; Enforceability	~~60~~63

-i-

~~Page~~

SECTION 3.03	Governmental Approvals; No Conflicts	~~60~~63
SECTION 3.04	Investment Company Status	63
SECTION 3.05	Federal Reserve Regulations	63
SECTION 3.06	Use of Proceeds	~~61~~63
SECTION 3.07	Endeavor Credit Agreement Representations	~~61~~63
SECTION 3.08	ERISA	~~61~~63
SECTION 3.09	Financial Condition; No Material Adverse Effect	~~61~~64
SECTION 3.10	Disclosure	~~62~~64
SECTION 3.11	Compliance with Laws and Agreements	~~62~~64
SECTION 3.12	Senior Indebtedness	~~62~~64

ARTICLE IV

CONDITIONS

SECTION 4.01	Effective Date	~~62~~65
SECTION 4.02	Each Credit Event	~~64~~66

ARTICLE V

AFFIRMATIVE COVENANTS

SECTION 5.01	Endeavor Credit Agreement	~~64~~67
SECTION 5.02	Compliance Certificate	~~65~~68
SECTION 5.03	Notices of Material Events	~~65~~68
SECTION 5.04	Information Regarding Collateral	68
SECTION 5.05	Use of Proceeds and Letters of Credit	~~66~~68
SECTION 5.06	Additional Subsidiaries	~~66~~68
SECTION 5.07	Further Assurances	~~66~~69
SECTION 5.08	Existence; Conduct of Business	~~66~~69
SECTION 5.09	Insurance	69
SECTION 5.10	Designation of Subsidiaries	~~67~~69
SECTION 5.11	Financial Statements	~~67~~70

ARTICLE VI

NEGATIVE COVENANTS

SECTION 6.01	Endeavor Credit Agreement	~~68~~71
SECTION 6.02	Fundamental Changes; Holding Companies	71
SECTION 6.03	Financial Covenant	~~70~~73
SECTION 6.04	Liens	~~70~~73

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01	Events of Default	~~73~~76
SECTION 7.02	Right to Cure	~~76~~78
SECTION 7.03	Application of Proceeds	79

-ii-

~~Page~~

ARTICLE VIII

THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT

ARTICLE IX

MISCELLANEOUS
SECTION 9.01	Notices	~~80~~84
SECTION 9.02	Waivers; Amendments	~~82~~85
SECTION 9.03	Expenses; Indemnity; Damage Waiver	~~84~~88
SECTION 9.04	Successors and Assigns	~~86~~89
SECTION 9.05	Survival	~~89~~92
SECTION 9.06	Counterparts; Integration; Effectiveness	~~89~~93
SECTION 9.07	Severability	~~90~~93
SECTION 9.08	Right of Setoff	~~90~~93
SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process	~~90~~94
SECTION 9.10	WAIVER OF JURY TRIAL	~~91~~94
SECTION 9.11	Headings	~~91~~94
SECTION 9.12	Confidentiality	~~91~~94
SECTION 9.13	USA Patriot Act	~~92~~95
SECTION 9.14	Judgment Currency	~~92~~96
SECTION 9.15	Release of Liens and Guarantees	~~92~~96
SECTION 9.16	No Fiduciary Relationship	~~93~~96
SECTION 9.17	[Reserved]	~~93~~97
SECTION 9.18	Obligations Joint and Several	~~93~~97
SECTION 9.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~93~~97
SECTION 9.20	Certain ERISA Matters	~~94~~98
SECTION 9.21	Electronic Execution of Assignments and Certain Other Documents	~~95~~99
SECTION 9.22	Acknowledgement Regarding Any Supported QFCs	~~96~~100

-iii-

SCHEDULES:

Schedule 1.01(a)	—	Excluded Subsidiaries
Schedule 1.01(b)	—	Excluded Real Property
Schedule 1.01(c)	—	Existing Letters of Credit
Schedule 2.01(a)	—	Revolving Commitments
Schedule 2.01(b)	—	Letter of Credit Commitments
Schedule 5.14	—	Certain Post-Closing Obligations
Schedule 6.04	—	Existing Liens

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	[Reserved]
Exhibit C	—	Form of Guarantee Agreement
Exhibit D	—	Form of Collateral Agreement
Exhibit E	—	[Reserved]
Exhibit F	—	[Reserved]
Exhibit G	—	Form of Closing Certificate
Exhibit H	—	Form of Intercompany Note
Exhibit I	—	[Reserved]
Exhibit J	—	[Reserved]
Exhibit K	—	[Reserved]
Exhibit L	—	[Reserved]
Exhibit M	—	[Reserved]
Exhibit N	—	[Reserved]
Exhibit O	—	[Reserved]
Exhibit P-1	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P-2	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P-3	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit P-4	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit Q	—	Form of Borrowing Request
Exhibit R	—	Form of Interest Election Request
Exhibit S	—	Form of Notice of Loan Prepayment

-iv-

REVOLVING CREDIT AGREEMENT, dated as of February 27, 2020, (this “Agreement”), among ENDEAVOR OLE BUYER, LLC, a Delaware limited liability company (“Initial Holdings”), ON LOCATION EVENTS, LLC, a Delaware limited liability company (“On Location”), PRIMESPORT HOLDINGS INC., a Delaware corporation (the “Co-Borrower” and, together with On Location, the “Borrowers”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Collateral Agent.

WHEREAS, the Borrowers have requested (a) the Revolving Lenders to provide Revolving Loans, subject to the Revolving Commitment, which, on the Effective Date shall be in an aggregate principal amount of $20,000,000, to any Borrower at any time during the Revolving Availability Period, (b) the Issuing Banks to issue Letters of Credit at any time during the Revolving Availability Period, in an aggregate face amount at any time outstanding not in excess of $3,000,000, and (c) the Swingline Lender to extend credit in the form of Swingline Loans at any time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding not in excess of $3,000,000;

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accepting Lenders” has the meaning specified in Section 2.24(a).

“Acquisition Transaction” means any Investment by Holdings, the Borrowers or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment, (a) such Person becomes a Restricted Subsidiary or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated, or amalgamated with or into, or transfers or conveys substantially all of its assets (or all or substantially all the assets constituting a business unit, division, product line or line of business) to, or is liquidated into, Holdings, a Borrower or a Restricted Subsidiary, and, in each case, any Investment held by such Person.

“Additional Revolving Lender” means, at any time, any bank or other financial institution that agrees to provide any portion of any (a) Incremental Revolving Commitment Increase or Additional/Replacement Revolving Commitments pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Revolving Lender shall be subject to the approval of the Administrative Agent, the Swingline Lender and each Issuing Bank (in each case, such approval in each case not to be unreasonably withheld or delayed) and the Borrowers.

“Additional/Replacement Revolving Commitment” has the meaning assigned to such term in Section 2.20(a).

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth in Section 9.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Class” has the meaning specified in Section 2.24(a).

~~“Affiliate” has the meaning assigned to such term in the Endeavor Credit Agreement.~~

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” has the meaning assigned to such term in the Endeavor Credit Agreement.

“Affiliated Lender” means, at any time, any Lender that is an Affiliate of a Borrower at such time.

“Agent” means the Administrative Agent, the Collateral Agent, each Lead Arranger, each Joint Bookrunner and any successors and assigns in such capacity, and “Agents” means two or more of them.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Agreement Currency” has the meaning assigned to such term in Section 9.14(b).

“Alternate Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate (or if the LIBO Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Alternative Currency” means euro, Sterling and each other currency (other than dollars) that is approved in accordance with Section 1.11; provided that for each Alternative Currency, such requested currency is an Eligible Currency.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of August 12, 2021, among Holdings, the Borrowers, the Lenders and the Administrative Agent.

“Amendment No. 1 Effective Date” has the meaning assigned thereto in Amendment No. 1.

“Amendment No. 1 Reaffirmation Agreement” means the Reaffirmation Agreement, dated as of August 12, 2021, among Holdings, each Borrower, each of the Subsidiary Loan Parties, the Collateral Agent and the Administrative Agent.

“Applicable Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type.

“Applicable Creditor” has the meaning assigned to such term in Section 9.14(b).

“Applicable Fronting Exposure” means, with respect to any Person that is an Issuing Bank or a Swingline Lender at any time, the sum of (a) the Dollar Equivalent of the aggregate amount of all Letters of Credit issued by such Person in its capacity as an Issuing Bank (if applicable) that remains available for drawing at such time, (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements made by such Person in its capacity as an Issuing Bank (if applicable) that have not yet been reimbursed by or on behalf of a Borrower at such time and (c) the aggregate principal amount of all Swingline Loans made by such Person in its capacity as a Swingline Lender (if applicable) outstanding at such time.

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage (carried out to the ninth decimal place) of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Lender’s share of the total Revolving Exposure at that time); provided that, at any time any Revolving Lender shall be a Defaulting Lender, “Applicable Percentage” shall mean the percentage (carried out to the ninth decimal place) of the total Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, (a) 1.75% per annum, in the case of an ABR Loan, or (b) 2.75% per annum, in the case of a Eurocurrency Loan.

“Approved Bank” has the meaning assigned to such term in the Endeavor Credit Agreement.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), or as otherwise required to be entered into under the terms of this Agreement, substantially in the form of Exhibit A or any other form reasonably approved by the Administrative Agent.

“Audited Financial Statements” means the audited consolidated balance sheet of On Location and its consolidated subsidiaries as at the end of, and the related statements of income and cash flows of On Location and its consolidated subsidiaries for, the 2019 fiscal year.

“Available Cash” means, as of any date of determination, the aggregate amount of cash and Permitted Investments of Holdings, the Borrowers and/or any Restricted Subsidiary to the extent the use thereof for the application to payment of Indebtedness is not prohibited by law or any contract binding on Holdings, the Borrowers or any Restricted Subsidiary.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Basel III” means, collectively, those certain agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in December 2010 (as revised from time to time), and as implemented by a Lender’s primary banking regulatory authority.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors, board of managers, manager or managing member of a general partner of such Person or the functional equivalent of the foregoing and (d) in any other case, the functional equivalent of the foregoing. In addition, the term “director” means a director or functional equivalent thereof with respect to the relevant Board of Directors.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” and “Borrowers” means, individually and collectively, (a) On Location, (b) the Co-Borrower and (c) any Successor Borrower.

“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date in the same currency and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Minimum” means (a) in the case of a Revolving Loan Borrowing, $1,000,000 and (b) in the case of a Swingline Loan, $100,000.

“Borrowing Multiple” means (a) in the case of a Revolving Loan Borrowing, $1,000,000 and (b) in the case of a Swingline Loan, $100,000.

“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form of Exhibit Q or such other form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in ~~New York City~~the state where the Administrative Agent’s Office is located are authorized or required by law to remain closed; provided that when used in connection with a Eurocurrency Loan the term “Business Day” shall also exclude any day ~~on which banks are not open for dealings in dollar deposits in the London interbank market~~that is not a London Banking Day.

“Capital Lease Obligation” has the meaning assigned to such term in the Endeavor Credit Agreement.

“Cash Collateralize” means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Banks or Revolving Lenders, as collateral for LC Exposure or obligations of the Revolving Lenders to fund participations in respect of LC Exposure, cash or deposit account balances under the sole dominion and control of the Collateral Agent or, if the Collateral Agent and the applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and each applicable Issuing Bank. “Cash Collateral” and “Cash Collateralization” shall have meanings correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Obligations” means obligations of Holdings, any Borrower or any Restricted Subsidiary in respect of (a) any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management or treasury services or any automated clearing house transfers of funds, (b) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements and (c) other services related, ancillary or complementary to the foregoing (including Cash Management Services).

“Cash Management Services” has the meaning assigned to such term in the definition of the term “Secured Cash Management Obligations.”

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code. “Change in Control” means:

(a) the failure of Holdings or an IPO Entity to own, directly or indirectly through wholly-owned Subsidiaries that are Guarantors, all of the Equity Interests in On Location,

(b) the failure by Ultimate Parent to, directly or indirectly through one or more holding companies, have the right (pursuant to contract, proxy, ownership of Equity Interests or otherwise) to designate, nominate or appoint (and do so designate, nominate or appoint) the majority of the Board of Directors of Holdings, or

(c) for any reason, including due to the termination of the Endeavor Credit Agreement, Holdings or On Location fails to be a Restricted Subsidiary under and as defined in the Endeavor Credit Agreement.

For purposes of this definition, including other defined terms used herein in connection with this definition and notwithstanding anything to the contrary in this definition or any provision of Section 13d-3 of the Exchange Act, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the date hereof, (ii) the phrase Person or group is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or group or its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (iii) if any group includes Ultimate Parent, the issued and outstanding Equity Interests of Holdings, the IPO Entity or the Borrowers, as applicable, directly or indirectly owned by Ultimate Parent shall not be treated as being beneficially owned by such group or any other member of such group for purposes of clauses (b) and (c) of this definition, (iv) a Person or group shall not be deemed to beneficially own Equity Interests to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement and (v) a Person or group will not be deemed to beneficially own the Equity Interests of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s parent (or related contractual rights) unless it owns 50% or more of the total Voting Equity Interests of such Person’s parent having a majority of the aggregate votes on the Board of Directors of such Person’s parent.

“Change in Law” means (a) the adoption of any rule, regulation, treaty or other law after the Effective Date, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the Effective Date or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided that, notwithstanding anything herein to the contrary, (i) any requests, rules, guidelines or directives under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or issued in connection therewith and (ii) any requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case shall be deemed to be a “Change in Law,” to the extent enacted, adopted, promulgated or issued after the Effective Date, but only to the extent such rules, regulations, or published interpretations or directives are applied to Holdings and its Subsidiaries by the Administrative Agent or any Lender in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities, including, without limitation, for purposes of Section 2.15.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Revolving Loans, Other Revolving Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment or Other Revolving Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Other Revolving Commitments (and the Other Revolving Loans made pursuant thereto) that have different terms and conditions shall be construed to be in different Classes.

“Co-Borrower” has the meaning assigned to such term in the preamble hereto.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.

“Collateral Agent” has the meaning assigned in the Collateral Agreement.

“Collateral Agreement” means the Collateral Agreement among Initial Holdings, each Borrower, each other Loan Party and the Collateral Agent, substantially in the form of Exhibit D.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from (i) Holdings, each Borrower and each Domestic Subsidiary (other than an Excluded Subsidiary) either (x) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Person ~~and~~, (ii) Holdings, the Borrowers and each Subsidiary Loan Party either (x) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Subsidiary Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, in each case under this clause (a) together with, in the case of any such Loan Documents executed and delivered after the Effective Date, documents and, to the extent reasonably requested by the Collateral Agent, opinions of the type referred to in Section 4.01(b) and certificates of the type referred to in Section 4.01(c) and (iii) Ultimate Parent on and after the Amendment No. 1 Effective Date, the Ultimate Parent Guarantee;

(b) all outstanding Equity Interests of the Borrowers and the Restricted Subsidiaries (other than any Equity Interests constituting Excluded Assets or Equity Interests of Immaterial Subsidiaries) owned by or on behalf of any Loan Party shall have been pledged pursuant to the Collateral Agreement (and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank);

(c) if any Indebtedness for borrowed money of Holdings, any Borrower or any Subsidiary in a principal amount of $2,500,000 or more is owing by such obligor to any Loan Party, such Indebtedness shall be evidenced by a promissory note, such promissory note shall have been pledged pursuant to the Collateral Agreement and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d) all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Security Documents, Requirements of Law and reasonably requested by the Collateral Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording; and

(e) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance (or marked unconditional commitment to issue such policy or policies) in the amount equal to not less than 100% (or such lesser amount as reasonably agreed to by the Collateral Agent) of the Fair Market Value of such Mortgaged Property, as reasonably determined by Holdings and agreed to by the Collateral Agent, issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02 of the Endeavor Credit Agreement, together with such endorsements (other than a creditor’s rights endorsement), as the Collateral Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates (provided, however, in lieu of a zoning endorsement the Collateral Agent shall accept a zoning letter), (iii) such affidavits and “gap” indemnifications as are customarily requested by the title company to induce the title company to issue the title policies and endorsements contemplated above, (iv) a survey of each Mortgaged Property (other than any Mortgaged Property to the extent comprised of condominiums and to the extent the same cannot be surveyed) in such form as shall be required by the title company to issue the so-called comprehensive and other survey-related endorsements and to remove the standard survey exceptions from the title policies and endorsements contemplated above (provided, however, that a survey shall not be required to the extent that the issuer of the applicable title insurance policy provides reasonable and customary survey-related coverages (including, without limitation, survey-related endorsements) in the applicable title insurance policy based on an existing survey and/or such other documentation as may be reasonably satisfactory to the title insurer), (v) completed “Life-of-Loan” Federal Emergency Management Agency (“FEMA”) Standard Flood Hazard Determination with respect to each Mortgaged Property subject to the applicable FEMA rules and regulations (together with a notice about special flood hazard area status and flood disaster assistance duly executed by Holdings, the Borrowers and each Loan Party relating thereto), (vi) if any improved Mortgaged Property is located in an area determined by FEMA to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors and the other Flood Insurance Laws and as required under Section 5.09, and (vii) such customary legal opinions as the Collateral Agent may reasonably request with respect to any such Mortgage or Mortgaged Property.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, surveys, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as and to the extent that the Administrative Agent and Holdings reasonably agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, surveys, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any material adverse Tax consequences to Holdings and its Subsidiaries (including the imposition of withholding or other material Taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents as in effect on the Effective Date, (c) in no event shall control agreements or other control or similar arrangements be required with respect to deposit accounts, securities accounts, commodities accounts or other assets specifically requiring perfection by control agreements, (d) no perfection actions shall be required with respect to Vehicles and other assets subject to certificates of title, (e) no perfection actions shall be required with respect to commercial tort claims with a value less than $2,500,000 and, other than the filing of UCC financing statements, no perfection shall be required with respect to promissory notes evidencing debt for borrowed money in a principal amount of less than $2,500,000, (f) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any Equity Interests of Foreign Subsidiaries and any foreign Intellectual Property) or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction), (g) no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of UCC financing statements), (h) no Loan Party shall be required to deliver or obtain any landlord lien waivers, estoppel certificates or collateral access agreements or letters and (i) in no event shall the Collateral include any Excluded Assets. The Collateral Agent may grant extensions of time or waivers for the creation and perfection of security interests in or the obtaining of title insurance, surveys, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“Commitment” means (a) with respect to any Lender, its Revolving Commitment and Other Revolving Commitment of any Class, or any combination thereof (as the context requires), and (b) with respect to any Swingline Lender, its Swingline Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Materials” has the meaning specified in Section 5.01.

“Consolidated EBITDA” and, to the extent not defined herein, all constituent definitions thereof have the meanings assigned to such terms in the Endeavor Credit Agreement; it being understood that, for purposes of any determination of Consolidated EBITDA hereunder, references contained in such terms to “Holdings,” the “Borrowers” and the “Restricted Subsidiaries” shall be deemed to be references to Holdings, the Borrowers and the Restricted Subsidiaries, as applicable, as defined herein.

“Consolidated First Lien Debt” means, as of any date of determination, (a) the amount of Consolidated Total Debt (including in respect of the Loans hereunder) that is secured by substantially all of the Collateral on an equal or super priority basis (but without regard to the control of remedies) with Liens securing the Secured Obligations minus (b) Available Cash.

“Consolidated Total Debt” means, as of any date of determination, the outstanding principal amount of all third party Indebtedness for borrowed money (including purchase money Indebtedness), unreimbursed drawings under letters of credit, Capital Lease Obligations, third party Indebtedness obligations evidenced by notes or similar instruments (and excluding, for the avoidance of doubt, Swap Obligations), in each case of Holdings, the Borrowers and the Restricted Subsidiaries on such date, on a consolidated basis and determined in accordance with GAAP (excluding, in any event, the effects of any discounting of Indebtedness resulting from the application of acquisition method or pushdown accounting in connection with any Permitted Acquisition or other Investment).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.22.

“Credit Agreement Refinancing Indebtedness” means Indebtedness issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) by a Loan Party in exchange for, or to extend, renew, replace or refinance, in whole or part, any Class of existing Revolving Loans (or unused Revolving Commitments) (“Refinanced Debt”); provided that such exchanging, extending, renewing, replacing or refinancing Indebtedness (a) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (including any unused Revolving Commitment at such time) (plus any premium, accrued interest and fees and expenses incurred in connection with such exchange, extension, renewal, replacement or refinancing), (b) does not mature earlier than the Refinanced Debt, (c) shall not be guaranteed by any entity that is not a Loan Party, (d) in the case of any secured Indebtedness (i) is not secured by any assets not securing the Secured Obligations and (ii) is subject to a Customary Intercreditor Agreement and (e) to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, such financial maintenance covenant shall either be (i) also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness or (ii) only applicable after the Latest Maturity Date at the time of such refinancing).

“Cure Amount” has the meaning specified in Section 7.02.

“Cure Right” has the meaning specified in Section 7.02.

“Customary Intercreditor Agreement” means (a) to the extent executed in connection with any incurrence of Indebtedness secured by Liens on the Collateral that are intended to rank equal in priority to the Liens on the Collateral securing the Secured Obligations (but without regard to the control of remedies), a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrowers, which agreement shall provide, inter alia, that the Liens on the Collateral securing such other Indebtedness to the extent validly perfected and not subject to other Liens ranking senior to the Liens securing such Indebtedness but junior to the Liens securing the Secured Obligations shall rank equal in priority to the Liens on the Collateral securing the Secured Obligations (but without regard to the control of remedies) and (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank junior to the Liens on the Collateral securing the Secured Obligations, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrowers, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Secured Obligations.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning assigned to such term in Section 2.13(c).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within one Business Day of the date on which such funding is required hereunder, (b) notified the Borrowers, the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement or provided any written notification to any Person to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of the Borrowers (it being understood that the Administrative Agent shall comply with any such reasonable request)) or by any Issuing Bank to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured, or (e)(i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding or any action or proceeding of the type described in Section 7.01(h) or (i), or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any capital stock in such Lender or its direct or indirect parent by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Defaulting Lender Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit obligations other than Letter of Credit obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

“director” has the meaning assigned to such term in the definition of “Board of Directors.”

“Disposition” has the meaning assigned to such term in the Endeavor Credit Agreement.

“Disqualified Lenders” means (a) those Persons identified by the Sponsor, Holdings or a Borrower to the Administrative Agent in writing (i) prior to the Effective Date and (ii) to the extent reasonably acceptable to the Administrative Agent, after the Effective Date, (b) those Persons who are competitors of Holdings and its Subsidiaries identified by the Sponsor, Holdings or a Borrower to the Administrative Agent from time to time in writing (including by email) and (c) in the case of each Persons identified pursuant to clauses (a) and (b) above, any of their Affiliates that are either (i) identified in writing by the Sponsor, Holdings or a Borrower from time to time or (ii) clearly identifiable as Affiliates on the basis of such Affiliate’s name (other than, in the case of this clause (c), Affiliates that are bona fide debt funds); provided that no updates to the Disqualified Lender list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders. Any supplement to the list of Disqualified Lenders pursuant to clause (b) or (c) above shall be sent by Holdings to the Administrative Agent in writing (including by email) and such supplement shall take effect on the Business Day such notice is received by the Administrative Agent (it being understood that no such supplement to the list of Disqualified Lenders shall operate to disqualify any Person that is already a Lender).

“Disqualifying Event” has the meaning assigned to such term in the definition of “Eligible Currency.”

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“dollars” or “$” refers to lawful money of the United States of America.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in dollars, such amount and (b) with respect to any amount denominated in any currency other than dollars, the equivalent amount thereof in dollars as determined by the Administrative Agent at such time in accordance with Section 1.06 hereof.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means February 27, 2020, the date on which all conditions precedent set forth in Section 4.01 are satisfied.

“Effective Date Refinancing” means the repayment, repurchase or other discharge of the Existing Credit Agreement Indebtedness, the termination of the commitments thereunder and the termination and/or release of any security interests and guarantees in connection therewith.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, (i) a natural person, (ii) a Defaulting Lender, (iii) a Disqualified Lender or (iv) an Affiliated Lender.

“Eligible Currency” means euro, Sterling and any other lawful currency other than dollars that is readily available, freely transferable and convertible into dollars in the international interbank market available to the applicable Issuing Bank in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the applicable Issuing Bank, (a) such currency no longer being readily available, freely transferable and convertible into dollars, (b) a Dollar Equivalent is no longer being readily calculable with respect to such currency or (c) such currency being impracticable for Issuing Banks to provide (each of (a), (b) and (c), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Issuing Banks and the Borrowers, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within, five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall reimburse LC Disbursements in such currency to which the Disqualifying Event applies.

“Endeavor Credit Agreement” means that certain First Lien Credit Agreement, dated as of May 6, 2014 (as amended and restated by that certain Amendment No. 5 dated as of May 18, 2018, as amended by that certain Amendment No. 6 dated as of February 18, ~~2020~~2020, that certain Amendment No. 7 dated as of April 2, 2020, that certain Amendment No. 8 dated as of May 13, 2020 and that certain Amendment No. 9 dated as of April 19, 2021 and as further amended, restated, supplemented or otherwise modified from time to time), among Parent, as holdings, WME IMG, LLC, as intermediate holdings, William Morris Endeavor Entertainment, LLC and IMG Worldwide Holdings, LLC, as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, swingline lender and an issuing bank, and the lenders from time to time party thereto.

“Environmental Laws” means applicable common law and all applicable treaties, rules, regulations, codes, ordinances, judgments, orders, decrees and other applicable Requirements of Law, and all applicable injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to the protection of the environment, including with respect to the preservation or reclamation of natural resources or the Release or threatened Release of any Hazardous Material, or to the extent relating to exposure to Hazardous Materials, the protection of human health or safety.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), of Holdings, any Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Sections 414(b), (c), (m) and (o) of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 or Section 430 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by a Loan Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (f) the receipt by a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by a Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan (including any liability under Section 4062(e) of ERISA) or Multiemployer Plan; or (h) the receipt by a Loan Party or any ERISA Affiliate of any notice from a Multiemployer Plan concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“euro” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Eurocurrency” when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time. “Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent of any amount denominated in a currency other than dollars, the rate at which such currency may be exchanged into dollars as set forth at approximately 11:00 a.m. on such day as set forth on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and Holdings, or, in the absence of such an agreement, such Exchange Rate shall instead be the spot rate of exchange of the Administrative Agent through its principal foreign exchange trading office, at or about 11:00 a.m., New York City time on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error; and provided further that, notwithstanding any of the foregoing, the Issuing Bank may use any such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in euro or Sterling.

“Excluded Assets” means (a) any fee-owned real property (i) listed on Schedule 1.01(b) or (ii) that does not constitute a Material Real Property, (b) all leasehold interests in real property, (c) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such license, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction, but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction), (d) any asset if, to the extent that and for so long as the grant of a Lien thereon to secure the Secured Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law) or would require consent or approval of any Governmental Authority but excluding any prohibition or restriction that is ineffective under the Uniform Commercial Code of any applicable jurisdiction, unless such consent or approval has been obtained, (e) margin stock and, to the extent prohibited by, or creating an enforceable right of termination in favor of any other party thereto (other than any Loan Party) under the terms of any applicable Organizational Documents, joint venture agreement or shareholders’ agreement after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction, Equity Interests in any Person other than a Borrower, wholly-owned Restricted Subsidiaries and Partially Management Owned Subsidiaries, except with respect to Equity Interests of Specified Management, (f) assets to the extent a security interest in such assets would result in material adverse tax consequences to Holdings or one of its subsidiaries as reasonably determined by Holdings in consultation with the Administrative Agent, (g) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, (h) any lease, license or other agreement or any property subject thereto (including pursuant to a purchase money security interest or similar arrangement) to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a breach, default or right of termination in favor of any other party thereto (other than any Loan Party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction or other similar applicable law notwithstanding such prohibition, (i) in excess of 65% of the Voting Equity Interests of (i) any Foreign Subsidiary or (ii) any FSHCO, (j) receivables and related assets (or interests therein) (A) sold to any Receivables Subsidiary or (B) otherwise pledged, factored, transferred or sold in connection with any Permitted Receivables Financing, (k) [reserved] (l) commercial tort claims with a value of less than $2,500,000 and letter-of-credit rights with a value of less than $2,500,000 (except to the extent a security interest therein can be perfected by a UCC filing), (m) Vehicles and other assets subject to certificates of title, (n) any aircraft, airframes, aircraft engines or helicopters, or any equipment or other assets constituting a part thereof, (o) any and all assets and personal property owned or held by any Subsidiary that is not a Loan Party (including any Unrestricted Subsidiary), (p) any Equity Interest in Unrestricted Subsidiaries, and (q) any proceeds from any issuance of Indebtedness permitted to be incurred under Section 6.01 of the Endeavor Credit Agreement that are paid into an escrow account to be released upon satisfaction of certain conditions or the occurrence of certain events, including cash or Permitted Investments set aside at the time of the incurrence of such Indebtedness, to the extent such cash or Permitted Investments prefund the payment of interest or premium or discount on such indebtedness (or any costs related to the issuance of such indebtedness) and are held in such escrow account or similar arrangement to be applied for such purpose.

“Excluded Subsidiary” means any of the following (except as otherwise provided in clause (b) of the definition of “Subsidiary Loan Party”): (a) any Subsidiary that is not a wholly-owned subsidiary of Holdings (other than Partially Management Owned Subsidiaries), (b) each Subsidiary listed on Schedule 1.01(a), (c) each Unrestricted Subsidiary, (d) each Immaterial Subsidiary, (e) any Subsidiary that is prohibited by (i) applicable Requirements of Law or (ii) any contractual obligation existing on the Effective Date or on the date any such Subsidiary is acquired (so long in respect of any such contractual prohibition such prohibition is not incurred in contemplation of such acquisition), in each case from guaranteeing the Secured Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee, or for which the provision of a Guarantee would result in a material adverse tax consequence (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) to Holdings or one of its subsidiaries (as reasonably determined by Holdings in consultation with the Administrative Agent), unless such consent or approval has been obtained, (f) any direct or indirect Foreign Subsidiary, (g) any direct or indirect Domestic Subsidiary of a direct or indirect Foreign Subsidiary of Holdings that is a CFC, (h) any FSHCO, (i) any other Subsidiary excused from becoming a Loan Party pursuant to clause (a) of the last paragraph of the definition of the term “Collateral and Guarantee Requirement,” (j) each Receivables Subsidiary and (k) any not-for-profit Subsidiaries, captive insurance companies or other special purpose subsidiaries designated by Holdings from time to time; provided, however, that no Intermediate Parent shall be an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations. If a Swap Obligation arises under a Master Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party or Ultimate Parent hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income or profits (however denominated), branch profits Taxes, and franchise Taxes, in each case imposed by (i) a jurisdiction as a result of such recipient being organized or having its principal office located in or, in the case of any Lender, having its applicable lending office located in such jurisdiction or (ii) any jurisdiction as a result of any other present or former connection between such recipient and the jurisdiction imposing such Tax (other than a connection arising solely from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sold or assigned of an interest in, engaged in any other transaction pursuant to, or enforced, any Loan Documents), (b) any withholding Tax that is attributable to a Lender’s failure to comply with Section 2.17(e), (c) except in the case of an assignee pursuant to a request by a Borrower under Section 2.19, any U.S. federal withholding Taxes imposed due to a Requirement of Law in effect at the time a Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under Section 2.17(a) and (d) any withholding Tax imposed pursuant to FATCA.

“Existing Credit Agreement Indebtedness” means the principal, interest, fees and other amounts, other than contingent obligations not due and payable, outstanding under the Credit Agreement, dated as of September 29, 2016 (as amended, restated, supplemented or otherwise modified from time to time), among On Location and the Co-Borrower, as borrowers, Antares Capital LP, as administrative agent, and the lenders from time to time party thereto.

“Existing Letters of Credit” means each letter of credit set forth on Schedule 1.01(c).

“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset. Except as otherwise expressly set forth herein, such value shall be determined in good faith by Holdings.

“Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of Holdings and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official administrative interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“FEMA” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement.”

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Holdings or a Borrower.

“Financial Performance Covenant” means the covenant set forth in Section 6.03.

“First Lien Leverage Ratio” means, on any date, the ratio of (a) Consolidated First Lien Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect on any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“FSHCO” means any direct or indirect Domestic Subsidiary of Holdings (other than the Borrowers) that has no material assets other than Equity Interests and/or Indebtedness in one or more direct or indirect Foreign Subsidiaries that are CFCs.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” has the meaning assigned to such term in the Endeavor Credit Agreement.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning assigned to such term in Section 9.04(d).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement” means the Guarantee Agreement among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit C.

“Guarantors” means collectively, (a) Holdings, each Intermediate Parent, Ultimate Parent and the Subsidiary Loan Parties and (b) each Borrower (other than with respects to its own obligations).

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as hazardous or toxic, or any other term of similar import, pursuant to any Environmental Law.

“Holdings” means (a) prior to any IPO, Initial Holdings or any Successor Holdings and (b) on and after an IPO, (i) if the IPO Entity is Initial Holdings, any Successor Holdings or any Person of which Initial Holdings or any Successor Holdings is a subsidiary, then Initial Holdings or any Successor Holdings, as applicable or (ii) if the IPO Entity is a subsidiary of Initial Holdings or any Successor Holdings, then the IPO Entity.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

~~“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate.”~~

“Impacted Loans” has the meaning assigned to such term in Section 2.14(a)(ii).

“Incremental Cap” means, as of any date of determination, the sum of (a) $41,000,000, plus (b) the aggregate principal amount of all voluntary prepayments of the Loans pursuant to Section 2.11(a) to the extent there is an equivalent permanent reduction in Revolving Commitments (other than any such prepayments with the proceeds of long-term Indebtedness); provided that, for the avoidance of doubt, in the case of any prepayment made pursuant to Section 2.11(a), the amount included in the calculation of the Incremental Cap pursuant to this clause (b) shall be limited to the amount actually paid in cash in order to consummate such prepayment minus (c) the amount of all Incremental Facilities outstanding at such time that was incurred in reliance on the foregoing clauses (a) and/or (b).

“Incremental Facilities” has the meaning assigned to such term in Section 2.20(a).

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.20(f).

“Incremental Revolving Commitment Increase” has the meaning assigned to such term in Section 2.20(a).

“Incremental Revolving Loan” means Revolving Loans made pursuant to Additional/Replacement Revolving Commitments.

“Indebtedness” has the meaning assigned to such term in the Endeavor Credit Agreement.

“Indemnified Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party or Ultimate Parent under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.12(a).

“Initial Holdings” has the meaning assigned to such term in the preamble hereto.

“Intellectual Property” has the meaning assigned to such term in the Collateral Agreement.

“Interest Election Request” means a request by any Borrower in accordance with Section 2.07 and substantially in the form of Exhibit R or such other form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Interest Payment Date” means (a) with respect to any ABR Loan (including a Swingline Loan), the last Business Day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, ~~two,~~ three or six months thereafter as selected by a Borrower in its Borrowing Request (or, if agreed to by each Lender participating therein, twelve months or such other period less than one month thereafter as such Borrower may elect), provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Intermediate Parent” means any subsidiary of Holdings of which On Location is a subsidiary.

“Interpolated Rate” means the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the ~~Reuters~~LIBOR Screen ~~LIBOR01~~Rate for the longest period for which the ~~Reuters~~LIBOR Screen ~~LIBOR01~~Rate is available that is shorter than the Impacted Interest Period; and (b) the ~~Reuters~~LIBOR Screen ~~LIBOR01~~Rate for the shortest period (for which the ~~Reuters~~LIBOR Screen ~~LIBOR01~~Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” has the meaning assigned to such term in the Endeavor Credit Agreement.

“IPO” means any transaction (other than a public offering pursuant to a registration statement on Form S-8) after the Effective Date which results in the common Equity Interests of Holdings or Parent Entity or, in either case, a related IPO Entity to be publicly held.

“IPO Entity” means, at any time at and after an IPO, Holdings, a parent entity of Holdings, an Intermediate Parent or any IPO Listco described in clause (b) of the definition thereof, as the case may be, the Equity Interests in which were issued or otherwise sold pursuant to the IPO or any other transaction that results in any Parent Entity being publicly traded.

“IPO Listco” means any (a) IPO Entity or (b) any wholly owned subsidiary of Holdings formed in contemplation of an IPO to become the IPO Entity. Holdings shall, promptly following its formation, notify the Administrative Agent of the formation of any IPO Listco.

“IPO Reorganization Transactions” means, collectively, the transactions taken in connection with and reasonably related to consummating an IPO, including (a) formation and ownership of IPO Shell Companies, (b) entry into, and performance of, (i) a reorganization agreement among any of Holdings, its Subsidiaries, Parent Entities and/or IPO Shell Companies implementing IPO Reorganization Transactions and other reorganization transactions in connection with an IPO so long as after giving effect to such agreement and the transactions contemplated thereby, the security interests of the Lenders in the Collateral and the Guarantees of the Secured Obligations, taken as a whole, would not be materially impaired and (ii) customary underwriting agreements in connection with an IPO and any future follow-on underwritten public offerings of common Equity Interests in the IPO Entity, including the provision by IPO Entity and Holdings of customary representations, warranties, covenants and indemnification to the underwriters thereunder, (c) the merger of IPO Subsidiary with one or more direct or indirect holders of Equity Interests in Holdings with IPO Subsidiary surviving and holding Equity Interests in Holdings or the dividend or other distribution by Holdings of Equity Interests of IPO Shell Companies or other transfer of ownership to the holder of Equity Interests of Holdings, (d) the amendment and/or restatement of organization documents of Holdings and any IPO Subsidiaries, (e) the issuance of Equity Interests of IPO Shell Companies to holders of Equity Interests of Holdings in connection with any IPO Reorganization Transactions, (f) the making of Restricted Payments to (or Investments in) an IPO Shell Company or Holdings or any Subsidiaries to permit Holdings to make distributions or other transfers, directly or indirectly, to IPO Listco, in each case solely for the purpose of paying, and solely in the amounts necessary for IPO Listco to pay, IPO-related expenses and the making of such distributions by Holdings, (g) the repurchase by IPO Listco of its Equity Interests from Holdings, a Borrower or any Subsidiary, (h) the entry into an exchange agreement, pursuant to which holders of Equity Interests in Holdings and certain non-economic/Voting Equity Interests in IPO Listco will be permitted to exchange such interests for certain economic/Voting Equity Interests in IPO Listco, (i) any issuance, dividend or distribution of the Equity Interests of the IPO Shell Companies or other Disposition of ownership thereof to the IPO Shell Companies and/or the direct or indirect holders of Equity Interests of Holdings and (j) all other transactions reasonably incidental to, or necessary for the consummation of, the foregoing so long as after giving effect to such agreement and the transactions contemplated thereby, the security interests of the Lenders in the Collateral and the Guarantees of the Secured Obligations, taken as a whole, would not be materially impaired.

“IPO Shell Company” means each of IPO Listco and IPO Subsidiary.

“IPO Subsidiary” means a wholly owned subsidiary of IPO Listco formed in contemplation of, and to facilitate, IPO Reorganization Transactions and an IPO. Holdings shall, promptly following its formation, notify the Administrative Agent of the formation of an IPO Subsidiary.

“ISP98” means the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means (a) each Person listed on Schedule 2.01(b) with respect to such Person’s Letter of Credit Commitment and (b) each other Person that shall have become an Issuing Bank hereunder as provided in Section 2.05(l) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(m)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit (including, for the avoidance of doubt, Existing Letters of Credit) to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate and for all purposes of the Loan Documents. Each Issuing Bank may cause Letters of Credit to be issued by unaffiliated financial institutions and such Letters of Credit shall be treated as issued by such Issuing Bank for all purposes under the Loan Documents. References herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.

“Joint Bookrunners” means JPMorgan, Barclays Bank PLC, RBC Capital Markets, Deutsche Bank Securities Inc., Credit Suisse Loan Funding LLC, UBS Securities LLC, Goldman Sachs Bank USA and HSBC Bank USA, National Association.

“JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.

“Judgment Currency” has the meaning assigned to such term in Section 9.14(b).

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Revolving Loan or any Other Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate amount of all Letters of Credit that remains available for drawing at such time and (b) the Dollar Equivalent of the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of such Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP98, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that, with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“LCT Election” has the meaning assigned to such term in Section 1.07.

“LCT Test Date” has the meaning assigned to such term in Section 1.07.

“Lead Arrangers” means JPMorgan, Barclays Bank PLC, RBC Capital Markets, Deutsche Bank Securities Inc., Credit Suisse Loan Funding LLC, UBS Securities LLC, Goldman Sachs Bank USA and HSBC Bank USA, National Association.

“Lenders” means the Revolving Lenders and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment, a Loan Modification Agreement or a Refinancing Amendment, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes each Issuing Bank and the Swingline Lenders.

“Letter of Credit” means any letter of credit (including any Existing Letter of Credit) issued pursuant to this Agreement other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05. A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided, however, that any commercial letter of credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft.

“Letter of Credit Commitment” means an amount, as of the Effective Date, equal to the Dollar Equivalent of $3,000,000; provided that, as to any Issuing Bank, such Issuing Bank’s Letter of Credit Commitment shall not exceed the amount set forth on Schedule 2.01(b) opposite such Issuing Bank’s name or, in the case of an Issuing Bank that becomes an Issuing Bank after the Effective Date, the amount notified in writing to the Administrative Agent by the Borrower and such Issuing Bank; provided, further, that the Letter of Credit Commitment of any Issuing Bank may be increased or decreased if agreed in writing between the Borrower and such Issuing Bank (each acting in its sole discretion) and notified to the Administrative Agent.

“Liabilities” means the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of Holdings and its Subsidiaries taken as a whole, as of the Effective Date after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.

“LIBO Rate” means~~, with respect to any Eurocurrency Borrowing for any applicable currency and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable currency then the LIBO Rate shall be the Interpolated Rate.~~:

(a) for any Interest Period with respect to a Eurocurrency Borrowing, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate established pursuant to Section 2.14, as published on the applicable Bloomberg screen page (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b) for any interest calculation with respect to an ABR Borrowing on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is established pursuant to Section 2.14, such established rate shall be applied to the applicable Interest Period in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied to the applicable Interest Period as otherwise reasonably determined by the Administrative Agent in consultation with the Borrower.

Notwithstanding the foregoing, in no event shall the LIBO Rate be deemed to be less than 0.00%.

“LIBOR” has the meaning assigned to such term in the definition of “LIBO Rate.”

“~~LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing for any applicable currency and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement~~.“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Alternate Base Rate, Interest Period and LIBO Rate, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines with the consent of the Borrower (such consent not to be unreasonably withheld)).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means any Acquisition Transaction or any other transaction permitted by this Agreement, in each case whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrowers of (i) the principal of and interest at the applicable rate or rates provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans including all obligations in respect of the LC Exposure, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrowers under or pursuant to this Agreement and each of the other Loan Documents, including obligations to reimburse LC Disbursements and to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Borrowers under or pursuant to each of the Loan Documents and (c) the due and punctual payment and performance of all the obligations of Ultimate Parent and each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including interest and monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Documents” means this Agreement, any Refinancing Amendment, any Loan Modification Agreement, the Guarantee Agreement, the Collateral Agreement, the other Security Documents, any Customary Intercreditor Agreement, Amendment No. 1, the Amendment No. 1 Reaffirmation Agreement, the Ultimate Parent Guarantee and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(e).

“Loan Modification Agreement” means a Loan Modification Agreement, in form reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.24.

“Loan Modification Offer” has the meaning specified in Section 2.24(a).

“Loan Parties” means Holdings, the Borrowers, the Subsidiary Loan Parties and any Intermediate Parent.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“London Banking Day” means any day on which dealings in dollar deposits are conducted by and between banks in the London interbank market.

“Master Agreement” has the meaning assigned to such term in the definition of “Swap Agreement.”

“Material Adverse Effect” means any event, circumstance or condition that has had, or could reasonably be expected to have, a materially adverse effect on (a) the business or financial condition of Holdings, the Borrowers and the Restricted Subsidiaries, taken as a whole, (b) the ability of the Borrowers and the Guarantors, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.

“Material Indebtedness” means the Endeavor Credit Agreement and any Indebtedness for borrowed money (other than the Loan Document Obligations), Capital Lease Obligations, unreimbursed drawings under letters of credit, third party Indebtedness obligations evidenced by notes or similar instruments or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, the Borrowers and the Restricted Subsidiaries in an aggregate principal amount exceeding $15,000,000; provided that in no event shall any Permitted Receivables Financing be considered Material Indebtedness for any purpose. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrowers or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Real Property” means each fee owned parcel of real property owned by a Loan Party having a Fair Market Value equal to or in excess of $5,000,000. For the purpose of determining the relevant value under this Agreement with respect to the preceding clause, such value shall be determined as of (a) the Effective Date for real property owned as of the Effective Date, (b) the date of acquisition for real property acquired after the Effective Date or (c) the date on which the entity owning such real property becomes a Loan Party after the Effective Date, in each case as reasonably determined by Holdings.

“Material Subsidiary” means (a) each wholly-owned Restricted Subsidiary that, as of the last day of the fiscal quarter of Holdings most recently ended for which financial statements of On Location and its consolidated subsidiaries are available, had revenues or total assets for such quarter in excess of 5.0% of the consolidated revenues or total assets, as applicable, of Holdings for such quarter or that is designated by Holdings as a Material Subsidiary and (b) any group comprising wholly-owned Restricted Subsidiaries that each would not have been a Material Subsidiary under clause (a) but that, taken together, as of the last day of the fiscal quarter of Holdings most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of Holdings for such quarter.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations, provided, however, in the event any Mortgaged Property is located in a jurisdiction which imposes mortgage recording taxes or similar fees, the applicable Mortgage shall not secure an amount in excess of 100% of the Fair Market Value of such Mortgaged Property. Each Mortgage shall be in a form reasonably agreed between Holdings and the Administrative Agent with such modifications as may be required by local laws.

“Mortgaged Property” means each parcel of real property and the improvements thereon owned in fee by a Loan Party with respect to which a Mortgage is granted pursuant to Section 5.09.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions or with respect to which any Loan Party or ERISA Affiliate could have liability under Section 4212(c) of ERISA.

“Net Proceeds” has the meaning assigned to such term in the Endeavor Credit Agreement.

“New Project” means (a) each facility which is either a new facility, branch or office or an expansion, relocation, remodeling or substantial modernization of an existing facility, branch or office owned by a Borrower or a Subsidiary which in fact commences operations and (b) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market.

“Non-Accepting Lender” has the meaning assigned to such term in Section 2.24(c).

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit S or such other form as may be reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“On Location” has the meaning assigned to such term in the preamble hereto.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Loans” means one or more Classes of Loans that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Revolving Commitments” means one or more Classes of revolving commitments hereunder or extended Revolving Commitments that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Revolving Loans” means the Revolving Loans made pursuant to any Other Revolving Commitment or a Loan Modification Agreement.

“Other Taxes” means any and all present or future recording, stamp, documentary, transfer, sales, property or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“parent” has the meaning assigned to such term in the Endeavor Credit Agreement.

“Parent” means WME IMG Holdings, LLC, a Delaware limited liability company.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent Entity” means any Person that is a direct or indirect parent of Holdings.

“Partially Management Owned Subsidiary” means any Restricted Subsidiary that is a wholly-owned subsidiary except with respect to up to 20% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals or other Persons to the extent required by applicable Requirements of Law) owned, controlled or held by Specified Management.

“Participant” has the meaning assigned to such term in Section 9.04(b)(i).

“Participant Register” has the meaning assigned to such term in Section 9.04(b)(iii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means an Acquisition Transaction; provided that (a) with respect to each such Acquisition Transaction, all actions required to be taken with respect to any such newly created or acquired Subsidiary (including each subsidiary thereof) or assets in order to satisfy the requirements set forth in clauses (a), (b), (c) and (d) of the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall have been taken (or arrangements for the taking of such actions after the consummation of the Permitted Acquisition shall have been made that are reasonably satisfactory to the Collateral Agent) (unless such newly created or acquired Subsidiary is designated as an Unrestricted Subsidiary pursuant to Section 5.10 or is otherwise an Excluded Subsidiary) and (b) after giving effect to any such purchase or other acquisition, no Event of Default under clause (a), (b), (h) or (i) of Section 7.01 shall have occurred and be continuing.

“Permitted Amendment” means an amendment to this Agreement and, if applicable, the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.24, applicable to all, or any portion of, the Loans and/or Commitments of any Class of the Accepting Lenders and providing for (a) an extension of a maturity date and/or (b) a change in the Applicable Rate with respect to the Loans and/or Commitments of the Accepting Lenders and/or (c) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders and/or (d) additional covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of such Loan Modification Offer (it being understood that to the extent that any financial maintenance covenant or any other covenant is added for the benefit of any such Loans and/or Commitments, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant or other covenant is either (i) also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Loans and/or Commitments or (ii) only applicable after the Latest Maturity Date at the time of such Loan Modification Offer).

“Permitted Encumbrances” means:

(a) Liens for taxes, assessments or other governmental charges that are not overdue for a period of more than 60 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(b) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens arising in the ordinary course of business that secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Liens or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;

(c) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, any Intermediate Parent, any Borrower or any Restricted Subsidiary or otherwise supporting the payment of items set forth in the foregoing clause (i);

(d) Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, bankers acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, incurred in the ordinary course of business or consistent with past practices;

(e) easements, encumbrances, rights-of-way, reservations, restrictions, restrictive covenants, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes building codes, encroachments, protrusions, zoning restrictions, and other similar encumbrances and minor title defects or other irregularities in title and survey exceptions affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of Holdings, the Borrowers and the Restricted Subsidiaries, taken as a whole;

(f) Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 7.01(j);

(g) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of Holdings or any of its Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments, provided that such Lien secures only the obligations of Holdings or such subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 6.01 of the Endeavor Credit Agreement;

(h) rights of set-off, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments; and

(i) Liens arising from precautionary Uniform Commercial Code financing statements or any similar filings made in respect of operating leases entered into by Holdings or any of its subsidiaries.

“Permitted Investments” has the meaning assigned to such term in the Endeavor Credit Agreement.

“Permitted Receivables Financing” has the meaning assigned to such term in the Endeavor Credit Agreement.

“Permitted Transferees” means, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person’s Immediate Family Members, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants and (b) without duplication with any of the foregoing, such Person’s heirs, legatees, executors and/or administrators upon the death of such Person and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in Holdings or any other IPO Entity.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning specified in Section 5.01.

“Present Fair Saleable Value” means the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of Holdings and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

“primary obligor” has the meaning assigned to such term in the definition of “Guarantee.”

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” have the meanings assigned to such terms in the Endeavor Credit Agreement.

“Proposed Change” has the meaning assigned to such term in Section 9.02(c).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 5.01.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.22.

“Receivables Subsidiary” means any Special Purpose Entity established in connection with a Permitted Receivables Financing and any other subsidiary (other than any Loan Party) involved in a Permitted Receivables Financing which is not permitted by the terms of such Permitted Receivables Financing to guarantee the Secured Obligations or provide Collateral.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrowers and Holdings, (b) the Administrative Agent and (c) each Additional Revolving Lender and Lender that agrees to provide all or any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.21.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.

“Register” has the meaning assigned to such term in Section 9.04(a)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents, controlling persons, advisors and other representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) and including the environment within any building or other structure.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.

“Removal Effective Date” has the meaning assigned to such term in Article VIII.

“Required Lenders” means, at any time, Lenders having Revolving Exposures and unused Commitments (exclusive of Swingline Commitments) representing more than 50.0% of the aggregate Revolving Exposures and unused Commitments (exclusive of Swingline Commitments) at such time; provided that (a) the Revolving Exposures and unused Commitments of the Borrowers or any Affiliate thereof and (b) whenever there are one or more Defaulting Lenders, the total outstanding Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender, shall, in each case of clauses (a) and (b), be excluded for purposes of making a determination of Required Lenders.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, official administrative pronouncements, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Effective Date” has the meaning assigned to such term in Article VIII.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer, or other similar officer, manager or a director of a Loan Party ~~and~~or, solely with respect to any document delivered after the Effective Date pursuant to Amendment No. 1 or clause (a) of the definition of the term “Collateral and Guarantee Requirement,” of Ultimate Parent and, with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof, and as to any document delivered on the Effective Date or thereafter pursuant to clause (a) of the definition of the term “Collateral and Guarantee Requirement,” any secretary or assistant secretary of a Loan Party or Ultimate Parent, as applicable. Any document delivered hereunder that is signed by a Responsible Officer of Ultimate Parent or a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of Ultimate Parent or such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of Ultimate Parent or such Loan Party, as applicable.

“Restricted Payment” has the meaning assigned to such term in the Endeavor Credit Agreement.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitments” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule ~~2.01(a) hereto~~1 to Amendment No. 1 and made a part hereof, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption or (ii) a Refinancing Amendment. The aggregate amount of the Revolving Lenders’ Revolving Commitments on the Amendment No. 1 Effective Date is $~~20,000,000.~~42,913,328.

“Revolving Credit Facility” means the Revolving Commitments and the provisions herein related to the Revolving Loans, Swingline Loans and Letters of Credit.

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the Dollar Equivalent of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“Revolving Maturity Date” means ~~February 27, 2025~~the earlier of (a) August 12, 2026 and (b) if any Term Loans (as defined in the Endeavor Credit Agreement) remain outstanding on the date (such date, the “Springing Maturity Date”) that is ninety-one (91) days prior to the Term Maturity Date (as defined in the Endeavor Credit Agreement), the Springing Maturity Date (or, with respect to any Revolving Lender that has extended its Revolving Commitment pursuant to a Permitted Amendment, the extended maturity date, set forth in any such Loan Modification Agreement).

“Secured Cash Management Obligations” means the due and punctual payment and performance of all obligations of Holdings, the Borrowers and the Restricted Subsidiaries (other than Receivables Subsidiaries) in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds (collectively, “Cash Management Services”) provided to Holdings, any Borrower or any

Subsidiary (whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed to the Administrative Agent or any of its Affiliates, (b) owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date, or (c) owed to a Person that is an Agent, a Lender or an Affiliate of an Agent or Lender at the time such obligations are incurred.

“Secured Obligations” means (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations and (c) the Secured Swap Obligations (excluding with respect to any Loan Party, Excluded Swap Obligations of such Loan Party).

“Secured Parties” means (a) each Lender and Issuing Bank, (b) the Administrative Agent and the Collateral Agent, (c) each Joint Bookrunner, (d) each Person to whom any Secured Cash Management Obligations are owed, (e) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations and (f) the permitted successors and assigns of each of the foregoing.

“Secured Swap Obligations” means the due and punctual payment and performance of all obligations of Holdings, the Borrowers, and the Restricted Subsidiaries (other than Receivables Subsidiaries) under each Swap Agreement that (a) is with a counterparty that is the Administrative Agent or a Lead Arranger or an Affiliate of the Administrative Agent or a Lead Arranger, (b) is in effect on the Effective Date with a counterparty that is a Lender, an Agent or an Affiliate of a Lender or an Agent as of the Effective Date, or (c) is entered into after the Effective Date with any counterparty that is a Lender, an Agent or an Affiliate of a Lender or an Agent at the time such Swap Agreement is entered into.

“Security Documents” means the Collateral Agreement, the Mortgages and each other security agreement or pledge agreement executed and delivered pursuant to the Collateral and Guarantee Requirement, Section 5.06 or Section 5.07.

“Significant Subsidiary” means any Restricted Subsidiary that, or any group of Restricted Subsidiaries that, taken together, as of the last day of the fiscal quarter of Holdings most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of Holdings for such quarter; provided that solely for purposes of Section 7.01(h) and (i), each Restricted Subsidiary forming part of such group is subject to an Event of Default under one or more of such Sections.

“Similar Business” means any business conducted or proposed to be conducted by Holdings, the Borrowers and the Restricted Subsidiaries on the Effective Date or any business that is similar, reasonably related, synergistic, incidental, or ancillary thereto.

“SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Solvent” means (a) the Fair Value of the assets of Holdings and its Subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities, (b) the Present Fair Saleable Value of the assets of Holdings and its Subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities, (c) Holdings and its Subsidiaries on a consolidated basis taken as a whole after consummation of the Transactions is a going concern and has sufficient capital to reasonably ensure that it will continue to be a going concern for the period from the date hereof through the Latest Maturity Date taking into account the nature of, and the needs and anticipated needs for capital of, the particular business or businesses conducted or to be conducted by Holdings and its Subsidiaries on a consolidated basis as reflected in the projected financial statements and in light of the anticipated credit capacity and (d) for the period from the date hereof through the Latest Maturity Date, Holdings and its Subsidiaries on a consolidated basis taken as a whole will have sufficient assets and cash flow to pay their Liabilities as those liabilities mature or (in the case of contingent Liabilities) otherwise become payable, in light of business conducted or anticipated to be conducted by Holdings and its Subsidiaries as reflected in the projected financial statements and in light of the anticipated credit capacity.

“Special Purpose Entity” means a direct or indirect subsidiary of Holdings, whose organizational documents contain restrictions on its purpose and activities and impose requirements intended to preserve its separateness from Holdings and/or one or more Subsidiaries of Holdings.

“Specified Management” means current or former officers, managers, consultants, partners, directors and employees (or their respective Affiliates, spouses, former spouses, other Permitted Transferees, successors, executors, administrators, heirs, legatees or distributees) of Partially Management Owned Subsidiaries.

“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation, New Project or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

“Sponsor” means Silver Lake Partners III, L.P., Silver Lake Partners IV, L.P., its Affiliates and any funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing or their respective Affiliates (other than Holdings and its Subsidiaries or any portfolio company).

“Spot Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the exchange rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and Holdings, or, in the absence of such agreement, such exchange rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.

“SPV” has the meaning assigned to such term in Section 9.04(d).

“Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors, and if any Lender is required to comply with the requirements of The Bank of England and/or the Prudential Regulation Authority (or any authority that replaces any of the functions thereof) or the requirements of the European Central Bank. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful money of the United Kingdom.

“subsidiary” has the meaning assigned to such term in the Endeavor Credit Agreement.

“Subsidiary” means any subsidiary of Holdings.

“Subsidiary Loan Party” means (a) each Subsidiary (other than a Borrower) that is a party to the Guarantee Agreement and (b) any other Domestic Subsidiary of a Borrower that may be designated by such Borrower (by way of delivering to the Collateral Agent a supplement to the Collateral Agreement and a supplement to the Guarantee Agreement, in each case, duly executed by such Subsidiary) in its sole discretion from time to time to be a guarantor in respect of the Secured Obligations, whereupon such Subsidiary shall be obligated to comply with the other requirements of Section 5.06 as if it were newly acquired.

“Successor Borrower” has the meaning assigned to such term in Section 6.02(b).

“Successor Holdings” has the meaning assigned to such term in Section 6.02(c).

“Supported QFC” has the meaning assigned to it in Section 9.22.

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Swingline Commitment” means the commitment of each Swingline Lender to make Swingline Loans.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” means (a) JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder and (b) each Revolving Lender that shall have become a Swingline Lender hereunder as provided in Section 2.04(d) (other than any Person that shall have ceased to be a Swingline Lender as provided in Section 2.04(e)), each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Swingline Sublimit” means $3,000,000.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, fees, assessments or withholdings (including backup withholdings) imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as reasonably determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period,” that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“Termination Date” means the date on which (a) all Commitments shall have been terminated, (b) all Loan Document Obligations (other than in respect of contingent indemnification and contingent expense reimbursement claims not then due) have been paid in full and (c) all Letters of Credit (other than those that have been 100% Cash Collateralized) have been cancelled or have expired (without any drawing having been made thereunder that has not been rejected or honored) and all amounts drawn or paid thereunder have been reimbursed in full.

“Test Condition” has the meaning assigned to such term in Section 6.03.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of Parent ending on or prior to such date for which financial statements have been (or were required to have been) delivered pursuant to Section 5.11(a) or 5.11(b) hereof, as applicable; provided that prior to the first date financial statements have been delivered pursuant to Section 5.11(a) or 5.11(b), the Test Period in effect shall be the period of four consecutive fiscal quarters of On Location ended September 30, 2019.

“Total Leverage Ratio” means, on any date, the ratio of (a) (i) Consolidated Total Debt as of such date minus (ii) Available Cash as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Transactions” means, collectively, (a) the Effective Date Refinancing, (b) the consummation of the other transactions contemplated by this Agreement, (c) the consummation of any other transactions in connection with the foregoing and (d) the payment of the fees and expenses incurred in connection with any of the foregoing (including the Transaction Costs).

“Transaction Costs” means any fees or expenses incurred or paid by the Sponsor, any Parent Entity, Holdings, any Borrower or any Subsidiary in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Ultimate Parent” means Endeavor Operating Company, LLC, a Delaware limited liability company.

“Ultimate Parent Guarantee” has the meaning assigned thereto in Amendment No. 1.

“Unaudited Financial Statements” means the financial statements referenced in Section 3.09(b).

“Unrestricted Subsidiary” means (a) any Subsidiary (other than any Intermediate Parent or a Borrower) designated by Holdings or a Borrower as an Unrestricted Subsidiary pursuant to Section 5.10 subsequent to the Effective Date and (b) any Subsidiary of any such Unrestricted Subsidiary.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.22.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(e).

“Vehicles” means all railcars, cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

“Voting Equity Interests” means Equity Interests that are entitled to vote generally for the election of directors to the Board of Directors of the issuer thereof. Shares of preferred stock that have the right to elect one or more directors to the Board of Directors of the issuer thereof only upon the occurrence of a breach or default by such issuer thereunder shall not be considered Voting Equity Interests as long as the directors that may be elected to the Board of Directors of the issuer upon the occurrence of such a breach or default represent a minority of the aggregate voting power of all directors of Board of Directors of the issuer. The percentage of Voting Equity Interests of any issuer thereof beneficially owned by a Person shall be determined by reference to the percentage of the aggregate voting power of all Voting Equity Interests of such issuer that are represented by the Voting Equity Interests beneficially owned by such Person.

“wholly-owned subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals or other Persons to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more wholly-owned subsidiaries of such Person or by such Person and one or more wholly-owned subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party, Ultimate Parent, the Administrative Agent and, in the case of any U.S. federal withholding tax, any other withholding agent, if applicable.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Loan Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the word “or” shall be inclusive.

SECTION 1.04 Accounting Terms; GAAP; Certain Calculations.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP as in effect from time to time.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement, the Total Leverage Ratio and the First Lien Leverage Ratio shall be calculated on a Pro Forma Basis to give effect to all Specified Transactions (including the Transactions) that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made.

(c) Where reference is made to “Holdings, Intermediate Parent, the Borrowers and the Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of Holdings other than Intermediate Parent, the Borrowers and the Restricted Subsidiaries.

(d) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, Section 6.03), such financial ratio or test shall be calculated at the time such action is taken (subject to Section 1.07), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

SECTION 1.05 Effectuation of Transactions. All references herein to Holdings, the Borrowers and their subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of Holdings, the Borrowers and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Transactions to occur on the Effective Date, unless the context otherwise requires.

SECTION 1.06 Currency Translation; Rates.

(a) The Administrative Agent shall determine the Dollar Equivalent of any Letter of Credit denominated in a currency other than dollars as of (i) a date on or about the date on which the applicable Issuing Bank receives a request from a Borrower for the issuance of such Letter of Credit, (ii) each subsequent date on which such Letter of Credit shall be renewed or extended or the stated amount of such Letter of Credit shall be increased, (iii) March 31 and September 30 in each year and (iv) during the continuance of an Event of Default, as reasonably requested by the Administrative Agent, in each case using the Exchange Rate for such currency in relation to dollars in effect on the date of determination.

(b) Each amount determined pursuant to clause (a) of this Section shall be the Dollar Equivalent of the applicable Letter of Credit until the next required calculation thereof pursuant to the preceding sentence of this paragraph. The Administrative Agent shall notify the Borrowers and the applicable Lenders of each calculation of the Dollar Equivalent of each Letter of Credit denominated in a currency other than dollars.

(c) Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in dollars, but such Letter of Credit is denominated in euro or Sterling, such amount shall be the relevant Dollar Equivalent (rounded to the nearest unit of such currency, with 0.5 of a unit being rounded upward).

(d) Notwithstanding anything herein to the contrary, for purposes of any determination under Article V or Article VII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than dollars shall be translated into dollars at the Spot Rate (rounded to the nearest currency unit, with 0.5 or more of a currency unit being rounded upward). Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with Holdings’ consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

(e) The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

SECTION 1.07 Limited Condition Transactions.

In connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of determining the accuracy of representations and warranties and/or whether a Default or Event of Default shall have occurred and be continuing (or any subset of Defaults or Events of Default), at the option of Holdings (Holdings’ election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), with such option to be exercised on or prior to the date of execution of the definitive agreements related to such Limited Condition Transaction, the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”); and if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, Holdings could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.

For the avoidance of doubt, if Holdings has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA of Holdings or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations; however, if any ratios improve or baskets increase as a result of such fluctuations, such improved ratios or baskets may be utilized. If Holdings has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of the incurrence ratios subject to the LCT Election on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) have been consummated.

SECTION 1.08 Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Revolving Loans, Other Revolving Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender pursuant to settlement mechanisms approved by Holdings, the Administrative Agent and such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in cash” or any other similar requirement.

SECTION 1.09 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any other document, agreement and instrument entered into by applicable Issuing Bank and a Borrower (or any Subsidiary) or in favor of such Issuing Bank and relating to such Letter of Credit, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 1.10 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.11 Additional Alternative Currencies.

(a) The Borrowers may from time to time request that Letters of Credit be issued in a currency other than dollars; provided that such requested currency is an Eligible Currency. Such request shall be subject to the approval of the Administrative Agent and the applicable Issuing Banks. Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the issuance, extension or increase of any Letter of Credit to be issued in such currency (or such other time or date as may be reasonably agreed by the Administrative Agent and the applicable Issuing Banks). The Administrative Agent shall promptly notify the applicable Issuing Banks thereof. The applicable Issuing Bank shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit, as the case may be, in such requested currency.

(b) Any failure by an Issuing Bank to respond to such request within the time period specified in the preceding clause (b) shall be deemed to be a refusal by such Issuing Bank to permit Letters of Credit to be issued in such requested currency. If the Administrative Agent and the applicable Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the applicable Borrower and (A) the Administrative Agent and the applicable Issuing Bank may amend the definition of LIBO Rate for any currency for which there is no published LIBO Rate with respect thereto to the extent necessary to add the applicable LIBO Rate for such currency and (B) to the extent the definition of “LIBO Rate” reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency, for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.11, the Administrative Agent shall promptly so notify the applicable Borrower.

THE CREDITS

SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrowers denominated in dollars from time to time during the Revolving Availability Period in an aggregate principal amount which will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment. Each Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02 Loans and Borrowings.

(a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and, other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.

(b) Subject to Section 2.14, each Revolving Loan Borrowing denominated in dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as a Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings unless such Borrower shall have given the notice required for a Eurocurrency Borrowing under Section 2.03 and provided an indemnity (which may be in an indemnity letter or a Borrowing Request) extending the benefits of Section 2.16 to Lenders in respect of such Borrowings. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Each Swingline Loan shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Eurocurrency Borrowings outstanding.

SECTION 2.03 Requests for Borrowings. To request a Revolving Loan Borrowing, the applicable Borrower shall notify the Administrative Agent of such request, which notice may be given by (A) telephone or (B) a Borrowing Request; provided that any telephone notice must be confirmed promptly by delivery to the Administrative Agent of a Borrowing Request. Each such notice must be received by the Administrative Agent (a)(x) in the case of a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurocurrency Borrowing to be made on the Effective Date, such shorter period of time as may be agreed to by the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Loan Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(g) may be given no later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be delivered by hand delivery, facsimile or other electronic transmission (or, if requested by telephone, promptly confirmed in writing by hand delivery, facsimile or other electronic transmission) to the Administrative Agent and shall be signed by the applicable Borrower. Each such Borrowing Request shall specify the following information:

(i) whether the requested Borrowing is to be a Revolving Loan Borrowing or a Borrowing of any other Class (specifying the Class thereof);

(ii) the aggregate amount of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi) the location and number of such Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06 or, in the case of any ABR Revolving Loan Borrowing or Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(g), the identity of the Issuing Bank that made such LC Disbursement,; and

(vii) that, as of the date of such Borrowing, the conditions set forth in Section 4.02(a) and Section 4.02(b) are satisfied.

If no election as to the Type of Borrowing is specified as to any Borrowing, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Swingline Loans.

(a) Subject to the terms and conditions set forth herein (including Section 2.22), in reliance upon the agreements of the other Lenders set forth in this Section 2.04, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the Revolving Availability Period denominated in dollars in an aggregate principal amount at any time outstanding that will not result in (i) subject to Section 9.04(b)(ii), the Applicable Fronting Exposure of any Swingline Lender exceeding its Revolving Commitment, (ii) the aggregate Revolving Exposures exceeding the aggregate Revolving Commitments or (iii) the aggregate amount of Swingline Loans outstanding exceeding Swingline Sublimit; provided that the Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrowers shall notify the Administrative Agent and the Swingline Lender of such request (i) by telephone (confirmed in writing) or by facsimile (confirmed by telephone), not later than 10:00 a.m., New York City time, or, if agreed by the Swingline Lender, 2:00 p.m. New York City time on the day of such proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and (x) if the funds are not to be credited to a general deposit account of such Borrower maintained with the Swingline Lender because such Borrower is unable to maintain a general deposit account with the Swingline Lender under applicable Requirements of Law, the location and number of such Borrower’s account to which funds are to be disbursed, which shall comply with Section 2.06, or (y) in the case of any ABR Revolving Loan Borrowing or Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(g), the identity of the Issuing Bank that made such LC Disbursement. The Swingline Lender shall make each Swingline Loan available to such Borrower by means of a credit to the general deposit accounts of such Borrower maintained with the Swingline Lender for the Swingline Loan (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(g), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 2:00 p.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice the Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each

Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrowers of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrowers (or other Person on behalf of the Borrowers) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted by the Swingline Lender to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or the Administrative Agent, as the case may be, and thereafter to the Borrowers, if and to the extent such payment is required to be refunded to the Borrowers for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.

(d) The Borrowers may, at any time and from time to time, designate as additional Swingline Lenders one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers, executed by the Borrowers, the Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Lender in its capacity as a lender of Swingline Loans hereunder.

(e) The Borrowers may terminate the appointment of any Swingline Lender as a “Swingline Lender” hereunder by providing a written notice thereof to such Swingline Lender, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Swingline Lender’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the Swingline Exposure of such Swingline Lender shall have been reduced to zero. Notwithstanding the effectiveness of any such termination, the terminated Swingline Lender shall remain a party hereto and shall continue to have all the rights of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to such termination, but shall not make any additional Swingline Loans.

SECTION 2.05 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein (including Section 2.22) each Issuing Bank agrees, in reliance upon agreement of the Revolving Lenders set forth in this Section 2.05, to issue Letters of Credit denominated in dollars or any Alternative Currency for any Borrower’s own account (or for the account of any Subsidiary so long as a Borrower and such other Subsidiary are co-applicants and jointly and severally liable in respect of such Letter of Credit), in a form reasonably acceptable to the applicable Issuing Bank, which shall reflect the standard operating procedures of such Issuing Bank, at any time and from time to time during the Revolving Availability Period and prior to the fifth Business Day prior to the Revolving Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), a Borrower shall deliver in writing by hand delivery or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent (at least five Business Days before the requested date of issuance, amendment, renewal or extension or such shorter period as the applicable Issuing Bank and the Administrative Agent may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (e) of this Section), the currency and amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, such Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of any Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) subject to Section 9.04(b)(ii), the Applicable Fronting Exposure of each Issuing Bank shall not exceed its Revolving Commitment, (ii) the aggregate Revolving Exposures shall not exceed the aggregate Revolving Commitments and (iii) the aggregate LC Exposure shall not exceed the aggregate Letter of Credit Commitments; provided that no Issuing Bank shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, the LC Exposure with respect to Letters of Credit issued by such Issuing Bank would exceed its Letter of Credit Commitment.

(c) No Issuing Bank shall be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law applicable to such Issuing Bank any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it, (ii) except as otherwise agreed by the Administrative Agent and the such Issuing Bank, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit or (iii) any Lender is at that time a Defaulting Lender, if after giving effect to Section 2.22(a)(iv), any Defaulting Lender Fronting Exposure remains outstanding, unless such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, reasonably satisfactory to such Issuing Bank with such Borrower or such Lender to eliminate such Issuing Bank’s Defaulting Lender Fronting Exposure arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other LC Exposure as to which such Issuing Bank has Defaulting Lender Fronting Exposure. For the avoidance of doubt, no Issuing Bank shall be required to issue any trade or commercial Letter of Credit without its consent.

(d) Notice. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof required under paragraph (n) of this Section.

(e) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that if such expiry date is not a Business Day, such Letter of Credit shall expire at or prior to close of business on the next succeeding Business Day; provided, however, that any Letter of Credit may, upon the request of a Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (but not beyond the date that is five Business Days prior to the Revolving Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof within the time period specified in such Letter of Credit or, if no such time period is specified, at least 30 days prior to the then-applicable expiration date, that such Letter of Credit will not be renewed.

(f) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank that is the issuer thereof or the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (g) of this Section in the currency of such LC Disbursement, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(g) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 4:00 p.m., New York City time, on the Business Day immediately following the day that the Borrowers receive notice of such LC Disbursement; provided that, if such LC Disbursement is not less than the Dollar Equivalent of $1,000,000, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02(c) or Section 2.04 that such payment be financed with an ABR Revolving Loan Borrowing or a Swingline Loan, in each case in an equivalent amount, and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loan Borrowing or Swingline Loan. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrowers shall reimburse the Issuing Bank in such Alternative Currency, unless (A) the Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in dollars, or (B) in the absence of any such requirement for reimbursement in dollars, the Borrowers shall have notified the Issuing Bank promptly following receipt of the notice of the LC Disbursement that the Borrowers will reimburse the Issuing Bank in dollars. In the case of any such reimbursement in dollars of a LC Disbursement under a Letter of Credit denominated in an Alternative Currency, the Issuing Bank shall notify the Borrowers of the Dollar Equivalent of the amount of the LC Disbursement promptly following the determination thereof. In the event that (A) a LC Disbursement denominated in an Alternative Currency is to be reimbursed in dollars pursuant to the second sentence in this Section 2.05(g) and (B) the dollar amount paid by the Holdings, whether on or after the date of the LC Disbursement, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the LC Disbursement, the Holdings agrees, as a separate and independent obligation, to indemnify the Issuing Bank for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the LC Disbursement. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in dollars and in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

(h) Obligations Absolute. The Borrowers’ joint and several obligation to reimburse LC Disbursements as provided in paragraph (g) of this Section and the obligations of the Revolving Lenders as provided in paragraph (f) of this Section 2.05 are absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) the occurrence of any Default or Event of Default, (v) the existence of any claim, counterclaim, setoff, defense or other right that such Borrower may have at any time against any beneficiary, the Issuing Bank or any other person, or (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the

Borrowers’ obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as determined by a court of competent jurisdiction in a final, nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or willful misconduct.

(i) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrowers by telephone (confirmed by hand delivery or facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (g) of this Section.

(j) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to in the case of an LC Disbursement denominated in dollars, ABR Revolving Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (g) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (g) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be payable on demand or, if no demand has been made, on the date on which the Borrowers reimburse the applicable LC Disbursement in full.

(k) Cash Collateralization. If any Event of Default under clause (a), (b), (h) or (i) of Section 7.01 shall occur and be continuing, on the Business Day on which Holdings receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing more than 50.0% of the aggregate LC Exposure of all Revolving Lenders) demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount of cash in dollars equal to the Dollar Equivalent of the portions of the LC Exposure attributable to Letters of Credit, as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in clause (h) or (i) of Section 7.01. The Borrowers also shall deposit Cash Collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. At any time that there shall exist a Defaulting Lender, if any Defaulting Lender Fronting Exposure remains outstanding (after giving effect to Section 2.22(a)(iv)), then promptly upon the request of the Administrative Agent, the Issuing Bank or the

Swingline Lender, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover such Defaulting Lender Fronting Exposure (after giving effect to any Cash Collateral provided by the Defaulting Lender). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent in Permitted Investments and at the Borrowers risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing more than 50.0% of the aggregate LC Exposure of all the Revolving Lenders), be applied to satisfy other obligations of the Borrowers under this Agreement in accordance with the terms of the Loan Documents. If the Borrowers are required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived or after the termination of Defaulting Lender status, as applicable. If the Borrowers are required to provide an amount of Cash Collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers as and to the extent that, after giving effect to such return, the Borrowers would remain in compliance with Section 2.11(b) and no Event of Default shall have occurred and be continuing.

(l) Designation of Additional Issuing Banks. The Borrowers may, at any time and from time to time, designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers, executed by the Borrowers, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(m) Termination of an Issuing Bank. (i) The Borrowers may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(ii) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon 30 days’ prior written notice to the Administrative Agent, the Borrowers and the Lenders. In the event of any such resignation as an Issuing Bank, the Borrowers shall be entitled to appoint from among the Lenders a successor Issuing Bank hereunder, subject to the consent of the appointed Lender. Notwithstanding the effectiveness of any such resignation, any former Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit. Upon the appointment of a successor Issuing Bank, (x) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank as the case may be, and (y) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding on behalf such resigning Issuing Bank at the time of such succession or make other arrangements satisfactory to the applicable Issuing Bank to effectively assume the obligations of such Issuing Bank with respect to such Letters of Credit.

(n) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent and such Issuing Bank, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) within five Business Days following the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the currency and face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date, currency and amount of such LC Disbursement, (iv) on any Business Day on which a Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(o) Existing Letters of Credit. The Existing Letters of Credit will be deemed to be Letters of Credit issued hereunder on the Effective Date.

(p) Applicability of ISP and UCP. Unless otherwise expressly agreed by the Issuing Bank and the applicable Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit

(q) Letters of Credit issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrowers shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.06 Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 2:00 p.m., New York City time, to the Applicable Account of the Administrative Agent most-recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to an account of the Borrowers designated by the Borrowers in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(g) shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.05(g) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption and in its sole discretion, make available to a Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent an amount equal to such share on demand of the Administrative Agent. If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the applicable Borrower, and the applicable Borrower agrees to pay such corresponding amount to the Administrative Agent forthwith on demand. The Administrative Agent shall also be entitled to recover from such Lender or applicable Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the

Administrative Agent, at (i) in the case of such Lender, if such Borrowing is denominated in dollars, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, the rate reasonably determined by the Administrative Agent to be its cost of funding such amount, or (ii) in the case of such Borrower, the interest rate applicable to such Borrowing in accordance with Section 2.13. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c) Obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swingline Loans to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and, other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).

SECTION 2.07 Interest Elections.

(a) Each Revolving Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, each Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. Each Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

(b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone (or, at the option of such Borrower, in writing) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such request may be given by (1) telephone or (2) an Interest Election Request.

(c) Each such request shall be irrevocable and each telephonic request shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the Administrative Agent of a written Interest Election Request signed by a Responsible Officer of the applicable Borrower.

(d) Each telephonic request and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing (solely to the extent such Borrowing is denominated in dollars) or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(e) Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(f) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

SECTION 2.08 Termination and Reduction of Commitments.

(a) Unless previously terminated, the Revolving Commitments shall terminate at 11:59 p.m., New York City time, on the Revolving Maturity Date.

(b) Each Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) each Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans in accordance with Section 2.11, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments.

(c) Each Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by such Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by such Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date of termination) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class; provided that Holdings may terminate the Commitments of any Defaulting Lender on a non-pro rata basis upon notice to the Administrative Agent.

(d) In the event that the Co-Borrower shall cease to be a Restricted Subsidiary of On Location as a result of a transaction permitted hereunder, the status of the Co-Borrower as a Borrower hereunder, and the commitments of any Lender hereunder to make any Loan to the Co-Borrower, shall in each case be automatically terminated (it being understood and agreed that On Location shall remain liable for the principal of and interest on any Loan to the Co-Borrower). On Location shall deliver written notice to the Administrative Agent promptly after the Co-Borrower ceases to be a Restricted Subsidiary.

SECTION 2.09 Repayment of Loans; Evidence of Debt.

(a) Each Borrower, jointly and severally, hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made by the Swingline Lender on the earlier to occur of (A) the date that is 10 Business Days after such Loan is made and (B) the Revolving Maturity Date; provided that on each date that a Revolving Loan Borrowing in any currency is made, such Borrower shall repay all Swingline Loans in such currency that were outstanding on the date such Borrowing was requested.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section, the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section shall control.

(e) Any Lender may request through the Administrative Agent that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form provided by the Administrative Agent and approved by the Borrowers.

SECTION 2.10 [Reserved].

SECTION 2.11 Prepayment of Loans.

(a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty.

(b) In the event and on each occasion that the aggregate Revolving Exposures exceed the aggregate Revolving Commitments (including as a result of a determination with respect to the Dollar Equivalent of any Letter of Credit made by the Administrative Agent pursuant to Section 1.06), the Borrowers shall prepay Revolving Loan Borrowings or Swingline Loans (or, if no such Borrowings are outstanding, deposit Cash Collateral in an account with the Administrative Agent pursuant to Section 2.05(k)) in an aggregate amount necessary to eliminate such excess.

(c) [Reserved].

(d) [Reserved].

(e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrowers shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section. In the absence of a designation by the Borrowers as described in the preceding provisions of this paragraph of the Type of Borrowing of any Class, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16.

(f) The Borrowers shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) of any prepayment hereunder by telephone or delivering a Notice of Loan Prepayment; provided that, unless otherwise agreed by the Administrative Agent, such notice must be received (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment; provided, further, that each telephonic notice shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the Administrative Agent of a written Notice of Loan Prepayment signed by a Responsible Officer of the applicable Borrower. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. At the Borrowers’ election in connection with any prepayment pursuant to this Section 2.11, such prepayment shall not be applied to any Revolving Loan of a Defaulting Lender and shall be allocated ratably among the relevant non-Defaulting Lenders.

SECTION 2.12 Fees.

(a) Each Borrower agrees to pay to the Administrative Agent in dollars for the account of each Revolving Lender a commitment fee, which shall accrue at the rate of 0.50% per annum on the actual daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate. Beginning with March 31, 2020, accrued commitment fees shall be payable in arrears on the third Business Day following the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) Each Borrower agrees to pay to the Administrative Agent in dollars for the account of each Revolving Lender (other than any Defaulting Lender) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate, in each case, used to determine the interest rate applicable to Eurocurrency Revolving Loans on the daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure. In addition, each Borrower agrees to pay to each Issuing Bank, for its own account, a fronting fee, in respect of each Letter of Credit issued by such Issuing Bank for the Borrowers for the period from the date of issuance of such Letter of Credit through the expiration date of such Letter of Credit (or if terminated on an earlier date to the termination date of such Letter of Credit), computed at a rate equal to 0.125% per annum or such other percentage per annum to be agreed upon between the Borrowers and such Issuing Bank of the daily outstanding amount of such Letter of Credit, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on March 31, 2020; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand until the expiration or cancellation of all outstanding Letters of Credit. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto. Fees paid hereunder shall not be refundable under any circumstances.

(d) Each Borrower agrees to pay to the Administrative Agent, for its own account, an agency fee payable in the amount and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(e) Notwithstanding the foregoing, and subject to Section 2.22, no Borrower shall be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 2.12; provided that such amounts shall be payable to any non-Defaulting Lender which assumes the obligations of a Defaulting Lender pursuant to Section 2.22(a)(iv).

SECTION 2.13 Interest.

(a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, during the continuance of an Event of Default under clauses (a), (b), (h) or (i) of Section 7.01, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum (the “Default Rate”) equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount (including overdue interest), 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section; provided that no amount shall be payable pursuant to this Section 2.13(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided, further, that no amounts shall accrue pursuant to this Section 2.13(c) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided, further, that such amounts shall be payable to any non-Defaulting Lender which assumes the obligations of a Defaulting Lender pursuant to Section 2.22(a)(iv).

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All computations of interest for ABR Loans (including ABR Loans determined by reference to the Adjusted LIBO Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.18, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.14 Alternate Rate of Interest.

(a) Other than as set forth in clause (b) below, if at least two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period or payment period, as applicable, will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or payment period, as applicable (in each case with respect to the applicable Loans impacted by this clause

(b)	or clause (a) above, “Impacted Loans”),

the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any affected Borrowing to, or continuation of any affected Borrowing as, a Eurocurrency Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurocurrency Borrowing then such Borrowing shall be made as an ABR Borrowing and the utilization of the LIBO Rate component in determining the Alternate Base Rate shall be suspended; provided, however, that, in each case, the Borrowers may revoke any such Borrowing Request that is pending when such notice is received.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of this Section 2.14(a) and/or is advised by the Required Lenders of their determination in accordance with clause (ii) of this Section 2.14(a) and the Borrowers shall so request, the Administrative Agent, the Required Lenders and the Borrowers shall negotiate in good faith to amend the definition of “LIBO Rate” and other applicable provisions to preserve the original intent thereof in light of such change; provided that, until so amended, such Impacted Loans will be handled as otherwise provided pursuant to the terms of this Section 2.14; provided, further, that any amended definition of “LIBO Rate” shall provide that in no event shall such amended LIBO Rate be less than zero for purposes of this Agreement.

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrowers notify the Administrative Agent that the Borrowers have determined, that:

(i) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or

(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans; provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent and the Borrowers that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”), or

(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrowers may amend this Agreement in accordance with this Section 2.14 to replace LIBOR with one or more alternate benchmark rates, which may be one or more SOFR-Based Rates, giving due consideration to any evolving or then existing convention for similar dollar denominated syndicated credit facilities for such alternate benchmark rates (any such proposed rate, a “LIBOR Successor Rate”) and, in each case, including any mathematical or other adjustments to any such benchmark or any method for calculating such adjustment, giving due consideration to any evolving or then existing convention for similar dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion (in consultation with the Borrower) and may be periodically updated (the “Adjustment”, and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders ~~(A)~~ in the case of an amendment to replace LIBOR with any alternate benchmark rate other than one or more SOFR-Based Rates, object to ~~the applicable Adjustment, or (B) in the case of an amendment to replace LIBOR with any other alternate benchmark rate, object to such amendment; provided that, for~~such amendment on the basis that such benchmark rate is not a prevailing or evolving reference rate for similar dollar denominated syndicated credit facilities. For the avoidance of doubt, ~~in the case of clause (A)~~ the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. No replacement of LIBOR with a LIBOR Successor Rate will occur prior to the date that is 90 days prior to the applicable Scheduled Unavailability Date. At the Borrowers’ request, the Administrative Agent and the Borrowers shall use commercially reasonable efforts to satisfy any applicable guidance of the Internal Revenue Service in a manner that is not adverse to the Lenders that is intended to prevent any implementation of a LIBOR Successor Rate from resulting in a deemed exchange of any Loan under this Agreement for purposes of Treasury Regulations Section 1.1001-3.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make, continue or convert into Eurocurrency Loans shall be suspended (to the extent of the affected Eurocurrency Loans or Interest Periods), and (y) in the case of circumstances under clause (i) above existing with respect to LIBOR or the occurrence of the Scheduled Unavailability Date with respect to LIBOR or the LIBOR Screen Rate, the Adjusted LIBO Rate component shall no longer be utilized in determining the Alternate Base Rate. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Loans (to the extent of the affected Eurocurrency Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent and the Borrowers will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

SECTION 2.15 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than with respect to Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Lender to any Taxes on its Loans, letters of credit, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the actual cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or Issuing Bank, the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such increased costs actually incurred or reduction actually suffered, provided that to the extent any such costs or reductions are incurred by any Lender as a result of any requests, rules, guidelines or directives enacted or promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Basel III after the Effective Date, then such Lender shall be compensated pursuant to this Section 2.15(a) only to the extent such Lender is imposing such charges on similarly situated borrowers under the other syndicated credit facilities that such Lender is a lender under. Notwithstanding the foregoing, this paragraph (a) will not apply to (A) Indemnified Taxes or Other Taxes or (B) Excluded Taxes.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then, from time to time upon request of such Lender or Issuing Bank, the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction actually suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11 and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19 or Section 9.02(c), then, in any such event, the Borrowers shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the actual loss, cost and expense attributable to such event. For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 2.16, each Lender shall be deemed to have funded each

Eurocurrency Loan made by it at the Adjusted LIBO Rate (determined without giving effect to any interest rate “floor”) for such Loan by a matching deposit or other borrowing for a comparable amount and for a comparable period, whether or not such Eurocurrency Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 15 Business Days after receipt of such demand. Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.17 shall govern.

SECTION 2.17 Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party or Ultimate Parent under any Loan Document shall be made free and clear of and without deduction for any Taxes, provided that if the applicable Withholding Agent shall be required by applicable Requirements of Law to withhold or deduct any Taxes from such payments, then (i) the applicable Withholding Agent shall make such withholdings or deductions, (ii) the applicable Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iii) if the Tax in question is an Indemnified Tax or Other Tax, the amount payable by the applicable Loan Party or Ultimate Parent shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional amounts payable under this Section 2.17) a Lender (or, in the case of a payment received by the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made.

(b) Without limiting the provisions of paragraph (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Requirements of Law.

(c) The Borrowers shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, and any Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrowers by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Taxes by a Loan Party or Ultimate Parent to a Governmental Authority pursuant to this Section 2.17, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender shall deliver to the Borrowers and the Administrative Agent at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law and such other documentation reasonably requested by the Borrowers or the Administrative Agent (i) as will permit such payments to be made without, or at a reduced rate of, withholding or (ii) as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements. Each Lender shall, whenever a lapse or time or change in circumstances renders such documentation obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrowers and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrowers or the Administrative Agent) or promptly notify the Borrowers and the Administrative Agent in writing of its legal ineligibility to do so.

Without limiting the foregoing:

(1) Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent) two properly completed and duly signed original copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(2) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent) whichever of the following is applicable:

(A) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party,

(B) two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two properly completed and duly signed certificates substantially in the form of Exhibit P-1, P-2, P-3 and P-4, as applicable, (any such certificate, a “U.S. Tax Compliance Certificate”) and (y) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or any successor forms),

(D) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two properly completed and duly signed original copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, U.S. Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 2.17(e) if such beneficial owner were a Lender, as applicable (provided that, if the Lender is a partnership for U.S. federal income tax purposes (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or

(E) two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made.

(3) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Holdings or any Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Holdings or a Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (3), “FATCA” shall include any amendments made to FATCA after the date hereof.

Notwithstanding any other provisions of this clause (e), a Lender shall not be required to deliver any form or other documentation that such Lender is not legally eligible to deliver.

(f) If Holdings or a Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the Administrative Agent or the relevant Lender, as applicable, shall use commercially reasonable efforts to cooperate with Holdings or such Borrower in a reasonable challenge of such Taxes if so requested by Holdings or a Borrower; provided that (a) the Administrative Agent or such Lender determines in its reasonable discretion that it would not be subject to any unreimbursed third party cost or expense or otherwise be prejudiced by cooperating in such challenge, (b) such Borrower pays all related expenses of the Administrative Agent or such Lender, as applicable and (c) such Borrower indemnifies the Administrative Agent or such Lender, as applicable, for any liabilities or other costs incurred by such party in connection with such challenge. The Administrative Agent or a Lender shall claim any refund that it determines is reasonably available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. If the Administrative Agent or a Lender receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Borrower, upon the request of the Administrative Agent or such Lender, agrees promptly to repay the amount paid over to the such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. The Administrative Agent or such Lender, as the case may be, shall, at a Borrower’s request, provide such Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that the Administrative Agent or such Lender deems confidential). Notwithstanding anything to the contrary, this Section 2.17(f) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes which it deems confidential) to any Loan Party, Ultimate Parent or any other Person.

(g) Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 2.17(e).

(h) The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(i) For purposes of this Section 2.17, the term “Lender” shall include any Issuing Bank and the Swingline Lender.

SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) Each Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees, or reimbursement of LC Disbursement or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except payments to be made directly to any Issuing Bank or Swingline Lender shall be made as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment (other than payments on the Eurocurrency Loans) under any Loan Document shall be due on a day that is not a

Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension. All payments or prepayments of any Loan shall be made in the currency in which such Loan is denominated, all reimbursements of any LC Disbursements shall be made in dollars, all payments of accrued interest payable on a Loan or LC Disbursement shall be made in dollars, and all other payments under each Loan Document shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all applicable amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of applicable interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the applicable amounts of interest and fees then due to such parties, and (ii) second, towards payment of applicable principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of a given Class or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class or participations in LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender with outstanding Loans of the same Class or participations in LC Disbursements or Swingline Loans, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of such Class or participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class or participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by Holdings or the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments of that Class or any increase in the Applicable Rate in respect of Loans of Lenders that have consented to any such extension. Holdings and the Borrowers consent to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Holdings or the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Holdings or the Borrowers, as applicable, in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from Holdings or the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that Holdings or the Borrowers will not make such payment, the Administrative Agent may assume that Holdings or the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if Holdings or the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), Section 2.05(f), Section 2.05(g), Section 2.06(a), Section 2.06(b), Section 2.06(c), Section 2.18(d) or Section 9.03(c), then the Administrative Agent may, in its discretion and in the order determined by the Administrative Agent (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as Cash Collateral for, and to be applied to, any future funding obligations of such Lender under any such Section.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event that gives rise to the operation of Section 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17 or mitigate the applicability of Section 2.23, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender.

(b) If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.23, (ii) Holdings or the Borrowers are required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (iii) any Lender becomes or is a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation), provided that (A) the Borrowers shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(a)(i) for an assignment of Loans or Commitments, as applicable (and if a Revolving Commitment is being assigned and delegated, each Issuing Bank and each Swingline Lender), which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed participations in LC Disbursements and Swingline Loans, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Holdings or the Borrowers (in the case of all other amounts), (C) the Borrowers or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(a)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.15, payment required to be made pursuant to Section 2.17 or a notice given under Section 2.23, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrowers, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 2.20 Incremental Credit Extension.

(a) The Borrowers or any Subsidiary Loan Party may at any time and from time to time after the Effective Date, subject to the terms and conditions set forth herein, by notice to the Administrative Agent request (i) one or more increases in the amount of the Revolving Commitments of any Class (each such increase, an “Incremental Revolving Commitment Increase”) or (ii) one or more additional Classes of Revolving Commitments (the “Additional/Replacement Revolving Commitments,” and, together with the Incremental Revolving Commitment Increases, the “Incremental Facilities”); provided that, subject to Section 1.07, after giving effect to the effectiveness of any Incremental Facility Amendment referred to below and at the time that any such Incremental Revolving Commitment Increase or Additional/Replacement Revolving Commitment is made or effected, no Event of Default

(or, in the case of any Incremental Revolving Commitment Increase or Additional/Replacement Revolving Commitment made or effected in connection with a Permitted Acquisition or other Investment not prohibited by the terms of this Agreement, no Event of Default under clause (a), (b), (h) or (i) of Section 7.01) shall have occurred and be continuing or would result therefrom. Notwithstanding anything to contrary herein, the aggregate principal amount of the Incremental Facilities shall not at the time of incurrence of any such Incremental Facilities (and after giving effect to such incurrence) exceed the Incremental Cap at such time (calculated in a manner consistent with the definition of “Incremental Cap”).

(b) [Reserved].

(c) The Incremental Revolving Commitment Increase shall be treated the same as the Class of Revolving Commitments being increased (including with respect to maturity date thereof) and shall be considered to be part of the Class of the Revolving Credit Facility being increased (it being understood that, if required to consummate an Incremental Revolving Commitment Increase, the pricing, interest rate margins, rate floors and undrawn commitment fees on the Class of Revolving Commitments being increased may be increased and additional upfront or similar fees may be payable to the lenders providing the Incremental Revolving Commitment Increase (without any requirement to pay such fees to any existing Revolving Lenders)).

(d) The Additional/Replacement Revolving Commitments (i) shall rank equal in right of payment with the Revolving Loans, shall be secured only by the Collateral securing the Secured Obligations and shall only be guaranteed by the Loan Parties, (ii) shall not mature earlier than the Revolving Maturity Date and shall require no mandatory commitment reduction prior to the Revolving Maturity Date, (iii) shall have interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, undrawn commitment fees, funding discounts, original issue discounts, prepayment terms and premiums and commitment reduction and termination terms as determined by the borrowers and the lenders of such commitments, (iv) shall contain borrowing, repayment and termination of Commitment procedures as determined by the Borrowers and the lenders of such commitments, (v) may include provisions relating to letters of credit, as applicable, issued thereunder, which issuances shall be on terms substantially similar (except for the overall size of such subfacilities, the fees payable in connection therewith and the identity of the letter of credit issuer, as applicable, which shall be determined by the Borrowers, the lenders of such commitments and the applicable letter of credit issuers and borrowing, repayment and termination of commitment procedures with respect thereto, in each case which shall be specified in the applicable Incremental Facility Amendment) to the terms relating to the Letters of Credit with respect to the applicable Class of Revolving Commitments or otherwise reasonably acceptable to the Administrative Agent and (vi) may otherwise have terms and conditions different from those of the Revolving Credit Facility (including currency denomination); provided that (x) except with respect to matters contemplated by clauses (i), (ii), (iii), (iv) and (v) above, any differences shall be reasonably satisfactory to the Administrative Agent (except for covenants and other provisions applicable only to the periods after the Latest Maturity Date) and (y) the documentation governing any Additional/Replacement Revolving Commitments may include a financial maintenance covenant or related equity cure so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such financial maintenance covenant or related equity cure for the benefit of each facility (provided, further, however, that, if the applicable new financial maintenance covenant is a “springing” financial maintenance covenant for the benefit of such revolving credit facility or covenant only applicable to, or for the benefit of, a revolving credit facility, such financial maintenance covenant shall be automatically included in this Agreement only for the benefit of each revolving credit facility hereunder).

(e) Each notice from Holdings or the Borrowers pursuant to this Section 2.20 shall set forth the requested amount of the relevant Incremental Revolving Commitment Increases or Additional/Replacement Revolving Commitments.

(f) Commitments in respect of Incremental Revolving Commitment Increases and Additional/Replacement Revolving Commitments shall become Commitments (or in the case of an Incremental Revolving Commitment Increase to be provided by an existing Lender with a Revolving Commitment, an increase in such Lender’s applicable Revolving Commitment) under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Borrowers, each Lender agreeing to provide such Commitment (provided that no Lender shall be obligated to provide any loans or commitments under any Incremental Facility unless it so agrees), if any, each Additional Revolving Lender, if any, the Administrative Agent (such consent not to be unreasonably withheld or delayed) and, in the case of Incremental Revolving Commitment Increases, each Issuing Bank (such consent not to be unreasonably withheld or delayed). Loans under Incremental Revolving Commitment Increases and Additional/Replacement Revolving Commitments shall be a “Loan” for all purposes of this Agreement and the other Loan Documents. The Incremental Facility Amendment may without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, appropriate or advisable, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.20 (including, in connection with an Incremental Revolving Commitment Increase, to reallocate Revolving Exposure on a pro rata basis among the relevant Revolving Lenders). The effectiveness of any Incremental Facility Amendment and the occurrence of any credit event (including the making of a Loan and the issuance, increase in the amount, or extension of a letter of credit thereunder) pursuant to such Incremental Facility Amendment may be subject to the satisfaction of such additional conditions as the parties thereto shall agree. Holdings, the Borrowers and any Restricted Subsidiary may use the proceeds of the Incremental Revolving Commitment Increases and Additional/Replacement Revolving Commitments for any purpose not prohibited by this Agreement.

(g) Notwithstanding anything to the contrary, this Section 2.20 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.21 Refinancing Amendments.

(a) At any time after the Effective Date, the Borrowers may obtain, from any Lender or any Additional Revolving Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Revolving Loans (or unused Revolving Commitments) under this Agreement (which for purposes of this Section will be deemed to include any then outstanding Other Revolving Loans and Other Revolving Commitments), in the form of Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment; provided that the Net Proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the reduction of Revolving Commitments being so refinanced, as the case may be; provided further that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrowers and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained. Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.21 shall be in an aggregate principal amount that is (x) not less than $10,000,000 in the case of Other Revolving Loans and (y) an integral multiple of $1,000,000 in excess thereof (in each case unless the applicable Borrower and the Administrative Agent otherwise agree). Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrowers, or the provision to the Borrowers of Swingline Loans, pursuant to any Other Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swingline Loans under the Revolving Commitments. The Administrative Agent shall promptly notify each applicable Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Revolving Loans and/or Other Revolving Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Bank, participations in Letters of Credit expiring on or after the Revolving Maturity Date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(b) Notwithstanding anything to the contrary, this Section 2.21 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.22 Defaulting Lenders.

(a) General. Notwithstanding anything to the contrary contained in this Agreement (except as set forth in Section 9.19), if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

(ii) Reallocation of Payments. Subject to the last sentence of Section 2.11(f), any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Revolving Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Issuing Bank and the Swingline Lender hereunder; third, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, in the case of a Revolving Lender, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Issuing Bank or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Loan Party as a result of any judgment of a court of competent jurisdiction obtained by any Loan Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or LC Disbursements and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the relevant Loans of, and LC Disbursements owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied pursuant to Section 2.05(k) or this Section 2.22(a)(ii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to Section 2.05(k) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive or accrue any commitment fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.12(b).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans and Letters of Credit pursuant to Section 2.04 and Section 2.05, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate principal amount of the Revolving Loans of that Lender.

(b) Defaulting Lender Cure. If the Borrowers, the Administrative Agent, the Swingline Lender and each Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.22(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Holdings or the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.23 Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest is determined by reference to the Adjusted LIBO Rate, or to determine or charge interest rates based upon the Adjusted LIBO Rate, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Loans or to convert ABR Loans to Eurocurrency Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon three Business Days’ notice from such Lender (with a copy to the Administrative Agent), in the case of Eurocurrency Loans, prepay or, if applicable, convert all Eurocurrency Loans of such Lender to ABR Loans either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate, the Administrative Agent shall, during the period of such suspension, compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate. Each Lender agrees to notify the Administrative Agent and the Borrowers in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.24 Loan Modification Offers.

(a) At any time after the Effective Date, the Borrowers may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to effect one or more Permitted Amendments relating to such Affected Class pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrowers (including mechanics to permit conversions, cashless rollovers and exchanges by Lenders and other repayments and reborrowings of Loans of Accepting Lenders or Non-Accepting Lenders replaced in accordance with this Section 2.24). Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b) A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by Holdings, each Borrower, each applicable Accepting Lender and the Administrative Agent; provided that no Permitted Amendment shall become effective unless Holdings and the Borrowers shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall be reasonably requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.24, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans and/or commitments hereunder and in connection with a Permitted Amendment related to Revolving Loans and/or Revolving Commitments, to reallocate, if applicable, Revolving Exposure on a pro rata basis among the relevant Revolving Lenders.

(c) If, in connection with any proposed Loan Modification Offer, any Lender declines to consent to such Loan Modification Offer on the terms and by the deadline set forth in such Loan Modification Offer (each such Lender, a “Non-Accepting Lender”) then the Borrowers may, on notice to the Administrative Agent and the Non-Accepting Lender, replace such Non-Accepting Lender in whole or in part by causing such Lender to (and such Lender shall be obligated to) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all or any part of its interests, rights and obligations under this Agreement in respect of the Loans and Commitments of the Affected Class to one or more Eligible Assignees (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender; provided, further, that (a) the applicable assignee shall have agreed to provide Loans and/or Commitments on the terms set forth in the applicable Permitted Amendment, (b) such Non-Accepting Lender shall have received payment of an amount equal to the outstanding principal of the Loans of the Affected Class assigned by it pursuant to this Section 2.24(c), accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) and (c) unless waived, the Borrowers or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(a)(i).

(d) No rollover, conversion or exchange (or other repayment or termination) of Loans or Commitments pursuant to any Loan Modification Agreement in accordance with this Section 2.24 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(e) Notwithstanding anything to the contrary, this Section 2.24 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of Holdings and each Borrower (solely as to itself and its respective Restricted Subsidiaries) represents and warrants to the Lenders and each Issuing Bank that:

SECTION 3.01 Organization; Powers. Each of Holdings, each Borrower and each Restricted Subsidiary is (a) duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority to carry on its business as now conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in the case of clause (a) (other than with respect to any Loan Party), clause (b) (other than with respect to Holdings and the Borrowers ) and clause (c), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02 Authorization; Enforceability. This Agreement has been duly authorized, executed and delivered by each of Holdings and the Borrowers and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrowers or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 Governmental Approvals; No Conflicts. The execution, delivery and performance by any Loan Party of this Agreement or any other Loan Document (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of Holdings or any other Loan Party, or (ii) any Requirements of Law applicable to Holdings or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon Holdings or any other Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, any Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, any Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents, except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04 Investment Company Status. None of Holdings, any Borrower or any other Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended from time to time.

SECTION 3.05 Federal Reserve Regulations. None of Holdings, the Borrowers or any Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors.

SECTION 3.06 Use of Proceeds. The Borrowers will use the proceeds of the Revolving Loans and Swingline Loans for general corporate purposes (including any purpose not prohibited by this Agreement).

SECTION 3.07 Endeavor Credit Agreement Representations. The representations and warranties contained in Sections 3.05, 3.06, 3.09, 3.12, 3.13, 3.14 and 3.18 of the Endeavor Credit Agreement are true and correct in all material respects on the date hereof and as of the date of each Borrowing or the date of each issuance, amendment, renewal, increase or extension of a Letter of Credit hereunder, as if such representations and warranties (and all related definitions to the extent not defined herein) were set forth in full herein, mutatis mutandis (provided that any such representation and warranty that is qualified as to materiality or “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (but without any duplication of any materiality qualifications) as of such earlier date.

SECTION 3.08 ERISA.

(a) Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.

(b) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur, (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan and (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

SECTION 3.09 Financial Condition; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly indicated therein, including the notes thereto, and (ii) fairly present in all material respects the financial condition of On Location and its consolidated subsidiaries, as applicable, as of the respective dates thereof and the consolidated results of their operations for the respective periods then ended in accordance with GAAP consistently applied during the periods referred to therein, except as otherwise expressly indicated therein, including the notes thereto.

(b) The unaudited consolidated balance sheets of On Location and its consolidated subsidiaries as at the end of, and related statements of operations, cash flows and changes in members’ equity of On Location and its consolidated subsidiaries for, the fiscal quarters ended June 30, 2019 and September 30, 2019 (the “Unaudited Financial Statements”) (A) were prepared in accordance with GAAP consistently applied during the periods referred to therein, except as otherwise expressly indicated therein, including the notes thereto, and (B) fairly present in all material respects the financial condition of On Location and its subsidiaries, as of the date thereof, subject, in the case of clauses (A) and (B), to the absence of footnotes and to normal year-end audit adjustments and to any other adjustments described therein.

(c) Since March 31, 2019, there has been no Material Adverse Effect.

SECTION 3.10 Disclosure. As of the Effective Date, none of the reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or delivered thereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, provided that, with respect to projected financial information, Holdings and the Borrowers represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date, it being understood that any such projected financial information may vary from actual results and such variations could be material.

SECTION 3.11 Compliance with Laws and Agreements. Each of Holdings, any Intermediate Parent, each Borrower and each Restricted Subsidiary is in compliance with (a) its Organizational Documents, (b) all Requirements of Law applicable to it or its property and (c) all indentures and other agreements and instruments binding upon it or its property, except, in the case of clauses (b) and (c) of this Section, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.12 Senior Indebtedness. The Loan Document Obligations constitute “Senior Indebtedness” (or any comparable term) under and as defined in the documentation governing any Subordinated Indebtedness.

ARTICLE IV

CONDITIONS

SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans and each Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Simpson Thacher & Bartlett LLP, counsel for the Loan Parties. Holdings hereby requests such counsel to deliver such opinion.

(c) The Administrative Agent shall have received a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit G with appropriate insertions, executed by any Responsible Officer of such Loan Party, and including or attaching the documents referred to in paragraph (d) of this Section.

(d) The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(e) The Administrative Agent shall have received, or substantially simultaneously with the effectiveness of this Agreement on the Effective Date shall receive, all fees and other amounts previously agreed in writing by the Lead Arrangers and the Joint Bookrunners and Holdings to be due and payable on or prior to the Effective Date, including, to the extent invoiced at least three Business Days prior to the Effective Date (except as otherwise reasonably agreed by Holdings), reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document.

(f) The Collateral and Guarantee Requirement shall have been satisfied; provided that if, notwithstanding the use by Holdings and the Borrowers of commercially reasonable efforts to cause the Collateral and Guarantee Requirement to be satisfied on the Effective Date, the requirements thereof (other than (a) the execution and delivery of the Guarantee Agreement and the Collateral Agreement by the Loan Parties, (b) creation of and perfection of security interests in the certificated Equity Interests of the Borrowers and Material Subsidiaries (other than Foreign Subsidiaries) that are wholly-owned subsidiaries of On Location, and (c) delivery of Uniform Commercial Code financing statements with respect to perfection of security interests in other assets of the Loan Parties that may be perfected by the filing of a financing statement under the Uniform Commercial Code) are not satisfied as of the Effective Date, the satisfaction of such requirements shall not be a condition to the availability of Loans on the Effective Date (but shall be required to be satisfied as promptly as practicable after the Effective Date and in any event within the period specified therefor in Schedule 5.14 or such later date as the Administrative Agent may reasonably agree).

(g) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.

(h) (i) The Administrative Agent shall have received all documentation at least three Business Days prior to the Effective Date and other information about the Loan Parties that shall have been reasonably requested in writing at least 10 Business Days prior to the Effective Date and that the Administrative Agent have reasonably determined is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation Title III of the USA Patriot Act.

(ii) To the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Borrower shall deliver to each Lender that so requests (which request is made through the Administrative Agent), a Beneficial Ownership Certification in relation to such Borrower; provided that the Administrative Agent has provided such Borrower a list of each such Lender and its electronic delivery requirements at least five Business Days prior to the Effective Date (it being agreed that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause shall be deemed to be satisfied with respect to such Lender).

(i) On or prior to the Effective Date, the Effective Date Refinancing shall be consummated.

(j) The Administrative Agent shall have received a certificate from a Financial Officer of Holdings certifying that Holdings and its Subsidiaries on a consolidated basis after giving effect to the Transactions are Solvent.

(k) The Administrative Agent and the Lenders shall have received the (i) Audited Financial Statements and (ii) Unaudited Financial Statements.

Without limiting the generality of the provisions of Article VIII, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew, increase or extend any Letter of Credit, other than in connection with any Incremental Facility, Loan Modification Offer or Permitted Amendment, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of each Loan Party and Ultimate Parent set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal, increase or extension of such Letter of Credit, as the case may be (in each case, unless such date is the Effective Date); provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal, increase or extension of such Letter of Credit, as the case may be, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

(c) To the extent this Section 4.02 is applicable, each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) and each issuance, amendment, renewal, increase or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and each Borrower on the date thereof as to the matters specified in clauses (a) and (b) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Termination Date shall have occurred, each of Holdings and each Borrower covenants and agrees with the Lenders that:

SECTION 5.01 Endeavor Credit Agreement. The Loan Parties shall comply with, and cause each of their respective Restricted Subsidiaries to comply with, the covenants, as applicable, and to the extent applicable, to the Loan Parties and such Restricted Subsidiaries, set forth in Sections 5.01, 5.02, 5.05, 5.06, 5.08, 5.09, 5.16 and 5.17 of the Endeavor Credit Agreement as if such covenants (and all related definitions to the extent not defined herein) were set forth herein, mutatis mutandis (it being understood that, with respect to each such covenant incorporated herein by reference pursuant to this Section 5.01, to the extent applicable, any reference contained in such covenant to (a) to “Administrative Agent” and “Collateral Agent” shall be deemed to be a reference to the Administrative Agent or the Collateral Agent, as applicable, hereunder, (b) to “Lenders” shall be deemed to be a reference to the Lenders hereunder and (c) to “Default” and “Event of Default” shall be deemed to be a reference to a Default or Event of Default, as applicable, as defined herein).

Each of Holdings and the Borrowers hereby acknowledges that (a) the Administrative Agent, the Lead Arrangers and/or the Joint Bookrunners will make available to the Lenders materials and/or information provided by or on behalf of Holdings and the Borrowers hereunder (collectively, “Company Materials”) by posting Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Holdings or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Holdings and the Borrowers hereby agree that they will, upon the Administrative Agent’s reasonable request, use commercially reasonable efforts to identify that portion of Company Materials that may be distributed to the Public Lenders and that (i) all such Company Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Company Materials “PUBLIC,” Holdings and the Borrowers shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the Joint Bookrunners and the Lenders to treat such Company Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Holdings, the Borrowers or their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 9.12); (iii) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (iv) the Administrative Agent, the Lead Arrangers and the Joint Bookrunners shall be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Other than as set forth in the immediately preceding sentence, the Borrowers shall be under no obligation to mark any Company Materials “PUBLIC,” provided that any financial statements delivered pursuant to Section 5.01 shall be deemed to be “PUBLIC.”

SECTION 5.02 Compliance Certificate. If, beginning with the Test Period ending June 30, 2020, the Test Condition shall be satisfied on the last day of any Test Period, Holdings shall, not later than five days after delivery of financial statements for the fiscal year or fiscal quarter ending on the last day of such Test Period pursuant to under Section 5.11(a) or 5.11(b), deliver a certificate of a Financial Officer to the Administrative Agent for distribution to the Private Lenders (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth the First Lien Leverage Ratio as of the last day of such Test Period.

SECTION 5.03 Notices of Material Events. Promptly after any Responsible Officer of Holdings or any Borrower obtains actual knowledge thereof, Holdings or such Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following:

(a) the occurrence of any Default; and

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another senior executive officer of Holdings, any Borrower or any of its Subsidiaries, affecting Holdings, any Borrower or any of its Subsidiaries or the receipt of a written notice of an Environmental Liability or the occurrence of an ERISA Event, in each case, that could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer of Holdings or a Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.04 Information Regarding Collateral.

(a) Holdings or a Borrower will furnish to the Administrative Agent promptly (and in any event within 60 days or such longer period as reasonably agreed to by the Collateral Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document) or (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization.

(b) Not later than five days after delivery of financial statements pursuant to Section 5.11(a), Holdings or a Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of Holdings or a Borrower (i) setting forth the information required pursuant to Schedules I through IV of the Collateral Agreement or confirming that there has been no change in such information since the Effective Date or the date of the most recent certificate delivered pursuant to this Section 5.04(b), (ii) identifying any wholly-owned Domestic Subsidiary or Partially Management Owned Subsidiary that is a Restricted Subsidiary and that has become, or ceased to be, a Material Subsidiary during the most recently ended fiscal quarter and (iii) certifying that all notices required to be given prior to the date of such certificate by this Section 5.04 and 5.07 have been given.

SECTION 5.05 Use of Proceeds and Letters of Credit. Holdings and its subsidiaries will use the proceeds of the Revolving Loans drawn after the Effective Date and Letters of Credit for any working capital or any other purpose not prohibited by this Agreement.

SECTION 5.06 Additional Subsidiaries. If any additional Restricted Subsidiary or Intermediate Parent is formed or acquired after the Effective Date (including, without limitation, upon the formation of any Restricted Subsidiary that is a Division Successor), Holdings or the Borrowers will, within 90 days after such newly formed or acquired Restricted Subsidiary is formed or acquired (unless such Restricted Subsidiary is an Excluded Subsidiary), notify the Collateral Agent thereof, and will and will cause such Restricted Subsidiary and the other Loan Parties to take all actions (if any) required to satisfy the Collateral and Guarantee Requirement with respect to such Restricted Subsidiary and with respect to any Equity Interest in or Indebtedness of such Restricted Subsidiary owned by or on behalf of any Loan Party within 90 days after such formation or acquisition (or such longer period as the Collateral Agent shall reasonably agree).

SECTION 5.07 Further Assurances.

(a) Each of Holdings and each Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law or that the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.

(b) If, after the Effective Date, any material assets (including any Material Real Property) with a Fair Market Value in excess of $5,000,000, are acquired by Holdings, any Borrower or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party (including, without limitation, any acquisition pursuant to a Division) pursuant to Section 5.06 (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), Holdings or the Borrowers will notify the Collateral Agent thereof, and, if requested by the Collateral Agent, Holdings or the Borrowers will cause such assets to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Collateral Agent and consistent with the Collateral and Guarantee Requirement to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties and subject to last paragraph of the definition of the term “Collateral and Guarantee Requirement.”

SECTION 5.08 Existence; Conduct of Business. Each of Holdings and each Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises and Intellectual Property material to the conduct of its business, in each case (other than the preservation of the existence of Holdings and each Borrower) to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.02 or any Disposition permitted by Section 6.05 of the Endeavor Credit Agreement.

SECTION 5.09 Insurance. Each of Holdings and each Borrower will, and will cause each Restricted Subsidiary to, maintain, with insurance companies that Holdings and each Borrower believe (in the good faith judgment of the management of Holdings and such Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which Holdings and such Borrower believes (in the good faith judgment of management of Holdings and such Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as Holdings and such Borrower believe (in the good faith judgment of the management of Holdings and such Borrower) are reasonable and prudent in light of the size and nature of its business; and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Each such policy of insurance maintained by a Loan Party shall (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a lender’s loss payable/mortgagee clause or endorsement that names Collateral Agent, on behalf of the Secured Parties as the lender’s loss payee/mortgagee thereunder.

(b) If any improved Mortgaged Property subject to FEMA rules and regulations is at any time located in an area identified by FEMA (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then Holdings shall, or shall cause the relevant Loan Party to, (i) maintain or cause to be maintained, flood insurance sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance, which evidence complies with applicable Flood Insurance Laws and rules and regulations promulgated pursuant thereto.

SECTION 5.10 Designation of Subsidiaries. Holdings or any Borrower may at any time after the Effective Date designate any Restricted Subsidiary (other than a Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately before and after such designation on a Pro Forma Basis as of the end of the most recent Test Period, no Event of Default under clauses (a), (b), (h) or (i) of Section 7.01 shall have occurred and be continuing. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

SECTION 5.11 Financial Statements.

(a) (i) On Location will furnish to the Administrative Agent, on behalf of each Private Lender, on or before the date that is 105 days after the end of each such fiscal year, an unaudited consolidated balance sheet and unaudited consolidated statements of income and cash flows of On Location as of the end of and for such fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial position and results of operations and cash flows of On Location and its subsidiaries as of the end of and for such fiscal year on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that if, at any time, financial statements of On Location and its subsidiaries for any fiscal year ended on or after December 31, 2019 are audited, such audited financials shall be promptly provided to the Administrative Agent on behalf of each Private Lender and (ii) if, at such time, any Lender is a Public Lender, On Location will furnish to the Administrative Agent, on behalf of each Public Lender, beginning with the fiscal year ending December 31, 2020 and thereafter, (x) on or before the date that is 225 days after the end of each such fiscal year, an unaudited consolidated balance sheet and unaudited consolidated statements of income and cash flows of On Location as of the end of and for such fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial position and results of operations and cash flows of On Location and its subsidiaries as of the end of and for such fiscal year on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (y) on or before the date that is 105 days after the end of each such fiscal year, a certificate of a Financial Officer setting forth (1) the First Lien Leverage Ratio as of the most recently ended Test Period (which may be expressed as a range of no greater than 0.50 to 1.00), (2) GAAP operating income, net income and capital expenditures for such fiscal year and (3) key business highlights for such fiscal year as reasonably determined by On Location;

(b) commencing with the fiscal quarter ending March 31, 2020, (i) On Location will furnish to the Administrative Agent, on behalf of each Private Lender, on or before the date that is 60 days after the end of each such fiscal quarter, an unaudited consolidated balance sheet and unaudited consolidated statements of income and cash flows of On Location as of the end of and for such fiscal quarter and (except in the case of cash flows) the then elapsed portion of the fiscal year, and setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of a balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial position and results of operations and cash flows of On Location and its consolidated subsidiaries as of the end of and for such fiscal quarter and (except in the case of cash flows) such portion of the fiscal year on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (ii) if, at such time, any Lender is a Public Lender, On Location will furnish to the Administrative Agent, on behalf of each Public Lender, (x) on or before the date that is 225 days after the end of each such fiscal quarter, an unaudited consolidated balance sheet and unaudited consolidated statements of income and cash flows of On Location as of the end of and for such fiscal quarter and (except in the case of cash flows) the then elapsed portion of the fiscal year, and setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the statement of income, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial position and results of operations and cash flows of On Location and its consolidated subsidiaries as of the end of and for such fiscal quarter and (except in the case of cash flows) such portion of the fiscal year on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (y) on or before the date that is 60 days after the end of each such fiscal quarter, a certificate of a Financial Officer setting forth (1) the First Lien Leverage Ratio as of the most recently ended Test Period (which may be expressed as a range of no greater than 0.50 to 1.00), (2) GAAP operating income, net income and capital expenditures for such quarter and (3) key business highlights for such quarter as reasonably determined by On Location; and

(c) promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of Holdings, any Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

Documents required to be delivered pursuant to this Section 5.11(a) or (b) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earlier of the date (A) on which Holdings posts such documents, or provides a link thereto, on Holdings’ or one of its Affiliates’ website on the Internet or (B) on which such documents are posted on Holdings’ behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) Holdings shall deliver such documents to the Administrative Agent upon its reasonable request until a written notice to cease delivering such documents is given by the Administrative Agent and (ii) Holdings shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

ARTICLE VI

NEGATIVE COVENANTS

SECTION 6.01 Endeavor Credit Agreement. The Loan Parties shall comply with, and shall cause their Restricted Subsidiaries to comply with, the covenants set forth in Article VI (other than Sections 6.02, 6.03 and 6.10) of the Endeavor Credit Agreement as if such covenants (and all related definitions to the extent not defined herein) were set forth herein, mutatis mutandis (it being understood that, with respect to each such covenant incorporated herein by reference pursuant to this Section 6.01, to the extent applicable, any reference contained in such covenant (a) to “Administrative Agent” and “Collateral Agent” shall be deemed to be a reference to the Administrative Agent or the Collateral Agent, as applicable, hereunder, (b) to “Lenders” shall be deemed to be a reference to the Lenders hereunder and (c) to “Default” and “Event of Default” shall be deemed to be a reference to a Default or Event of Default, as applicable, as defined herein).

SECTION 6.02 Fundamental Changes; Holding Companies. Neither Holdings nor any Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve (including, in each case, pursuant to a Division), except that:

(a) any Restricted Subsidiary of Holdings (other than a Borrower) may merge, consolidate or amalgamate with (i) a Borrower; provided that a Borrower shall be the continuing or surviving Person, (ii) Holdings; provided that Holdings shall be the continuing or surviving Person or (iii) one or more other Restricted Subsidiaries of Holdings (other than a Borrower); provided that when any Subsidiary Loan Party is merging or amalgamating with another Restricted Subsidiary either (A) the continuing or surviving Person shall be a Subsidiary Loan Party or (B) if the continuing or surviving Person is not a Subsidiary Loan Party, the acquisition of such Subsidiary Loan Party by such surviving Restricted Subsidiary is permitted under Section 6.04 of the Endeavor Credit Agreement;

(b) any Restricted Subsidiary (other than a Borrower) may liquidate or dissolve or change its legal form if Holdings determines in good faith that such action is in the best interests of Holdings, Intermediate Holdings, the Borrowers and the Restricted Subsidiaries and is not materially disadvantageous to the Lenders;

(c) any Restricted Subsidiary (other than a Borrower) may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (A) the transferee must be a Loan Party, (B) to the extent constituting an Investment, such Investment must be an Investment in a Restricted Subsidiary that is not a Loan Party permitted by Section 6.04 of the Endeavor Credit Agreement or (C) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for Fair Market Value and any promissory note or other non-cash consideration received in respect thereof is an Investment in a Restricted Subsidiary that is not a Loan Party permitted by Section 6.04 of the Endeavor Credit Agreement;

(d) a Borrower may merge, amalgamate or consolidate with any other Person; provided that (A) a Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not a Borrower (any such Person, the “Successor Borrower”), (1) a Successor Borrower shall be an entity organized or existing under the laws of the United States or any political subdivision thereof, (2) a Successor Borrower shall expressly assume all the obligations of such Borrower under this Agreement and the other Loan Documents to which such Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (3) each Loan Party other than such Borrower, unless it is the other party to such merger or consolidation, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of, and grant of any Liens as security for, the Secured Obligations shall apply to a Successor Borrower’s obligations under this Agreement and (4) such Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger, amalgamation or consolidation complies with this Agreement; provided, further, that (x) if such Person is not a Loan Party, no Event of Default exists after giving effect to such merger or consolidation and (y) if the foregoing requirements are satisfied, a Successor Borrower will succeed to, and be substituted for, such Borrower under this Agreement and the other Loan Documents; provided, further, that such Borrower agrees to provide any documentation and other information about such Successor Borrower as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act;

(e) Holdings or any Intermediate Parent may merge, amalgamate or consolidate with any other Person, so long as no Event of Default exists after giving effect to such merger, amalgamation or consolidation; provided that (A) Holdings or Intermediate Parent, as applicable, shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not Holdings or Intermediate Parent, as applicable, or is a Person into which Holdings or Intermediate Parent, as applicable, has been liquidated (any such Person, the “Successor Holdings”), (1) the Successor Holdings shall expressly assume all the obligations of Holdings or Intermediate Parent, as applicable, under this Agreement and the other Loan Documents to which Holdings or Intermediate Parent, as applicable, is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (2) each Loan Party other than Holdings or Intermediate Parent, as applicable, or unless it is the other party to such merger, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of and grant of any Liens as security for the Secured Obligations shall apply to the Successor Holdings’ obligations under this Agreement, (3) the Successor Holdings shall, immediately following such merger, amalgamation or consolidation, directly or indirectly own all Subsidiaries owned by Holdings or Intermediate Parent, as applicable, immediately prior to such transaction and (4) Holdings or Intermediate Parent, as applicable, shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger or consolidation complies with this Agreement; provided, further, that if the foregoing requirements are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings or Intermediate Parent, as applicable, under this Agreement and the other Loan Documents; provided, further, that Holdings and each Borrower agree to provide any documentation and other information about the Successor Holdings as shall have been reasonably requested in writing by any the Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act;

(f) any Restricted Subsidiary (other than a Borrower) may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04 of the Endeavor Credit Agreement; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of the Restricted Subsidiaries, shall have complied with the requirements of Sections 5.06 and 5.07;

(g) any Restricted Subsidiary (other than a Borrower or Intermediate Holdings) may effect a merger, dissolution, liquidation consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.05 of the Endeavor Credit Agreement; and

(h) ~~(h)~~ Holdings and its Subsidiaries may undertake or consummate any IPO Reorganization Transactions and any transaction related thereto or contemplated thereby.

SECTION 6.03 Financial Covenant. If, on the last day of any Test Period, beginning with the Test Period ending June 30, 2020, the sum of (i) the aggregate principal amount of Revolving Loans then outstanding, plus (ii) the aggregate principal amount of Swingline Loans then outstanding, plus (iii) the amount by which the face amount of Letters of Credit then outstanding (other than Letters of Credit that are Cash Collateralized) is in excess of $2,000,000 in the aggregate, exceeds 40.0% of the aggregate principal amount of Revolving Commitments then in effect (the “Test Condition”), Holdings will not permit the First Lien Leverage Ratio to exceed 3.00 to 1.00 as of the last day of such Test Period.

SECTION 6.04 Liens. Neither Holdings, Intermediate Parent nor any Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(i) Liens created under the Loan Documents;

(ii) Permitted Encumbrances;

(iii) Liens existing on the Effective Date; provided that any Lien securing Indebtedness or other obligations in excess of $1,000,000 individually shall only be permitted if set forth on Schedule 6.04, and any modifications, replacements, renewals or extensions thereof; provided that (A) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (i) after-acquired property that is affixed or incorporated into the property covered by such Lien and (ii) proceeds and products thereof, and (B) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 6.01 of the Endeavor Credit Agreement;

(iv) Liens securing Indebtedness (including Capital Lease Obligations) of Holdings, any Intermediate Parent, any Borrower or any Restricted Subsidiary in an aggregate amount not exceed the greater of $12,500,000 and 30% of Consolidated EBITDA for the most recently ended Test Period as of such time financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (real or personal, and whether through the direct purchase of property or the Equity Interest of any Person owning such property); provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, except for accessions to such property and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof and (C) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to or proceeds of such assets) other than the assets subject to such Capital Lease Obligations; provided, further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v) leases, licenses, subleases or sublicenses granted to others that do not (A) interfere in any material respect with the business of Holdings, Intermediate Parent, the Borrowers and the Restricted Subsidiaries, taken as a whole or (B) secure any Indebtedness;

(vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(vii) Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;

(viii) Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment by Holdings, any Intermediate Parent, any Borrower or any Restricted Subsidiary permitted pursuant to Section 6.04 of the Endeavor Credit Agreement to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition by Holdings, any Intermediate Parent, any Borrower or any Restricted Subsidiary permitted under Section 6.05 of the Endeavor Credit Agreement (including any letter of intent or purchase agreement with respect to such Investment or Disposition), (B) consisting of an agreement to dispose of any property in a Disposition by Holdings, any Intermediate Parent, any Borrower or any Restricted Subsidiary permitted under Section 6.05 of the Endeavor Credit Agreement, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien or (C) with respect to escrow deposits consisting of the proceeds of Indebtedness (and related interest and fee amounts) of Holdings, any Intermediate Parent, any Borrower or any Restricted Subsidiary otherwise permitted pursuant to Section 6.01 of the Endeavor Credit Agreement in connection with Customary Escrow Provisions financing, and contingent on the consummation of any Investment, Disposition or Restricted Payment permitted by Section 6.04, Section 6.05 or Section 6.08 of the Endeavor Credit Agreement;

(ix) Liens on property of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a Loan Party, in each case permitted under Section 6.01(a) of the Endeavor Credit Agreement;

(x) Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Loan Party, Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of a Restricted Subsidiary that is not a Loan Party and Liens granted by a Loan Party in favor of any other Loan Party;

(xi) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (including by the designation of an Unrestricted Subsidiary as a Restricted Subsidiary), in each case after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary and that is the ultimate parent of the entities (or the only entity) acquired in such acquisition); provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (B) such Lien does not extend to or cover any other assets or property (other than, with respect to such Person, any replacements of such property or assets and additions and accessions, proceeds and products thereto, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property of such Person, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (C) the Indebtedness secured thereby is permitted under Section 6.01(a)(v) or (vii) of the Endeavor Credit Agreement;

(xii) any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by any Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(xiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by any Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(xiv) Liens deemed to exist in connection with Investments by Holdings, any Intermediate Parent, any Borrower or any Restricted Subsidiary in repurchase agreements permitted under clause (e) of the definition of the term “Permitted Investments”, as defined in the Endeavor Credit Agreement;

(xv) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xvi) Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, any Intermediate Parent, the Borrowers and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of any Borrower or any Restricted Subsidiary in the ordinary course of business;

(xvii) ground leases in respect of real property on which facilities owned or leased by any Borrower or any of the Restricted Subsidiaries are located;

(xviii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xix) Liens on the Collateral securing Indebtedness of Holdings, any Intermediate Parent, any Borrower or any Restricted Subsidiary permitted pursuant to Section 6.01 of the Endeavor Credit Agreement; provided that (A) if such Liens secure Consolidated First Lien Debt, (I) the applicable holders of such Indebtedness (or a representative thereof on behalf of such holders) shall have entered into a Customary Intercreditor Agreement which agreement shall provide that the Liens on the Collateral shall pari passu with the Liens on the Collateral securing the Secured Obligations and (II) after giving Pro Forma Effect to the incurrence of such Indebtedness, the First Lien Leverage Ratio of Holdings and its consolidated Subsidiaries is equal to or less than 3.00 to 1.00 and (B) in the case of Liens on the Collateral that do not secure Consolidated First Lien Debt, the applicable holders of such Indebtedness (or a representative thereof on behalf of such holders) shall have entered into a Customary Intercreditor Agreement which agreement shall provide that the Liens on the Collateral shall rank junior to the Liens on the Collateral securing the Secured Obligations;

(xx) other Liens; provided that at the time of incurrence of the obligations secured thereby (after giving Pro Forma Effect to any such obligations) the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause (xx) shall not exceed the greater of $15,000,000 and 35% of Consolidated EBITDA for the Test Period then last ended;

(xxi) Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness of Holdings, any Intermediate Parent, any Borrower or any Restricted Subsidiary;

(xxii) Liens on receivables and related assets incurred in connection with Permitted Receivables Financings;

(xxiii) (A) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof and (B) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods in the ordinary course of business;

(xxiv) Liens on cash or Permitted Investments securing Swap Agreements in the ordinary course of business in accordance with applicable Requirements of Law;

(xxv) Liens on equipment of the Borrowers or any Restricted Subsidiary granted in the ordinary course of business to the Borrowers’ or such Restricted Subsidiary’s client at which such equipment is located;

(xxvi) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of such Person in the ordinary course of business;

(xxvii) (A) Liens on Equity Interests in joint ventures; provided that any such Lien is in favor of a creditor of such joint venture and such creditor is not an Affiliate of any partner to such joint venture and (B) purchase options, call, and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by Holdings, Intermediate Parent or any Restricted Subsidiary in joint ventures; and

(xxviii) with respect to any Mortgaged Property, the matters listed as exceptions to title on Schedule B of the title policy covering such Mortgaged Property and the matters disclosed in any survey delivered to the Collateral Agent with respect to such Mortgaged Property.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01 Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur:

(a) any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable and in the currency required hereunder, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of Holdings, any Borrower or any of the Restricted Subsidiaries in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made, and such incorrect representation or warranty (if curable, including by a restatement of any relevant financial statements) shall remain incorrect for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;

(d) Holdings, any Borrower or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.03(a), 5.08 (with respect to the existence of Holdings or a Borrower) or in Article VI (other than Section 6.03); provided that any Event of Default under Section 6.03 is subject to cure as provided in Section 7.02, and an Event of Default with respect to such Section shall not occur until the expiration of the 10th Business Day subsequent to the date on which the financial statements with respect to the applicable fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.11(a) or Section 5.11(b), as applicable;

(e) Ultimate Parent or any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to Holdings;

(f) Holdings, any Borrower or any of the Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement or the Endeavor Credit Agreement), (ii) termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section will apply to any failure to make any payment required as a result of any such termination or similar event) or (iii) any breach or default that is (I) remedied by Parent, Holdings, the Borrowers or the applicable Restricted Subsidiary or (II) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to the acceleration of Loans and Commitments pursuant to this Article VII;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization or other relief in respect of Ultimate Parent, Holdings, any Borrower or any Significant Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for Ultimate Parent, Holdings, any Borrower or any Significant Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Ultimate Parent, Holdings, any Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for Ultimate Parent, Holdings, any Borrower or any Significant Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(j) one or more enforceable judgments for the payment of money in an aggregate amount in excess of $15,000,000 (to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has not denied its obligation) shall be rendered against Holdings, any Borrower, any of the Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall legally attach or levy upon assets of such Loan Party that are material to the businesses and operations of Holdings, the Borrowers and the Restricted Subsidiaries, taken as a whole, to enforce any such judgment;

(k) (i) an ERISA Event occurs that has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect;

(l) to the extent unremedied for a period of 10 Business Days any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral to a Person that is not a Loan Party in a transaction permitted under the Loan Documents, (ii) as a result of the Collateral Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (B) file Uniform Commercial Code continuation statements, (iii) as to Collateral consisting of real property, to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (iv) as a result of acts or omissions of the Collateral Agent, the Administrative Agent or any Lender;

(m) any material provision of any Loan Document or any Guarantee of the Loan Document Obligations shall for any reason be asserted by Ultimate Parent or any Loan Party not to be a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder;

(n) any Guarantees of the Loan Document Obligations by Holdings, any Borrower or Subsidiary Loan Party pursuant to the Guarantee Agreement ~~shall~~or by Ultimate Parent pursuant to the Ultimate Parent Guarantee shall in either case cease to be in full force and effect (in each case, other than in accordance with the terms of the Loan Documents); or

(o) a Change in Control shall occur;

then, and in every such event (other than an event with respect to Holdings or a Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Holdings and the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the applicable Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the applicable Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of Holdings, or any Borrower accrued hereunder, shall become due and payable immediately and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(k), in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and the Borrowers; and in case of any event with respect to Holdings or a Borrower described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of Holdings and the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and the Borrowers.

Notwithstanding anything in this Agreement to the contrary, each Lender and the Administrative Agent hereby acknowledge and agree that a restatement of historical financial statements shall not result in a Default hereunder (whether pursuant to Section 7.01(c) as it relates to a representation made with respect to such financial statements (including any interim unaudited financial statements) or pursuant to Section 7.01(d) as it relates to delivery requirements for financial statements pursuant to Section 5.01) to the extent that such restatement does not reveal any material adverse difference in the financial condition, results of operations or cash flows of Holdings and its Restricted Subsidiaries in the previously reported information from actual results reflected in such restatement for any relevant prior period.

SECTION 7.02 Right to Cure. Notwithstanding anything to the contrary contained in Section 7.01, in the event that Holdings and its Restricted Subsidiaries fail to comply with the requirements of the Financial Performance Covenant as of the last day of any fiscal quarter of Holdings, at any time after the beginning of such fiscal quarter until the expiration of the 10th Business Day following the date on which the financial statements with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.11(a) or Section 5.11(b), Holdings or any Parent Entity thereof shall have the right to issue common Equity Interests or other Equity Interests (provided such other Equity Interests are reasonably satisfactory to the Administrative Agent) for cash or otherwise receive cash contributions to the capital of Holdings as cash common Equity Interests or other Equity Interests (provided such other Equity Interests are reasonably satisfactory to the Administrative Agent) (collectively, the “Cure Right”), and upon the receipt by Holdings of the Net Proceeds of such issuance that are not otherwise applied (the “Cure Amount”) pursuant to the exercise by Holdings of such Cure Right such Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustment:

(a) Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any four fiscal quarter period that contains such fiscal quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;

(b) if, after giving effect to the foregoing pro forma adjustment (without giving effect to any portion of the Cure Amount on the balance sheet of Holdings and its Restricted Subsidiaries with respect to such fiscal quarter only but with giving pro forma effect to any portion of the Cure Amount applied to any repayment of any Indebtedness), Holdings and its Restricted Subsidiaries shall then be in compliance with the requirements of the Financial Performance Covenant, Holdings and its Restricted Subsidiaries shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement; and

(c) notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period of Holdings there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, and (iii) the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant and any amounts in excess thereof shall not be deemed to be a Cure Amount and (iv) the Lenders shall not be required to make a Loan or issue, amend, renew or extend any Letter of Credit unless and until Holdings has received the Cure Amount required to cause Holdings and the Restricted Subsidiaries to be in compliance with the Financial Performance Covenant;

provided, however, that (I) notwithstanding anything in Article VI to the contrary, Holdings shall not make, directly or indirectly, any Restricted Payment (other than Restricted Payments of the type permitted by Section 6.08(a)(iii), (v), (vii), (ix), (x), (xi) or (xiii) of the Endeavor Credit Agreement (with any reference contained in such clauses to “Holdings”, “Intermediate Holdings”, “Intermediate Parent”, any “Borrower” and “Restricted Subsidiaries” deemed to refer to Holdings, any Intermediate Parent, any Borrower and the Restricted Subsidiaries, as applicable, hereunder)) during the period beginning with the end of the Test Period for which such Cure Right is exercised until the first date thereafter on which the First Lien Leverage Ratio of Holdings and its Restricted Subsidiaries for the most recently ended Test Period as of such date on a Pro Forma Basis is not greater than 3.00 to 1.00 and (II) any Cure Amount received prior to the date of such Restricted Payment, if included in any Test Period ending on or after such date, shall be reduced by the amount of such Restricted Payment.

SECTION 7.03 Application of Proceeds. After the exercise of remedies provided for in Section 7.01, any amounts received on account of the Secured Obligations shall be applied by the Collateral Agent in accordance with Section 4.02 of the Collateral Agreement and/or the similar provisions in the other Security Documents. Notwithstanding the foregoing, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth in Section 4.02 of the Collateral Agreement and/or the similar provisions in the other Security Documents.

ARTICLE VIII

THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Each of the Lenders and the Issuing Bank hereby irrevocably appoints JPMorgan Chase Bank, N.A. to serve as Administrative Agent and Collateral Agent under the Loan Documents, and authorizes the Administrative Agent and Collateral Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent and Collateral Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and the Issuing Banks, and none of Holdings, the Borrowers or any other Loan Party shall have any rights as a third party beneficiary of any such provisions.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, any Borrower or any other Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in the Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, any Borrower, any other Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, any Borrower, a Lender or an Issuing Bank and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the value or the sufficiency of any Collateral or creation, perfection or priority of any Lien purported to be created by the Security Documents or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation of the Revolving Exposure or the component amounts thereof.

The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (including, if applicable, a Responsible Officer or

Financial Officer of such Person). The Administrative Agent also may rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (including, if applicable, a Financial Officer or a Responsible Officer of such Person). The Administrative Agent may consult with legal counsel (who may be counsel for Holdings or a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign upon 30 days’ notice to the Lenders, the Issuing Banks and Holdings. If the Administrative Agent becomes a Defaulting Lender and is not performing its role hereunder as Administrative Agent, the Administrative Agent may be removed as the Administrative Agent hereunder at the request of Holdings and the Required Lenders. Upon receipt of any such notice of resignation or upon such removal, the Required Lenders shall have the right, with Holdings’ consent (unless an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be an Approved Bank with an office in New York, New York, or an Affiliate of any such Approved Bank (the date upon which the retiring Administrative Agent is replaced, the “Resignation Effective Date”).

If the Person serving as Administrative Agent is a Defaulting Lender, the Required Lenders and Holdings may, to the extent permitted by applicable law, by notice in writing to such Person remove such Person as Administrative Agent and, with the consent of Holdings, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except (i) that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (ii) with respect to any outstanding payment obligations) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents as set forth in this Section. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Joint Bookrunner or any other Lender or any Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Bookrunner or any other Lender or any Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption, Incremental Facility Amendment, Refinancing Amendment or Loan Modification Offer pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this paragraph shall be conclusive, absent manifest error. Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. The Borrowers and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrowers or any other Loan Party except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from a Borrower, any other Loan Party or Ultimate Parent for the purpose of making a payment to satisfy certain Obligations and is not otherwise repaid or returned to a Loan Party or Ultimate Parent by the Administrative Agent, any Lender or any of their respective Affiliates, whether pursuant to a legal proceeding or otherwise. Each party’s obligations under this paragraph shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Secured Obligations under any Loan Document. Notwithstanding anything to the contrary herein or in any other Loan Document, this paragraph will not create any additional Secured Obligations of the Loan Parties’ under the Loan Documents or otherwise increase or alter such Secured Obligations.

No Lender shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Lenders in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Lenders at such sale or other disposition. Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations, to have agreed to the foregoing provisions.

Notwithstanding anything herein to the contrary, neither any Joint Bookrunner nor any Person named on the cover page of this Agreement as a Lead Arranger shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder, including under Section 9.03, fully as if named as an indemnitee or indemnified person therein and irrespective of whether the indemnified losses, claims, damages, liabilities and/or related expenses arise out of, in connection with or as a result of matters arising prior to, on or after the effective date of any Loan Document.

To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.17, each Lender shall indemnify the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the U.S. Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other obligations under any Loan Document.

Each Lender party to this Agreement hereby appoints the Administrative Agent and Collateral Agent to act as its agent under and in connection with the relevant Security Documents.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders or Affiliated Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or Affiliated Lender or (b) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Lender or Affiliated Lender.

All provisions of this Article VIII applicable to the Administrative Agent shall apply to the Collateral Agent and the Collateral Agent shall be entitled to all the benefits and indemnities applicable to the Administrative Agent under this Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, e-mail or other electronic transmission, as follows:

(a) If to Holdings or a Borrower, to Peter Klein, Email: PKlein@wmeentertainment.com; Jason Lublin, Email: JLublin@wmeentertainment.com; Andy Schader, Email: Andy.Schader@SilverLake.com; and Karen King, Email: Karen.King@SilverLake.com;

With a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Adam Shapiro

Email: ashapiro@stblaw.com

(b)	If to the Administrative Agent, to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road

NCC 5 Floor 1

Newark, DE, 19713

Attention: Thomas Defosse IV

Email: thomas.defosseiv@chase.com

(c) If to any Issuing Bank, to it at its address (or fax number or email address) most recently specified by it in a notice delivered to the Administrative Agent, Holdings and the Borrowers (or, in the absence of any such notice, to the address (or fax number or email address) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof);

(d) If to any Swingline Lender, to it at its address (or fax number or email address) most recently specified by it in a notice delivered to the Administrative Agent, Holdings and the Borrowers (or, in the absence of any such notice, to the address (or fax number or email address) set forth in the Administrative Questionnaire of the Lender that is serving as such Swingline Lender or is an Affiliate thereof); and

(e) If to any other Lender, to it at its address (or fax number or email address) set forth in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax or other electronic transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

Holdings and the Borrowers may change their address, email or facsimile number for notices and other communications hereunder by notice to the Administrative Agent, the Administrative Agent may change its address, email or facsimile number for notices and other communications hereunder by notice to Holdings and the Borrowers and the Lenders may change their address, email or facsimile number for notices and other communications hereunder by notice to the Administrative Agent. Notices and other communications to the Lenders and the Issuing Banks hereunder may also be delivered or furnished by electronic transmission (including email and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic transmission or.

Each Borrower hereby appoints each of Holdings as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including the giving and receipt of notices, it being understood that the Borrowers will receive the proceeds of the initial Loans on the Effective Date. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by a Borrower shall be valid and effective if given or taken by Holdings, whether or not any other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to Holdings in accordance with the terms of this Agreement shall be deemed to have been delivered to all of the Borrowers.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DE-FINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrowers, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of a Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Company Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses have resulted from the willful misconduct, bad faith or gross negligence of the Administrative Agent or any of its Related Parties, as applicable.

The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Borrowing Requests) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, or any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on Holdings or any Borrower in any case shall entitle Holdings or any Borrower to any other or further notice or demand in similar or other circumstances.

(b) Except as expressly provided herein, neither any Loan Document nor any provision thereof may be waived, amended or modified, except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrowers, the Administrative Agent (to the extent that such waiver, amendment or modification does not affect the rights, duties, privileges or obligations of the Administrative Agent under this Agreement, the Administrative Agent shall execute such waiver, amendment or other modification to the extent approved by the Required Lenders) and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction or forgiveness in principal) or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that any change to the definition of “First Lien Leverage Ratio” or in the component definitions thereof shall not constitute a reduction of interest or fees), provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrowers to pay default interest pursuant to Section 2.13(c), (iii) postpone the maturity of any Loan (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension of any maturity date), the reimbursement date with respect to any LC Disbursement or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby), (iv) change any of the provisions of this Section without the written consent of each Lender directly and adversely affected thereby, provided that any such change which is in favor of a Class of Lenders holding Loans maturing after the maturity of other Classes of Lenders (and only takes effect after the maturity of such other Classes of Loans or Commitments) will require the written consent of the Required Lenders with respect to each Class directly and adversely affected thereby, (v) lower the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release all or substantially all the value of the Guarantees under the Guarantee Agreement (except as expressly provided in the Loan Documents) without the written consent of each Lender (other than a Defaulting Lender), (vii) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (other than a Defaulting Lender) (except as expressly provided in the Loan Documents), (viii) change the currency in which any Loan is denominated, without the written consent of each Lender directly affected thereby, (ix) change any of the pro rata provisions of Section 7.03, or Section 4.02 of the Collateral Agreement and/or the similar “waterfall” provisions in the other Security Documents referred to therein, without the written consent of each Lender directly and adversely affected thereby or (x) amend Section 1.11 or the definition of “Alternative Currency” without the written consent of each Issuing Bank affected thereby; provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, any Issuing Bank or any Swingline Lender without the prior written consent of the Administrative Agent, Collateral Agent, such Issuing Bank or such Swingline Lender, as the case may be, including, without limitation, any amendment of this Section, (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Holdings, the Borrowers and the Administrative Agent to cure any ambiguity, omission, mistake, error, defect or inconsistency and (C) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into solely by Holdings, the Borrowers, the Administrative Agent and the requisite percentage in interest of the affected Class of Lenders stating that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, (a) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrowers (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion, (b) this Agreement and other Loan Documents may be amended or supplemented by an agreement or agreements in writing entered into by the Administrative Agent and Holdings, the Borrowers or any Loan Party as to which such agreement or agreements is to apply, without the need to obtain the consent of any Lender, to include “parallel debt” or similar provisions, and any authorizations or granting of powers by the Lenders and the other Secured Parties in favor of the Collateral Agent, in each case required to create in favor of the Collateral Agent any security interest contemplated to be created under this Agreement, or to perfect any such security interest, where the Administrative Agent shall have been advised by its counsel that such provisions are necessary or advisable under local law for such purpose (with Holdings and the Borrowers hereby agreeing to, and to cause their subsidiaries to, enter into any such agreement or agreements upon reasonable request of the Administrative Agent promptly upon such request) and (c) upon notice thereof by Holdings to the Administrative Agent with respect to the inclusion of any previously absent financial maintenance covenant or other covenant, this Agreement shall be amended by an agreement in writing entered into by the Borrowers and the Administrative Agent without the need to obtain the consent of any Lender to include any such covenant on the date of the incurrence of the applicable Indebtedness to the extent required by the terms of such definition or section.

(c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all directly and adversely affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, Holdings may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that (a) Holdings shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(a)(i) for an assignment of Loans or Commitments, as applicable (and, if a Revolving Commitment is being assigned, each Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (c) unless waived, the Borrowers or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(a)(i).

(d) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, Revolving Commitments and Revolving Exposure of any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class) or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that (i) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (ii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(e) Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any Customary Intercreditor Agreement.

(f) For the avoidance of doubt, in connection with the incurrence of any Indebtedness under Section 2.20, the definition of “Required Lenders” shall be calculated on a Pro Forma Basis in accordance with Section 1.04, Section 2.20 and the definition of Incremental Cap; provided that any waiver, amendment or modification obtained on such basis (i) will not become operative until substantially contemporaneously with the incurrence of such Indebtedness, (ii) is not required in order to avoid a covenant Default and (iii) does not affect the rights or duties under this Agreement of Lenders holding Loans or Commitments of any then outstanding Class but not the Lenders in respect of such Indebtedness to be incurred.

SECTION 9.03 Expenses; Indemnity; Damage Waiver.

(a) Holdings or a Borrower shall pay, if the Effective Date occurs, (i) all reasonable and documented or invoiced out of pocket expenses incurred by the Administrative Agent, the Collateral Agent and their Affiliates (without duplication), including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and to the extent reasonably determined by the Administrative Agent to be necessary one local counsel in each applicable jurisdiction or otherwise retained with Holdings’ consent, in each case for the Administrative Agent and the Collateral Agent, and to the extent retained with Holdings’ consent, consultants, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof and (ii) all reasonable and documented or invoiced out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent, each Issuing Bank or any Lender, including the fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, the Issuing Banks and the Lenders, in connection with the enforcement or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that such counsel shall be limited to one lead counsel and one local counsel in each applicable jurisdiction and, in the case of a conflict of interest, one additional counsel per affected party.

(b) Holdings and the Borrowers shall indemnify each Agent, each Issuing Bank, each Lender, the Lead Arrangers and the Joint Bookrunners and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of one counsel and one local counsel in each applicable jurisdiction (and, in the case of a conflict of interest, where the Indemnitee affected by such conflict notifies Holdings of the existence of such conflict and thereafter retains its own counsel, one additional counsel) for all Indemnitees (which may include a single special counsel acting in multiple jurisdictions), incurred by or asserted against any Indemnitee by any third party or by Holdings or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) to the extent in any way arising from or relating to any of the foregoing, any actual or alleged presence or Release of Hazardous Materials on, at or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, any Borrower or any Restricted Subsidiary, or any other Environmental Liability, related to Holdings, the Borrowers or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties or (ii) any dispute between or among Indemnitees that does not involve an act or omission by Holdings, any Borrower or any of the Restricted Subsidiaries except that each Agent, the Lead Arrangers and the Joint Bookrunners shall be indemnified in their capacities as such to the extent that none of the exceptions set forth in clause (i) applies to such Person at such time. This Section 9.03(b) should not apply with respect to Taxes other than Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent that Holdings or any Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, any Swingline Lender or any Issuing Bank under paragraph (a) or (b) of this Section, and without limiting Holdings’ and any Borrower’s obligation to do so, each Lender severally agrees to pay to the Administrative Agent, Collateral Agent, such Swingline Lender or such Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, Collateral Agent, such Swingline Lender or such Issuing Bank, in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate Revolving Exposure, outstanding Loans and unused Commitments at the time. The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02 (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)).

(d) To the fullest extent permitted by applicable law, none of Holdings or any Borrower shall assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.

SECTION 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void), (ii) no assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Persons who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issued any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(i) Subject to the conditions set forth in paragraphs (b)(ii) and (g) below, any Lender may assign to one or more Eligible Assignees (provided that, for the purposes of this provision, Disqualified Lenders shall be deemed to be Eligible Assignees unless a list of Disqualified Lenders has been made available to all Lenders by the Holdings) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of (A) Holdings (such consent (except with respect to assignments to competitors of Holdings or any Borrower) not to be unreasonably withheld or delayed), provided that no consent of Holdings shall be required for an assignment by a Revolving Lender (1) to a Revolving Lender or an Affiliate of a Revolving Lender that is a banking institution or (2) if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, to any other assignee; and provided, further, that Holdings shall have the right to withhold their consent to any assignment if, in order for such assignment to comply with applicable law, any Loan Party would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority, (B) the Administrative Agent (such consent not to be unreasonably withheld or delayed) and (C) each Issuing Bank and Swingline Lender (such consent not to be unreasonably withheld or delayed). In connection with obtaining Holdings’ consent to assignments in accordance with this Section, Holdings shall be permitted to designate in writing to the Administrative Agent up to two additional individuals (which, for the avoidance of doubt, may include officers or employees of Sponsor) who shall be copied on any such consent requests (or receive separate notice of such proposed assignments) from the Administrative Agent.

(ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $500,000 (and integral multiples of $100,000 in excess thereof) unless Holdings and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed), provided that no such consent of Holdings shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this subclause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (which shall include a representation by the assignee that it meets all the requirements to be an Eligible Assignee), together (unless waived by the Administrative Agent) with a processing and recordation fee of $3,500, provided that assignments made pursuant to Section 2.19(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective; provided further that such recordation fee shall not be payable in the case of assignments by any Affiliate of the Joint Bookrunners and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17(e) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws and (E) unless Holdings otherwise consents, no assignment of all or any portion of the Revolving Commitment of a Lender that is also a Swingline Lender or an Issuing Bank may be made unless (1) the assignee shall be or become a Swingline Lender and/or an Issuing Bank, as applicable, and assume a ratable portion of the rights and obligations of such assignor in its capacity as Swingline Lender and Issuing Bank, or (2) the assignor agrees, in its discretion, to retain all of its rights with respect to and obligations to make or issue Swingline Loans and Letters of Credit, as applicable, hereunder in which case the Applicable Fronting Exposure of such assignor may exceed such assignor’s Revolving Commitment for purposes of Section 2.04(a) and 2.05(b) by an amount not to exceed the difference between the assignor’s Revolving Commitment prior to such assignment and the assignor’s Revolving Commitment following such assignment; provided that no such consent of Holdings shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of Holdings and the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and interest amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by Holdings, the Borrowers and, solely with respect to its Loan or Commitments, any Lender at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(e) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (a).

(vi) The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(b) (i) Any Lender may, without the consent of Holdings, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other Persons (other than to a Person that is not an Eligible Assignee (provided that, for the purposes of this provision, Disqualified Lenders shall be deemed to be Eligible Assignees unless a list of Disqualified Lenders has been made available to all Lenders by Holdings)) (a “Participant”), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender (subject to the requirements and limitations thereof, it being understood that any tax forms required by Section 2.17(e) shall be provided solely to the Lender that sold the participation) and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18(b) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Holdings’ prior consent (not to be unreasonably withheld or delayed).

(iii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”), provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive (absent manifest error), and each Person whose name is recorded in the Participant Register pursuant to the terms hereof shall be treated as a Participant for all purposes of this Agreement, notwithstanding notice to the contrary

(c) Any Lender may, without the consent of the Borrowers, Holdings or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(d) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, such party will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrowers and Administrative Agent) providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance, amendment, renewal, increase, or extension of any Letter of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, Issuing Bank, or Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding (without any drawing having been made thereunder that has not been rejected or honored) and all amounts drawn or paid thereunder having been reimbursed in full, and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the occurrence of the Termination Date. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of any Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(f) or Section 2.05(g).

SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent and the Collateral Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank to or for the credit or the account of a Borrower against any of and all the obligations of the Borrowers then due and owing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender and applicable Issuing Bank shall notify Holdings and the Administrative Agent of such setoff and application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender and each Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Issuing Bank may have. Notwithstanding the foregoing, no amount set off from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that any Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against Holdings, the Borrowers or their respective properties in the courts of any jurisdiction.

(c) Each of parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Confidentiality.

(a) Each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to their and their Affiliates’ directors, officers, employees, trustees and agents, including accountants, legal counsel and other agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent, the Collateral Agent, the relevant Issuing Bank, or the relevant Lender, as applicable), (b) (x) to the extent requested by any regulatory authority, required by applicable law or by any subpoena or similar legal process or (y) necessary in connection with the exercise of remedies; provided that, (i) in each case, unless specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall notify Holdings of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency or other routine examinations of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information and (ii) in the case of clause (y) only, each Lender and the Administrative Agent shall use its reasonable best efforts to ensure that such Information is kept confidential in connection with the exercise of such remedies, and provided, further, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by Holdings, any Borrower or any of their Subsidiaries, (c) to any other party to this Agreement, (d) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to any Loan Party or their Subsidiaries and its obligations under the Loan Documents, (e) with the consent of Holdings, in the case of Information provided by Holdings, any Borrower or any other Subsidiary, (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than Holdings or any Borrower or (g) to any ratings agency or the CUSIP Service Bureau on a confidential basis. In addition, each of the Administrative Agent, the Collateral Agent and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments and the Borrowings hereunder. For the purposes of this Section, “Information” means all information received from Holdings or any Borrower relating to Holdings, any Borrower, any Subsidiary or their business, other than any such information that is available to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by Holdings or any Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, INTERMEDIATE PARENT, THE BORROWERS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, INTERMEDIATE PARENT, THE BORROWERS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13 USA Patriot Act. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of Title III of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Title III of the USA Patriot Act.

SECTION 9.14 Judgment Currency.

(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of Holdings and the Borrowers in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, Holdings and the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.15 Release of Liens and Guarantees. A Subsidiary Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by (and, in the case of clause (1), (2) and (3), in each case, to the extent constituting Excluded Assets, upon the request of the Borrowers, the Equity Interests of) such Subsidiary Loan Party shall be automatically released, (1) upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Restricted Subsidiary (including pursuant to a merger with a Subsidiary that is not a Loan Party or a designation as an Unrestricted Subsidiary), (2) upon the request of the Borrowers, upon any Subsidiary Loan Party becoming an Excluded Subsidiary or (3) upon the request of the Borrowers, in connection with a transaction permitted under this Agreement, as a result of which such Subsidiary Loan Party ceases to be a wholly-owned Subsidiary or otherwise becomes an Excluded Subsidiary. Initial Holdings shall be released from its obligations under the Loan Documents and the security interests created by the Security Documents in the Collateral owned by Initial Holdings shall be released upon the request of the Borrower, in connection with an IPO, as a result of which Initial Holdings ceases to be Holdings pursuant to (b)(ii) of the definition of “Holdings”. Upon (i) any sale or other transfer by any Loan Party (other than to Holdings, any Borrower or any other Loan Party) of any Collateral in a transaction permitted under this Agreement or (ii) the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral or the release of any Loan Party from its Guarantee under the Guarantee Agreement pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents or such guarantee shall be automatically released. Upon the occurrence of the Termination Date, all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. The Lenders irrevocably authorize the Administrative Agent and Collateral Agent to (i) release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(iv), (viii)(A) or (xxii) of the Endeavor Credit Agreement to the extent required by the terms of the obligations secured by such Liens pursuant to documents reasonably acceptable to the Administrative Agent and Collateral Agent) and (ii) subordinate any Lien on any Mortgaged Property if required under the terms of any lease, easement, right of way or similar agreement effecting the Mortgaged Property provided such lease, easement, right of way or similar agreement is permitted by Section 6.02 of the Endeavor Credit Agreement.

SECTION 9.16 No Fiduciary Relationship. Each of Holdings and each Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Holdings, the Borrowers, the other Subsidiaries and their Affiliates, on the one hand, and the Agents, the Issuing Banks, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Issuing Banks, the Lenders or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 9.17 [Reserved].

SECTION 9.18 Obligations Joint and Several. Notwithstanding anything herein or in any Loan Document to the contrary, the Borrowers shall have joint and several liability in respect of all Loan Document Obligations, without regard to any defense (other than the defense that payment in full has been made), setoff or counterclaim which may at any time be available to or be asserted by any other Loan Party against the Lenders, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers’ liability hereunder, in bankruptcy or in any other instance, and the Loan Document Obligations of the Borrowers hereunder shall not be conditioned or contingent upon the pursuit by the Lenders or any other person at any time of any right or remedy against the Borrowers or against any other person which may be or become liable in respect of all or any part of the Loan Document Obligations or against any Collateral or Guarantee therefor or right of offset with respect thereto. The Borrowers hereby acknowledge that this Agreement is the independent and several obligation of each Borrower (regardless of which Borrower shall have delivered a request for borrowings under Section 2.03) and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower. Each Borrower hereby expressly waives, with respect to any of the Loans made to any other Borrower hereunder and any of the amounts owing hereunder by such other Loan Parties in respect of such Loans, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Collateral Agent or any Lender exhaust any right, power or remedy or proceed against such other Loan Parties under this Agreement or any other agreement or instrument referred to herein or against any other person under any other guarantee of, or security for, any of such amounts owing hereunder.

SECTION 9.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 9.20 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that:

(i) none of the Administrative Agent or the Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any Lead Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent and each Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 9.21 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute~~”~~,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Borrowing Requests, waivers and consents) (collectively, each an “Ancillary Document”) shall be deemed to include ~~electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent,~~Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i)to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and ~~as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act~~each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii)upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (A)agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, and the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B)the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C)waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D)waives any claim against any

Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.22 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ENDEAVOR OLE BUYER, LLC,
as Holdings

By:
Name:
Title:

ON LOCATION EVENTS, LLC, as Borrower

By:
Name:
Title:

PRIMESPORT HOLDINGS INC., as Borrower

By:
Name:
Title:

[OLE Revolving Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender, Administrative Agent, Collateral Agent, Swingline Lender and an Issuing Bank

By:
Name:
Title:

[OLE Revolving Credit Agreement]

BARCLAYS BANK PLC,
as a Lender and an Issuing Bank

~~By:~~
~~Name:~~
~~Title:~~

[OLE Revolving Credit Agreement]

~~RBC CAPITAL MARKETS~~ROYAL BANK OF CANADA,
as a Lender and an Issuing Bank

By:
Name: Title:

[OLE Revolving Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender and an Issuing Bank

By:
Name:
Title:
By:
Name:
Title:

[OLE Revolving Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender and an Issuing Bank

By:
Name:
Title:
By:
Name:
Title:

[OLE Revolving Credit Agreement]

UBS AG, STAMFORD BRANCH,
as a Lender and an Issuing Bank

By:
Name:
Title:
By:
Name:
Title:

[OLE Revolving Credit Agreement]

GOLDMAN SACHS BANK USA,
as a Lender and an Issuing Bank

By:
Name: Title:

[OLE Revolving Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender and an Issuing Bank

By:
Name: Title:

[OLE Revolving Credit Agreement]

CADENCE BANK, N.A.
as a Lender and an Issuing Bank

By:
Name: Title:

[OLE Revolving Credit Agreement]

Exhibit 31.1

CERTIFICATIONS

I, Ariel Emanuel, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 of Endeavor Group Holdings, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	[omitted];

(c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 16, 2021	By:	/s/ Ariel Emanuel
Ariel Emanuel
Chief Executive Officer (principal executive officer)

Exhibit 31.2

CERTIFICATIONS

I, Jason Lublin, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 of Endeavor Group Holdings, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	[omitted];

(c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 16, 2021	By:	/s/ Jason Lublin
Jason Lublin
Chief Financial Officer (principal financial officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Endeavor Group Holdings, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 16, 2021	By:	/s/ Ariel Emanuel
Ariel Emanuel
Chief Executive Officer
(principal executive officer)

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Endeavor Group Holdings, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 16, 2021	By:	/s/ Jason Lublin
Jason Lublin
Chief Financial Officer
(principal financial officer)

EXHIBIT 99.1

IN ACCORDANCE WITH THE TEMPORARY HARDSHIP EXEMPTION PROVIDED BY RULE 201 OF REGULATION S-T, THE DATE BY WHICH THE INTERACTIVE DATA FILE IS REQUIRED TO BE SUBMITTED HAS BEEN EXTENDED BY SIX BUSINESS DAYS.